Filed Pursuant to 424(b)(5)

Registration No. 333-256180

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Equity Units(1)	2,200,000 Equity Units(2)	$100.00	$220,000,000.00	$24,002.00
Purchase Contracts	2,200,000 Purchase Contracts(3)	(4)	(4)	—
0.125% Series A Cumulative Perpetual Convertible Preferred Stock, without par value	220,000 shares(5)	(6)	(6)	—
0.125% Series B Cumulative Perpetual Preferred Stock, without par value	220,000 shares(7)	—	—	—(8)
Common Stock, without par value	(9)	—	—	—(10)
Total				$24,002.00

(1)

Each Equity Unit will consist of one purchase contract and, initially, a 1/10th, or 10%, undivided beneficial ownership in one share of 0.125% Series A Cumulative Perpetual Convertible Preferred Stock.

(2)	Includes 200,000 Equity Units issuable upon exercise of the underwriters’ option to purchase additional Equity Units from the registrant solely to cover over-allotments, if any.
(3)

Includes 200,000 Purchase Contracts issuable as part of Equity Units issuable upon exercise of the underwriters’ option to purchase additional Equity Units from the registrant solely to cover over-allotments, if any.

(4)

The Purchase Contracts will be issued and sold as part of the Equity Units. No consideration in excess of the price of the Equity Units will be received for the issuance and sale of the Purchase Contracts.

(5)

Includes 20,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock issuable as part of Equity Units issuable upon exercise of the underwriters’ option to purchase additional Equity Units from the registrant solely to cover over-allotments, if any.

(6)

The Series A Cumulative Perpetual Convertible Preferred Stock will be issued and sold as part of the Equity Units. No consideration in excess of the price of the Equity Units will be received for the issuance and sale of the Series A Cumulative Perpetual Convertible Preferred Stock.

(7)

Includes 20,000 shares of Series B Cumulative Perpetual Convertible Preferred Stock issuable upon conversion of the Series A Cumulative Perpetual Convertible Preferred Stock issuable as part of Equity Units issuable upon exercise of the underwriters’ option to purchase additional Equity Units from the registrant solely to cover over-allotments, if any.

(8)

Pursuant to Rule 457(i), no additional filing fee is payable with respect to the shares of Series B Cumulative Perpetual Convertible Preferred Stock issuable upon conversion of the Series A Cumulative Perpetual Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(9)

Includes (i) up to 7,592,420 shares of Common Stock issuable upon settlement of the Purchase Contracts based on the initial maximum settlement rate and the initial maximum number of make-whole shares issuable in connection with a fundamental change; and (ii) up to 10,043,374 shares of Common Stock issuable upon conversion of the Series A Cumulative Perpetual Convertible Preferred Stock based on the initial conversion rate of the Series A Cumulative Perpetual Convertible Preferred Stock and the initial maximum increase thereto in connection with a fundamental change. Pursuant to Rule 416, the number of shares of Common Stock whose offer and sale are registered hereby includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions.

(10)

Pursuant to Rule 457(i), no additional filing fee is payable with respect to the shares of Common Stock issuable upon conversion of the Series A Cumulative Perpetual Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege .

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 17, 2021)

2,000,000 Equity Units

(Initially Consisting of 2,000,000 Corporate Units)

UGI Corporation

UGI Corporation is offering 2,000,000 Equity Units. Each Equity Unit will have a stated amount of $100 and will initially be a “Corporate Unit” consisting of a purchase contract issued by us and, initially, a 1/10th, or 10%, undivided beneficial ownership in one share of 0.125% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share, issued by us, which we refer to as the “convertible preferred stock.”

•

The purchase contract will obligate you to purchase from us, on June 1, 2024, for a price of $100, a number of newly issued shares of our common stock equal to the settlement rate, which will not exceed 2.2826 shares (subject to adjustment in certain circumstances), as described in this prospectus supplement. We will pay you quarterly contract adjustment payments at the rate of 7.125% per year on the stated amount of $100 per Equity Unit, subject to our right to defer such contract adjustment payments as described in this prospectus supplement.

•

We will pay cumulative dividends on the convertible preferred stock, when, as, and if declared by our board of directors, quarterly in arrears, at a rate of 0.125% per year on the $1,000 liquidation preference per share of convertible preferred stock. The convertible preferred stock will be remarketed as described in this prospectus supplement. In connection with a successful remarketing of the convertible preferred stock, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.”

•

Any contract adjustment payments on the purchase contracts or any dividends on the convertible preferred stock will be paid in cash, shares of our common stock, or a combination thereof, at our election, subject to certain limitations as described in this prospectus supplement, unless we have previously irrevocably elected a contract adjustment payment method or dividend payment method to apply.

•

We may not redeem any shares of convertible preferred stock prior to September 3, 2024. We may redeem for cash all or any portion of the outstanding shares of convertible preferred stock, at our option, on or after September 3, 2024 at a redemption price equal to 100% of the liquidation preference per share of convertible preferred stock to be redeemed, plus any accumulated but unpaid dividends thereon to, but excluding, the redemption date.

•

Holders of separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to June 1, 2024 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing of the convertible preferred stock. On and after June 1, 2024, holders of shares of convertible preferred stock may convert some or all of their shares at their option at any time, all as described in this prospectus supplement.

•

The conversion rate will initially be 19.0215 shares of our common stock per share of convertible preferred stock, equivalent to an initial conversion price of approximately $52.57 per share of our common stock. The conversion rate will be subject to adjustment in certain circumstances.

•

Upon conversion, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted (i) a share of our 0.125% Series B Preferred Stock (which we refer to as the “Series B preferred stock”) or, solely with respect to conversions in connection with a redemption, up to $1,000 in cash and (ii) shares of our common stock (if any).

•

You can create Treasury Units from Corporate Units by substituting Treasury securities for your convertible preferred stock comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your convertible preferred stock for the Treasury securities comprising a part of the Treasury Units, in each case, subject to certain conditions described in this prospectus supplement.

•

Your ownership interest in the convertible preferred stock (or after a successful optional remarketing, a portion of the applicable ownership interest in a Treasury portfolio), Treasury securities or, in certain circumstances described herein, cash, as the case may be, that are components of Equity Units will be pledged to us to secure your obligation under the related purchase contract.

•

If there is a successful optional remarketing of the convertible preferred stock, and you hold Corporate Units, a portion of your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract. If there is a successful final remarketing, as described in this prospectus supplement, and you hold Corporate Units, (i) a portion of the proceeds from the remarketing equal to $1,000 multiplied by the aggregate number of shares of convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, and any remaining net proceeds will be promptly remitted to the holder after the purchase contract settlement date, and (ii) proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date.

We intend to use the net proceeds from this offering to pay a portion of the purchase price for Mountaineer Gas Company and related fees and expenses and for general corporate purposes. See “Use of Proceeds.”

Our common stock is listed and traded on the New York Stock Exchange under the symbol “UGI.” The reported last sale price of our common stock on the New York Stock Exchange on May 17, 2021 was $43.81 per share. We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “UGIC.” Prior to this offering, there has been no public market for the Corporate Units.

Investing in our Equity Units involves risks. See “Risk Factors” beginning on page S-35.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Corporate Unit	Total
Initial public offering price	$100.00	$200,000,000
Underwriting discount	$3.00	$6,000,000
Proceeds, before expenses, to UGI Corporation	$97.00	$194,000,000

The public offering price set forth above does not include accrued contract adjustment payments, if any, or accumulated dividends, if any. Contract adjustment payments on the purchase contracts will accrue, and dividends attributable to the convertible preferred stock will accumulate, for purchasers in this offering from May 25, 2021.

The underwriters will have the right, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 200,000 Corporate Units at the public offering price less the underwriting discount (plus, if applicable, accrued contract adjustment payments and accumulated dividends), in order to cover over-allotments, if any.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about May 25, 2021, which is five business days following the trade date of the Corporate Units (such settlement cycle being herein referred to as “T+5”). You should note that the trading of the Corporate Units on the trade date or the next two succeeding business days may be affected by the T+5 settlement. See “Underwriting.”

Active Bookrunners

Wells Fargo Securities	BofA Securities	Credit Suisse
Structuring Agent

Goldman Sachs & Co. LLC	J.P. Morgan

Co-Managers

Credit Agricole CIB	HSBC	Mediobanca	BNP PARIBAS	Regions Securities LLC

Citizens Capital Markets	PNC Capital Markets LLC

May 17, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, the terms “UGI,” “we,” “our,” “us” and the “Company” refer to UGI Corporation, including all of its subsidiaries and affiliates, collectively. The term “UGI Corporation” or “Parent Company” refers only to UGI Corporation, a publicly held holding company, excluding its subsidiaries and affiliates.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). Such periodic reports, proxy statements and other information filed by us are available to the public free of charge on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ugicorp.com.

This prospectus supplement omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document for complete information and to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under each of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents, the portions of those documents and the exhibits thereto that are deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 20, 2020.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 18, 2020.

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020 and March 31, 2021, filed with the SEC on February 4, 2021 and May 6, 2021, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on November 24, 2020, February 3, 2021, April 12, 2021, April 23, 2021 and May 7, 2021.

•

The description of our common stock contained in our registration statement on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and Amendment No. 2 to Form 8-B dated April 17, 1996, and any amendment or report filed with the SEC for the purpose of updating the description.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

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We will provide without charge to each person, including any beneficial owners, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

UGI Corporation

460 North Gulph Road, King of Prussia, PA 19406

(610) 337-1000

NOTE ABOUT FORWARD-LOOKING INFORMATION

Information contained in this document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that actual results almost always vary from assumed facts or bases, and the differences between actual results and assumed facts or bases can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors contained in this prospectus supplement under the caption “Risk Factors” beginning on page S-35 and the risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 20, 2020, among others, and the following important factors that could affect our future results and could cause those results to differ materially from those expressed in our forward-looking statements: (1) weather conditions, including increasingly uncertain weather patterns due to climate change, resulting in reduced demand and the seasonal nature of our business; (2) cost volatility and availability of propane and other liquefied petroleum gas (“LPG”), electricity, and natural gas, as well as the availability of LPG cylinders and the capacity to transport product to our customers; (3) changes in domestic and foreign laws and regulations, including safety, tax, consumer protection, data privacy, accounting matters, and environmental, including regulatory responses to climate change; (4) inability to timely recover costs through utility rate proceedings; (5) the impact of pending and future legal proceedings; (6) competitive pressures from the same and alternative energy sources; (7) failure to acquire new customers or retain current customers thereby reducing or limiting any increase in revenues; (8) liability for environmental claims; (9) increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; (10) adverse labor relations; (11) customer, counterparty, supplier, or vendor defaults; (12) liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas in all forms; (13) transmission or distribution system service interruptions; (14) political, regulatory and economic conditions in the United States, Europe and other foreign countries, including the current conflicts in the Middle East and the withdrawal of the United Kingdom from the European Union, and foreign currency exchange rate fluctuations, particularly the euro; (15) capital market conditions, including reduced access to capital markets and interest rate fluctuations; (16) changes in commodity market prices resulting in significantly higher cash collateral requirements; (17) reduced distributions from subsidiaries impacting the ability to pay dividends; (18) changes in Marcellus and Utica Shale gas production; (19) the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our businesses; (20) our ability to successfully integrate acquired businesses and achieve anticipated synergies; (21) the interruption, disruption, failure or malfunction of our information technology systems, including due to cyber attack; (22) the inability to

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complete pending or future energy infrastructure projects; (23) our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future business transformation initiatives, including the impact of customer service disruptions resulting in potential customer loss due to the transformation activities; (24) uncertainties related to a global pandemic, including the duration and/or impact of the COVID-19 pandemic; and (25) the extent to which we are able to utilize certain tax benefits currently available under the CARES Act and similar tax legislation and whether such benefits will remain available in the future. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. We undertake no obligation to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws.

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PROSPECTUS SUMMARY

The following summary contains certain information about us and the offering of the Equity Units. It does not contain all of the information that may be important to you in making a decision to invest in the Equity Units. We urge you to carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including our financial statements and related notes. You should also read the sections entitled “Note About Forward-Looking Information” and “Risk Factors” in this prospectus supplement, the “Forward-Looking Information” and “Risk Factors” sections our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 20, 2020, and any subsequently filed Exchange Act reports, for a discussion of important risks that you should consider before investing in the Equity Units.

UGI Corporation

UGI Corporation is a holding company that, through subsidiaries and affiliates, distributes, stores, transports and markets energy products and related services. In the United States, we own and operate (1) a retail propane marketing and distribution business, (2) natural gas and electric distribution utilities, and (3) energy marketing, midstream infrastructure, storage, natural gas gathering and processing, natural gas production, electricity generation and energy services businesses. In Europe, we market and distribute LPG and other energy products and services. Our subsidiaries and affiliates operate principally in the following four business segments:

•	AmeriGas Propane

•	UGI International

•	Midstream & Marketing

•	UGI Utilities

The AmeriGas Propane segment consists of the propane distribution business of AmeriGas Partners, L.P., a Delaware limited partnership and an indirect wholly owned subsidiary of UGI (the “Partnership”). In addition to distributing propane, the Partnership also sells, installs, and services propane appliances, including heating systems. The Partnership conducts its propane distribution business through its principal operating subsidiary, AmeriGas Propane, L.P., and is the nation’s largest retail propane distributor. The general partner of AmeriGas Partners is our wholly owned subsidiary, AmeriGas Propane, Inc. Following completion of the merger of AmeriGas Propane Holdings, LLC with and into the Partnership on August 21, 2019, the Partnership is an indirect, wholly owned subsidiary of UGI.

The UGI International segment consists of LPG distribution businesses conducted by our subsidiaries and affiliates in France, Poland, Austria, Hungary, the Czech Republic, Slovakia, Switzerland, Romania, Belgium, the Netherlands, Luxembourg, the United Kingdom, Italy, Finland, Denmark, Norway and Sweden. In addition, UGI International conducts an energy marketing business in France, Belgium, the Netherlands and the United Kingdom. Based on Fiscal 2020 volumes, UGI International believes that it is the largest distributor of LPG in France, Austria, Belgium, Denmark, Luxembourg and Norway and one of the largest distributors of LPG in Poland, Hungary, the Czech Republic, Slovakia, the Netherlands and Sweden.

The Midstream & Marketing segment consists of energy-related businesses conducted by our indirect, wholly owned subsidiary, UGI Energy Services, LLC (“Energy Services”). These businesses (i) conduct energy marketing, including renewable natural gas, in the Mid-Atlantic region of the United States and California, (ii) own and operate natural gas liquefaction, storage and vaporization facilities and propane-air mixing assets, (iii) manage natural gas pipeline and storage contracts, (iv) develop, own and operate pipelines, gathering infrastructure and gas storage facilities in the Marcellus and Utica Shale regions of Pennsylvania, eastern Ohio, and the panhandle of West Virginia, and (v) own electricity generation facilities. Energy Services and its subsidiaries’ storage, liquefied natural gas and portions of its midstream transmission operations are subject to regulation by the Federal Energy Regulatory Commission (“FERC”).

The UGI Utilities segment consists of the regulated natural gas and electric distribution businesses of our wholly owned subsidiary, UGI Utilities, Inc. (“UGI Utilities”). UGI Utilities’ regulated natural gas distribution business (“Gas Utility”) serves approximately 670,000 customers in eastern and central Pennsylvania and more than 500 customers in portions of one Maryland county. UGI Utilities’ regulated electric distribution utility (“Electric Utility”) serves more than 62,500 customers in portions of Luzerne and Wyoming counties in northeastern Pennsylvania. Gas Utility is subject to regulation by the Pennsylvania Public Utility Commission (“PAPUC”) and FERC and, with respect to its customers in Maryland, the Maryland Public Service Commission. Electric Utility is subject to regulation by the PAPUC and FERC.

We filed our original articles of incorporation with the Secretary of the Commonwealth of Pennsylvania on December 20, 1991.

Our principal executive offices are located at 460 North Gulph Road, King of Prussia, PA 19406, and our telephone number is (610) 337-1000.

Recent Developments

On December 29, 2020, we signed a definitive agreement to acquire Mountaineer Gas Company (“Mountaineer”), the largest natural gas distribution company in West Virginia, for a preliminary purchase price of $540 million, which includes the assumption of approximately $140 million of debt (the “Mountaineer Acquisition”). Mountaineer serves nearly 215,000 customers across 50 of the state’s 55 counties. The Mountaineer Acquisition is pending and is subject to customary regulatory and other closing conditions, including approval by the Public Service Commission of West Virginia and federal antitrust clearance, and is expected to close in the second half of calendar year 2021.

On May 4, 2021 (the “Restatement Effective Date”), we amended and restated our senior unsecured facilities agreement, comprising of a $250 million term loan facility maturing on August 1, 2024, a $300 million term loan facility maturing on the four year anniversary of the Restatement Effective Date (the “Term A-2 Loans”), and a $300 million revolving credit facility (including a $10 million sublimit for letters of credit) maturing on August 1, 2024 (the “Senior Credit Facility”). The amendment, among other things, (i) creates a new four-year, $300 million delayed draw term loan facility under the Senior Credit Facility (the “Term A-3 Loans”) in the form of delayed draw commitments subject to be drawn pursuant to certain conditions set forth therein, (ii) extends the Term A-2 Loans’ maturity date to match the Term A-3 Loans’ maturity date, and (iii) amends the financial covenant governing the maximum net leverage ratio to permit a maximum of 4.50x, with a 0.25x step-up during an Acquisition Period (as defined in the Senior Credit Facility), including the applicable period following the Mountaineer Acquisition.

On May 7, 2021, our subsidiary, UGI Utilities, Inc., entered into a Note Purchase Agreement (the “Note Purchase Agreement”) relating to the private placement of $100 million senior notes, series A, priced at 1.59% with a maturity date of June 15, 2026 (the “Series A Notes”) and $75 million senior notes, series B, priced at 1.64% with a maturity date of September 15, 2026 (the “Series B Notes”). Funding of the Series A Notes is expected on or before June 15, 2021, and funding of the Series B Notes is expected on or before September 15, 2021. Proceeds from the Note Purchase Agreement are expected to be used to refinance indebtedness and for general corporate purposes.

Risk Factors

Investing in the Equity Units involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-35 of this prospectus supplement and the risk factors described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 20, 2020, as well as all other information included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

SUMMARY OF THE OFFERING

Issuer	UGI Corporation, a Pennsylvania corporation.

Securities Offered	2,000,000 Equity Units (or 2,200,000 Equity Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100, and consisting of Corporate Units, Treasury Units or Cash Settled Units as described below. The Equity Units offered will initially consist of Corporate Units.

The Corporate Units	Each Corporate Unit consists of a purchase contract and, initially, a 1/10th, or 10%, undivided beneficial ownership interest in one share of our 0.125% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share, which we refer to as a share of “convertible preferred stock.” The shares of convertible preferred stock that are components of your Corporate Units will be owned by you, but initially will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract. They will be released from the pledge arrangement (1) following a successful remarketing of the convertible preferred stock as described under “Remarketing the Convertible Preferred Stock” below, (2) following the creation of Treasury Units as described under “Creating Treasury Units and Recreating Corporate Units” below, (3) following the creation of Cash Settled Units as described under “Cash Settled Units” below, (4) following the early settlement of the purchase contracts as described under “Early Settlement of the Purchase Contracts at Your Option” below or (5) following certain events of our bankruptcy, insolvency or reorganization.

Holders of Corporate Units will be entitled to receive, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “payment date”), commencing on September 1, 2021, distributions consisting of:

•

dividends on the convertible preferred stock, when, as and if declared by our board of directors out of funds legally available for the payment of dividends (or, if the convertible preferred stock has been replaced by the Treasury portfolio (as defined under the caption “Description of the Purchase Contracts — Purchase of Common Stock — Optional Remarketing”), distributions, if any, from a portion of the Treasury portfolio, as described under “Remarketing the Convertible Preferred Stock” below); and

•	contract adjustment payments on the purchase contracts payable by us, subject to our right to defer contract adjustment payments as described below.

All such distributions by us may be payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, as described below, unless we have previously irrevocably elected a dividend payment method or contract adjustment payment method to apply as described in this prospectus supplement. We are not obligated to declare or pay dividends on the convertible preferred stock, except that all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date, whether or not declared, unless payment of dividends on our preferred stock is not permitted under the Pennsylvania Business Corporation Law (a “dividend deficiency event”). If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

The Purchase Contracts

Settlement Rate	Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on June 1, 2024, which we refer to as the “purchase contract settlement date,” for $100, a number of newly issued shares of our common stock, which we call the “settlement rate.” However, if the purchase contract settlement date is not a business day, then settlement of the purchase contracts will occur on the next business day. The settlement rate, which will not exceed 2.2826 shares (subject to adjustment in certain circumstances) (the “maximum settlement rate”), will be determined over a 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding the purchase contract settlement date (such 20 consecutive trading day period, the “market value averaging period”) and will be calculated as follows:

•

if the applicable market value of our common stock is less than or equal to the “reference price,” which is initially equal to $43.81 and is subject to adjustment, the settlement rate will be the maximum settlement rate; and

•

if the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by the applicable market value.

The reference price initially equals the closing price of our common stock on the New York Stock Exchange on May 17, 2021.

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UGI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts — Purchase of Common Stock,” or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

An adjusted settlement rate may apply in certain circumstances if you elect to settle your purchase contract early, as described under “Early Settlement of the Purchase Contracts at Your Option” below. In addition, the maximum settlement rate and reference price are subject to adjustment in certain circumstances.

Contract Adjustment Payments	Under the purchase contracts, we will be obligated to pay quarterly contract adjustment payments at the rate of 7.125% per year on the stated amount of $100 per purchase contract. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on each payment date, commencing on September 1, 2021, subject to our right to defer such payments.

We may elect to pay contract adjustment payments on the purchase contracts in cash, shares of our common stock, or a combination of cash and shares of our common stock, unless we have previously irrevocably elected a contract adjustment payment method to apply as described in this prospectus supplement. If we elect, or have previously irrevocably elected, to make any contract adjustment payment, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

We have the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date; provided that upon a fundamental change early settlement or if you elect to settle your purchase contract early, in each case as described in this prospectus supplement, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon) on such purchase contract to, but excluding, the fundamental change early settlement date or to, but excluding, the payment date immediately preceding the early settlement date in connection with your election to settle your purchase contract early, as applicable. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.25% per year until paid, compounded quarterly, to, but excluding, the payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay dividends on, make distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the convertible preferred stock and our 0.125% Series B Preferred Stock (which we refer to as the “Series B preferred stock”)), subject to the exceptions set forth under “Description of the Purchase Contracts — Contract Adjustment Payments.”

Upon our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

Treasury Units	A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/10th undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to June 1, 2024 (or, if such date is not a business day, the next business day) (e.g., CUSIP No. 9128207H4), which we refer to as a “Treasury security.”

The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us as described above, subject to our right to defer contract adjustment payments. The holders of the Treasury Units will continue to receive the quarterly dividend payments (when, as and if declared by our board of directors) on the shares of convertible preferred stock that were released to them when they created the Treasury Units as long as they continue to hold such shares (subject to any modifications made thereon pursuant to a successful remarketing of the convertible preferred stock).

Creating Treasury Units and Recreating Corporate Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, at any time prior to a successful remarketing of the convertible preferred stock and other than during a blackout period (as defined under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock”), to substitute for the related convertible preferred stock held by the collateral agent Treasury securities in an aggregate principal amount at maturity equal to $1,000 multiplied by the number of shares of convertible preferred stock for which substitution is being made. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Treasury Units, and the related shares of convertible preferred stock will be released to the holder and be tradable separately from the Treasury Units. After a successful remarketing of the convertible preferred stock, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units.

In addition, subject to certain exceptions described in this prospectus supplement, each holder of Treasury Units will have the right, at any time prior to a successful remarketing of the convertible preferred stock and other than during a blackout period, to substitute for the related Treasury securities held by the collateral agent a number of shares of convertible preferred stock with a per share $1,000 liquidation preference equal to the aggregate principal amount at maturity of the Treasury securities with respect to which substitution is being made divided by $1,000. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make this substitution only in integral multiples of 10 Treasury Units. This substitution will recreate

Corporate Units, and the collateral agent will release from the pledge the related Treasury securities. After a successful remarketing of the convertible preferred stock, holders of Treasury Units may not recreate Corporate Units.

No Equity Units may be created or recreated from Series B preferred stock.

Cash Settled Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, during a period specified in this prospectus supplement preceding the first day of the final remarketing period, to substitute for the related convertible preferred stock held by the collateral agent cash in an amount equal to $1,000 multiplied by the number of shares of convertible preferred stock for which substitution is being made. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Cash Settled Units, and the share(s) of convertible preferred stock will be released to the holder and be tradable separately from the Corporate Units.

A holder of Treasury Units may not create Cash Settled Units, and a holder of Cash Settled Units may not create Treasury Units or recreate Corporate Units.

No Equity Units may be created or recreated from Series B preferred stock.

Early Settlement of the Purchase Contracts at Your Option
You can settle a purchase contract for cash at any time prior to the close of business on the business day immediately preceding the first day of the market value averaging period, subject to certain exceptions and conditions described under “Description of the Purchase Contracts — Early Settlement” in this prospectus supplement. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of newly issued shares of our common stock determined over a 20 consecutive trading day period beginning on the trading day immediately following the day you exercise this right, which we refer to as the “early settlement averaging period.” The number of shares of our common stock we will deliver will equal 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “Settlement Rate” above as if the applicable market value were the average of the daily VWAPs of our common stock during the early settlement averaging period. Holders of Corporate Units and Treasury Units may settle early, other than in connection with a fundamental change as described below, only in integral multiples of 10 Equity Units.

In addition, upon the occurrence of a “fundamental change” as defined in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to settle your purchase contracts early at the settlement rate determined as described above under “Settlement Rate” (and not at a reduced rate as described in the immediately preceding paragraph), but over a market value averaging period as described in this prospectus supplement, plus an additional make-whole amount of shares determined as described in this prospectus supplement. See “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.”

Holders of Corporate Units and Treasury Units may settle early in connection with a fundamental change only in integral multiples of 10 Equity Units.

Satisfying Your Payment Obligations under the Purchase Contracts	As a holder of Corporate Units, Treasury Units or Cash Settled Units, you may satisfy your obligation to pay the aggregate purchase price for our common stock under the purchase contracts as follows:

•

through the automatic application of the proceeds of a successful remarketing of the convertible preferred stock during a final remarketing period, in the case of Corporate Units, in the manner described in this prospectus supplement;

•

through the automatic application of the proceeds of the Treasury securities, in the case of a Treasury Unit; the cash held by the collateral agent, in the case of a Cash Settled Unit; or a portion of the proceeds from the Treasury portfolio if it has replaced the convertible preferred stock underlying the Corporate Units in a successful optional remarketing;

•	through early settlement of your purchase contracts in the manner described in this prospectus supplement; or

•

through the automatic delivery to us of your convertible preferred stock held as part of Corporate Units as described below if no successful remarketing of the convertible preferred stock has occurred prior to the purchase contract settlement date and none of the above events has taken place (subject to your right to elect to pay the aggregate purchase price in cash as described under “Automatic Settlement Upon Failed Final Remarketing” below).

Termination

The purchase contracts and our rights and obligations and the rights and obligations of the holders of the Corporate Units, Treasury Units and Cash Settled Units under the purchase contracts will terminate without any further action upon certain events of bankruptcy, insolvency or reorganization involving us

(and not a bankruptcy, insolvency or reorganization involving only our subsidiaries), which we refer to as “termination events.”

The Convertible Preferred Stock

Dividends	Holders of the convertible preferred stock will receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 0.125% per year (the “dividend rate”) on the $1,000 liquidation preference per share. Dividends on the convertible preferred stock will accumulate from the first date of original issuance of the convertible preferred stock and will be payable when, as and if declared by our board of directors, quarterly in arrears on each payment date, beginning on September 1, 2021.

We may elect to pay dividends on the convertible preferred stock in cash, shares of our common stock, or a combination of cash and shares of our common stock, unless we have previously irrevocably elected a dividend payment method to apply as described in this prospectus supplement. If we elect, or have previously irrevocably elected, to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at the applicable five-day average price, multiplied by 97%.

In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the convertible preferred stock may be increased as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock” below.

Cumulative dividends on the convertible preferred stock will only be paid when, as and if declared by our board of directors. Dividends on the convertible preferred stock will accumulate even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. Any accumulated but unpaid dividends will accumulate additional dividends at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with a remarketing) until paid, compounded quarterly, to, but excluding, the payment date. We may declare and pay accumulated but unpaid dividends (including compounded dividends thereon, if any) on a payment date in cash, shares of our common stock, or a combination thereof, as described above, unless we have previously irrevocably elected a dividend payment method to apply.

Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

So long as any share of convertible preferred stock remains outstanding, unless all accumulated but unpaid dividends (including compounded dividends thereon, if any) for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of convertible preferred stock, we will not: (i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock, including the Series B preferred stock (if any); (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock, including the Series B preferred stock (if any); or (iii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to the purchase contracts or make any payments (including any contract adjustment payments) under the purchase contracts or any payment under any agreement similar to that of the purchase contract and pledge agreement, subject to certain exceptions. See “Description of the Convertible Preferred Stock — Dividends.”

Maturity	The convertible preferred stock has no maturity date and will remain outstanding unless converted by holders or redeemed by us.

Ranking	The convertible preferred stock will rank, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•	on parity with any class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock, including the Series B preferred stock (if any);

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, as such, will rank senior in right of payment to the convertible preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock. If and when issued, any Series B preferred stock will rank on parity with the convertible preferred stock. As of March 31, 2021, we had $6,386 million principal amount of outstanding indebtedness, all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred shareholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of convertible preferred stock will have the right to receive $1,000 per share of convertible preferred stock, plus accumulated but unpaid dividends, if any (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the convertible preferred stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of our senior stock.

Limited Voting Rights	Holders of shares of convertible preferred stock will generally have no voting rights, except as set forth in this prospectus supplement. However, if dividends on any shares of convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, holders of the outstanding shares of convertible preferred stock, together with holders of any other series of our preferred stock ranking equally with the convertible preferred stock as to payment of dividends and upon which equivalent voting rights have been conferred (including the Series B preferred stock (if any)) and are exercisable, will be entitled to vote for the election of two additional directors to our board, subject to the terms and to the limited extent described under “Description of the Convertible Preferred Stock — Limited Voting Rights — Preferred Stock Directors.” In matters where holders of the convertible preferred stock are entitled to vote, each share of convertible preferred stock will be entitled to one vote.

Redemption at Our Option	We do not have the right to redeem the convertible preferred stock prior to September 3, 2024. We may redeem for cash all or part of the convertible preferred stock, at our option, on or after September 3, 2024 at a redemption price equal to 100% of the liquidation preference of the shares of convertible preferred stock to be redeemed, plus any accumulated but unpaid dividends (whether or not declared) to, but excluding, the redemption date. No “sinking fund” is provided for the convertible preferred stock, which means that we are not required to redeem or retire the convertible preferred stock periodically.

We will give notice of any redemption not less than 25 scheduled trading days nor more than 90 calendar days before the redemption date by notice to each applicable holder of convertible preferred stock. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date. See “Description of the Convertible Preferred Stock — Optional Redemption.”

In connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025 as described under “Description of the Purchase Contracts — Remarketing” and “Description of the Convertible Preferred Stock — Remarketing.”

If any shares of convertible preferred stock are called for redemption, we must also call for redemption a proportionate number of outstanding shares of Series B preferred stock, if any, on the same redemption date.

Conversion Rights

Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of Corporate Units may be converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to June 1, 2024 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing of the convertible preferred stock. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts to convert the convertible preferred stock in connection with a fundamental change, the holder must either (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early (at any time other than during a blackout period) or (3) during the period after the date we give notice of a final remarketing, create Cash Settled Units at or prior to the close of business on the second business day immediately preceding the first day of the final remarketing period. If a fundamental change occurs prior to a successful remarketing of the convertible preferred stock, holders of separate shares of convertible preferred stock can convert such shares at any time from or after the effective date of such transaction to, and including, the 35th business day after such effective date, as described in this prospectus supplement. Conversions in connection with such fundamental change will be settled on the second business day following the final trading day of a 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding the fundamental change conversion deadline (as defined herein under “Description of the Convertible Preferred Stock — Conversion Rights — General”).

On and after June 1, 2024, holders of shares of convertible preferred stock may, at their option, at any time and from time to time, convert their shares, all as described in this prospectus supplement.

The conversion rate is initially 19.0215 shares of our common stock per share of convertible preferred stock (subject to adjustment in certain circumstances), which is equivalent to an initial conversion price of approximately $52.57 per share of our common stock.

In connection with a successful remarketing of the convertible preferred stock, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed

Preferred Stock.” The changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock, if any, will become effective on the settlement date of such remarketing (subject to a limited exception described in this prospectus supplement with respect to any increase to the dividend rate for a dividend period for which we have already declared the related dividend).

Upon surrender of convertible preferred stock for conversion, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted (i) a share of Series B preferred stock (or, solely with respect to conversions in connection with a redemption (an “induced conversion”), up to $1,000 in cash plus all accumulated but unpaid dividends (whether or not declared), if any, on such converted convertible preferred stock to, but excluding, the payment date immediately preceding the relevant conversion date) and (ii) shares of our common stock (if any), as described under “Description of the Convertible Preferred Stock — Settlement Upon Conversion.”

A conversion of shares of convertible preferred stock will be deemed for these purposes to be an induced conversion if such shares have been called for redemption and the relevant conversion date occurs from, and including, the date of our notice of redemption to, and including, the second business day immediately preceding the redemption date.

The amount of cash (in the case of an induced conversion) and number of shares of our common stock, if any, due upon conversion will be calculated based on daily conversion values calculated over a 20 trading day observation period, as described under “Description of the Convertible Preferred Stock — Conversion Rights — Settlement Upon Conversion.” In the case of an induced conversion, the converting holder will also receive all accumulated but unpaid dividends (whether or not declared), if any, on such converted convertible preferred stock to, but excluding, the payment date immediately preceding the relevant conversion date.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited case where the fundamental change occurs prior to a successful remarketing of the convertible preferred stock and the “stock price” (as defined under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below) for such fundamental change is less than $52.57 per share of our common stock (subject to adjustment in certain circumstances), which initially equals the conversion price of the convertible preferred stock.

We will not make any payments in respect of, or adjust the conversion rate to account for, accumulated but unpaid dividends, if any, on the convertible preferred stock to the conversion date except as described in this prospectus supplement. However, subject to the provisions described in this prospectus supplement, all shares of Series B preferred stock delivered to a converting holder upon conversion will have initial accumulated dividends per share at issuance (the “initial accumulated dividends”) equal to the amount of any accumulated but unpaid dividends per share on the convertible preferred stock (including compounded dividends thereon) to, but excluding, date of issuance of such Series B preferred stock to the converting holder.

Remarketing the Convertible Preferred Stock	Unless (i) a termination event has occurred, (ii) there are any accumulated but unpaid dividends on the convertible preferred stock in respect of prior completed dividend periods or (iii) we have not declared a dividend payable on the March 1, 2024 payment date, we may elect, at our option, to remarket the convertible preferred stock during a period (which we refer to as the “optional remarketing window”) beginning on and including March 1, 2024 and ending on and including May 13, 2024. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include the shares of convertible preferred stock underlying the Corporate Units and separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock — Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we issue a press release and give to the depositary at least 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain, and the optional remarketing will be considered successful if the remarketing agent is able to obtain, a price (i) for shares of convertible preferred stock that are components of Corporate Units that results in aggregate net proceeds equal to at least 100% of the aggregate Treasury portfolio purchase price (as defined in “Description of the Purchase Contracts — Optional Remarketing”) and (ii) for shares of convertible preferred stock that are not included in Corporate Units, at least equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock — Remarketing of Shares That Are Not Included in Corporate Units”), which will be the same price, on a per share basis, as shares of convertible preferred stock included in Corporate Units. To obtain that price, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.” The increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by, and any other changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock will be determined by, our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear and the terms the convertible preferred stock should include in order for the aggregate net remarketing proceeds to equal at least the sum of (x) 100% of the Treasury portfolio purchase price and (y) the separate convertible preferred stock purchase price for shares of convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing of the convertible preferred stock. We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin such optional remarketing.

If the optional remarketing is successful:

•

the modifications, if any, made to the terms of the convertible preferred stock in connection with the optional remarketing as described above will become effective on the settlement date for such optional remarketing (subject to a limited exception described in this prospectus supplement with respect to any increase to the dividend rate for a dividend period for which we have already declared the related dividend);

•	dividends will continue to be payable on the convertible preferred stock quarterly at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with such remarketing), when, as and if declared by our board of directors;

•

the portion of the proceeds from the remarketing attributable to shares of convertible preferred stock that were components of Corporate Units that is equal to the Treasury portfolio purchase price will automatically be applied to purchase the Treasury portfolio and any remaining net proceeds attributable to the remarketing of such shares will be promptly remitted to the holders of such Corporate Units after the optional remarketing settlement date; and

•

proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the optional remarketing settlement date.

The Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and, solely with respect to the Treasury securities described in clause (i) of the definition of the “Treasury portfolio” (see “— Purchase of Common Stock — Optional Remarketing”), such Treasury securities will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to the $1,000 initial liquidation preference of the substituted shares will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the related 10 purchase contracts on the purchase contract settlement date. See “Description of the Purchase Contracts — Remarketing” in this prospectus supplement.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the terms of the convertible preferred stock will not be modified and the shares of convertible preferred stock (other than separate shares of convertible preferred stock) will continue to be components of Corporate Units and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.

If the convertible preferred stock has not been successfully remarketed in the optional remarketing window, a termination event has not previously occurred and you do not create a Cash Settled Unit or a Treasury Unit as described in this prospectus supplement, the convertible preferred stock that is part of your Corporate Units, together with any separate shares of convertible preferred stock that have been submitted for remarketing, will be remarketed during a five-business day remarketing period ending on, and including, May 30, 2024 (the second business day immediately preceding the purchase contract settlement date) until the remarketing is successful (if at all). We refer to this period as the “final remarketing period,” a remarketing that occurs during this period as a “final remarketing,” and the date we price the convertible preferred stock offered in a final remarketing as the “final remarketing date.”

The remarketing agent will remarket the convertible preferred stock underlying the Corporate Units, and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing, during each business day of the final remarketing period until the remarketing is successful (if at all).

The remarketing agent will use its reasonable best efforts to obtain, and the final remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in net proceeds of at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. To obtain that price, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.” The increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by, and any other changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock will be determined by, our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear and the terms the convertible preferred stock should include in order for the aggregate net remarketing proceeds to equal at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing of the convertible preferred stock. We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the final remarketing as described in this prospectus supplement.

If the final remarketing is successful:

•	except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date;

•

dividends will continue to be payable on the convertible preferred stock quarterly at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with such remarketing), when, as and if declared by our board of directors;

•

modifications, if any, made to the terms of the convertible preferred stock in connection with the final remarketing as described above will take effect on the settlement date for the final remarketing;

•

a portion of the net proceeds from the remarketing equal to $1,000 multiplied by the aggregate number of shares of convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, and any remaining net proceeds will be promptly remitted to the holders of such Corporate Units after the purchase contract settlement date; and

•

proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date.

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, the terms of the convertible preferred stock will not be modified, and all shares of convertible preferred stock held as part of Corporate Units will be automatically delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, as described under “Automatic Settlement Upon Failed Final Remarketing” below.

Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon, if any), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

We refer to each optional remarketing and the final remarketing described above as a “remarketing.”

During the applicable blackout period relating to a remarketing, you may not settle a purchase contract early, you may not create Treasury Units and you may not recreate Corporate Units.

Changes in Connection with Remarketing

In connection with a successful remarketing of the convertible preferred stock, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.” The changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock, if any, will become effective on the settlement date of such remarketing, which will be, (i) in the case of an optional remarketing, the second business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and (ii) in the case of the final remarketing period, the purchase contract settlement date (or, if such date is not a business day, then next business day); provided, however, that if (i) the dividend rate on the convertible preferred stock is increased in connection with any remarketing; (ii) as of the pricing date of such remarketing, we have declared a dividend on the convertible preferred stock or the Series B preferred stock in respect of the payment date occurring on the purchase contract settlement date; and (iii) the remarketing settlement date occurs before the purchase contract settlement date, then such increase to the dividend rate instead will become effective from, and including, the purchase contract settlement date. The increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by, and any other changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock will be determined by, our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear and the terms the convertible preferred stock should include in order for the aggregate net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the Treasury portfolio purchase price and (y) the separate convertible preferred stock purchase price for shares of convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing of the convertible preferred stock.

If the convertible preferred stock is not successfully remarketed, no terms of the convertible preferred stock will be changed.

Election Not to Participate in the Remarketing	You may elect not to participate in any remarketing and to retain the convertible preferred stock underlying your Corporate Units by:

•	creating Treasury Units or Cash Settled Units as described above; or

•	settling purchase contracts early as described above.

Whether or not you participate in the remarketing, upon a successful remarketing of the convertible preferred stock, your shares of convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts — Remarketing” and “Description of the Convertible Preferred Stock — Remarketing.”

Participation in a Remarketing by Holders of Separate Shares of Convertible Preferred Stock

Holders of shares of convertible preferred stock that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their shares remarketed by the remarketing agent along with the shares included in the Corporate Units. See “Description of the Convertible Preferred

Stock — Remarketing of Shares That Are Not Included in Corporate Units.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time other than during a blackout period, as described under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock.” Whether or not you participate in the remarketing, upon a successful remarketing of the convertible preferred stock, your shares of convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts — Remarketing” and “Description of the Convertible Preferred Stock — Remarketing.”

Automatic Settlement upon Failed Final Remarketing	If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date unless the holder separately cash settles the purchase contracts as described below.

The ownership interest in the convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate such cash only in integral multiples of 10 Corporate Units.

The Series B Preferred Stock

Issuance	We may issue an aggregate of up to 200,000 shares of Series B preferred stock, or up to 220,000 shares if the underwriters exercised in full their over-allotment option on the Corporate Units, upon optional conversion of the convertible preferred stock as described under “Description of the Convertible Preferred Stock — Conversion Rights — Settlement Upon Conversion.” The Series B preferred stock will not be pledged to us to secure your obligation under any purchase contract.

Dividends	Holders of the Series B preferred stock will receive, when, as and if declared by our board of directors, cumulative dividends at the dividend rate on the $1,000 liquidation preference per share. The Series B preferred stock delivered to a holder upon conversion will have initial accumulated dividends at issuance. Dividends on the Series B preferred stock will continue to accumulate from the date of original issuance of the Series B preferred stock and will be payable when, as and if declared by our board of directors, quarterly in arrears on each payment date, beginning on the first payment date following the date on which the Series B preferred stock is first issued.

We may elect to pay dividends on the Series B preferred stock in cash, shares of our common stock, or a combination of cash and shares of our common stock, unless we have previously irrevocably elected a dividend payment method to apply as described in this prospectus supplement. If we elect, or have previously irrevocably elected, to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at the applicable five-day average price, multiplied by 97%.

The Series B preferred stock will not be subject to remarketing. In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the Series B preferred stock may be increased as described under “Description of the Series B Preferred Stock — Increased Dividend Rate” below.

Dividends on the Series B preferred stock will accumulate even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. Any accumulated but unpaid dividends will accumulate additional dividends at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with a remarketing) until paid, compounded quarterly, to, but excluding, the payment date. We may declare and pay accumulated but unpaid dividends (including compounded dividends thereon, if any) on a payment date in cash, shares of our common stock, or a combination thereof, as described above, unless we have previously irrevocably elected a dividend payment method to apply.

Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the outstanding shares of Series B preferred stock, if any, as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, we will have no obligation to pay the then accumulated but unpaid dividends on the outstanding Series B preferred stock (if any) on the purchase contract settlement date (or such next business day) to the holders of the shares of Series B preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such Series B preferred stock for so long as the Series B preferred stock remains outstanding, and such dividends will be payable to the holders of such Series B preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

So long as any share of Series B preferred stock remains outstanding, unless all accumulated but unpaid dividends (including compounded dividends thereon, if any) for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Series B preferred stock, we will not: (i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the Series B preferred stock, including the convertible preferred stock; (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the Series B preferred stock, including the convertible preferred stock; or (iii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to the purchase contracts or make payments (including any contract adjustment payments) under the purchase contracts or any payment under any agreement similar to that of the purchase contract and pledge agreement, subject to certain exceptions. See “Description of the Series B Preferred Stock — Dividends.”

Maturity	The Series B preferred stock has no maturity date and will remain outstanding unless redeemed by us.

Ranking	The Series B preferred stock will rank, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series B preferred stock;

•	on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series B preferred stock, including the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, as such, will rank senior in right of payment to the Series B preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the Series B preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to or on parity with the Series B preferred stock. When issued, our convertible preferred stock will rank on parity with the Series B preferred stock. All our indebtedness will rank senior in right of payment to the Series B preferred stock. In addition, the Series B preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred shareholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the Series B preferred stock would have any claims to those assets.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of Series B preferred stock will have the right to receive $1,000 per share of Series B preferred stock, plus accumulated but unpaid dividends, if any (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series B preferred stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of our senior stock.

Limited Voting Rights	Holders of shares of Series B preferred stock will generally have no voting rights, except as set forth in this prospectus supplement. However, if dividends on any shares of Series B preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, holders of the outstanding shares of Series B preferred stock, together with holders of any other series of our preferred stock ranking equally with the Series B preferred stock as to payment of dividends and upon which equivalent voting rights have been conferred (including the convertible preferred stock) and are exercisable, will be entitled to vote for the election of two additional directors to our board, subject to the terms and to the limited extent described under “Description of the Series B Preferred Stock — Limited Voting Rights — Preferred Stock Directors.” In matters where holders of the Series B preferred stock are entitled to vote, each share of Series B preferred stock will be entitled to one vote.

Redemption at Our Option	We do not have the right to redeem the Series B preferred stock prior to September 3, 2024. We may redeem for cash all or part of the Series B preferred stock, at our option, on or after September 3, 2024 at a redemption price equal to 100% of the liquidation preference of the shares of Series B preferred stock to be redeemed, plus any accumulated but unpaid dividends (whether or not declared) to, but excluding, the redemption date. No “sinking fund” is provided for the Series B preferred stock, which means that we are not required to redeem or retire the Series B preferred stock periodically.

We will give notice of any redemption not less than 25 scheduled trading days nor more than 90 calendar days before the redemption date by notice to each applicable holder of Series B preferred stock. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date. See “Description of the Series B Preferred Stock — Optional Redemption.”

In connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025 as described under “Description of the Purchase Contracts — Remarketing” and “Description of the Convertible Preferred Stock — Remarketing.” In that case, the earliest redemption date for the Series B preferred stock will be changed to such later date.

If any shares of Series B preferred stock are called for redemption, we must also call for redemption a proportionate number of outstanding shares of convertible preferred stock, if any, on the same redemption date.

Increased Dividend Rate	In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the convertible preferred stock may be increased as described under “Description of the Purchase Contracts — Remarketing” and “Description of the Convertible Preferred Stock — Remarketing.” In that case, the dividend rate on the Series B preferred stock will be increased to be equal to such increased dividend rate on the convertible preferred stock.

Miscellaneous

Listing of the Units	We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “UGIC.”

U.S. Federal Income Tax Considerations	For a summary of United States federal income tax consequences relating to an investment in the Equity Units, see “Material United States Federal Income Tax Consequences.”

Form and Book-Entry System	The Corporate Units, Treasury Units and Cash Settled Units will be issued in certificated form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, and evidenced by one or more global securities held in certificated form. Except under limited circumstances, a beneficial owner will not be entitled to receive physical delivery of securities certificates.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-35, of this prospectus supplement before deciding whether to invest in the Equity Units.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $191.9 million (or approximately $211.3 million if the underwriters exercise their over-allotment option in full), after deducting the offering expenses and the underwriting discount. We intend to use the net proceeds from this offering to pay a portion of the purchase price of the Mountaineer Acquisition and related fees and expenses and for general corporate purposes. See “Use of Proceeds.”

The Offering — Explanatory Diagrams

The following diagrams illustrate some of the key features of the Corporate Units and Treasury Units as well as the transformation of Corporate Units into Treasury Units and separate shares of convertible preferred stock. No Equity Units may be created or recreated from Series B preferred stock.

The following diagrams assume that the convertible preferred stock is successfully remarketed during the final remarketing period.

Corporate Units

A Corporate Unit initially consists of two components as described below:

Purchase Contract	1/10th Ownership Interest in a Share of Convertible Preferred Stock(1)

(Owed to Holder)

Our Common Stock at Purchase

Contract Settlement Date

(June 1, 2024) or, if such date is not a business day, the next business day

+

Contract Adjustment Payments

7.125% per annum paid

quarterly(2)

(Owed to Holder) Dividends 0.125% per annum paid quarterly(3) (following a successful remarketing of the convertible preferred stock, dividends may be payable at an increased rate)

(Owed to Us) $100 at Purchase Contract Settlement Date (June 1, 2024) or, if such date is not a business day, the next business day

(Owed to Holder)

No fixed redemption or maturity date(4)

•  $100 plus accumulated but unpaid dividends upon our optional redemption, or

•  upon earlier conversion, 1/10th ownership interest in a Series B preferred share (or, in connection with an induced conversion, up to $100 in cash plus all accumulated but unpaid dividends (whether or not declared), if any, on such converted convertible preferred stock to, but excluding, the payment date immediately preceding the relevant conversion date) and shares of our common stock, if any, based on 1/10th of the conversion rate calculated over an observation period as described herein

(1)

The holder of a Corporate Unit owns the 1/10th undivided beneficial ownership interest in the share of convertible preferred stock that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. If the Treasury portfolio has replaced the convertible preferred stock as a result of a successful optional remarketing prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the interest in the convertible preferred stock as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, the proceeds from a portion of the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

(2)

Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply.

(3)

Dividends will only be paid when, as and if declared by our board of directors, are cumulative, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof. Except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date.

(4)	The convertible preferred stock has no scheduled redemption date or maturity date, and will remain outstanding unless converted by holders or redeemed by us.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

Purchase Contract	1/10th Ownership Interest in Treasury Security(2)

(Owed to Holder)

Our Common Stock at Purchase

Contract Settlement Date

(June 1, 2024) or, if such date is not a business day, the next business day

+

Contract Adjustment Payments

7.125% per annum paid

quarterly(3)

(Owed to Us) $100 at Purchase Contract Settlement Date (June 1, 2024) or, if such date is not a business day, the next business day	(Owed to Holder) $100 at Maturity(2) (on or prior to June 1, 2024 or, if such date is not a business day, the next business day)

(1)

Treasury Units may only be created with integral multiples of 10 Corporate Units. As a result, the creation of 10 Treasury Units will result in the release of one share of convertible preferred stock held by the collateral agent. After a successful remarketing of the convertible preferred stock, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units.

(2)

The holder of a Treasury Unit owns a 1/10th undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury securities will be used to satisfy the holder’s obligation under the related purchase contract.

(3)

Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply.

Transforming Corporate Units into Treasury Units and Separate Shares of Convertible Preferred Stock

Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may only create Treasury Units in integral multiples of 10 Corporate Units.

•

To create 10 Treasury Units, a holder must separate 10 Corporate Units into their two components (10 purchase contracts and one share of convertible preferred stock) and combine the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on or prior to June 1, 2024 (or, if such date is not a business day, the next business day).

•	The share of convertible preferred stock, which is no longer a component of a Corporate Unit, will be released to the holder and be tradable as a separate security.

•	A holder will own the Treasury security that forms a part of the 10 Treasury Units, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contracts.

•	The Treasury security together with the 10 purchase contracts will constitute 10 Treasury Units.

•

During a blackout period (as described under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock”) or following a successful remarketing of the convertible preferred stock, a holder may not create Treasury Units or recreate Corporate Units.

•

Unless a blackout period is occurring or a successful remarketing of the convertible preferred stock has occurred, the holder may also transform 10 Treasury Units and one share of convertible preferred stock into 10 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder, and will be tradable as a separate security.

The following illustration depicts the transformation of 10 Corporate Units into 10 Treasury Units and one separate share of convertible preferred.

10 Purchase Contracts		Ownership Interest in One Share of Convertible Preferred Stock Pledged to Us(1)(2)		10 Purchase Contracts		Ownership Interest in Treasury Security Pledged to Us		Ownership Interest in One Share of Convertible Preferred Stock Released to Holder(1)(2)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments 7.125% per annum paid quarterly(3)	+	(Owed to Holder) Dividends 0.125% per annum paid quarterly(4) (following a successful remarketing of the convertible preferred stock, dividends may be payable at an increased rate)	→	(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments 7.125% per annum paid quarterly(3)	+		+	(Owed to Holder) Dividends 0.125% per annum paid quarterly(4) (following a successful remarketing, dividends may be payable at an increased rate)

(Owed to Us) $1,000 at Purchase Contract Settlement Date (June 1, 2024) or, if such date is not a business day, the next business day		(Owed to Holder) No fixed redemption or maturity date • $1,000 plus accumulated and unpaid dividends upon our optional redemption, or		(Owed to Us) $1,000 at Purchase Contract Settlement Date (June 1, 2024) or, if such date is not a business day, the next business day		(Owed to Holder) $1,000 at Maturity (on or prior to June 1, 2024 or, if such date is not a business day, the next business day)(5)		(Owed to Holder) No fixed redemption or maturity date • $1,000 plus accumulated and unpaid dividends upon our optional redemption, or

10 Purchase Contracts	Ownership Interest in One Share of Convertible Preferred Stock Pledged to Us(1)(2)	10 Purchase Contracts	Ownership Interest in Treasury Security Pledged to Us	Ownership Interest in One Share of Convertible Preferred Stock Released to Holder(1)(2)

•  upon earlier conversion, (i) a share of Series B preferred stock(6) (other than for induced conversions, in which case a holder will instead receive up to $1,000 in cash plus all accumulated but unpaid dividends (whether or not declared), if any, on such converted convertible preferred stock to, but excluding, the payment date immediately preceding the relevant conversion date) and (ii) shares of our common stock (if any) based on the conversion rate per share of convertible preferred stock (following a successful remarketing of the convertible preferred stock, the conversion rate may be increased) calculated over an observation period as described herein

•  upon earlier conversion, (i) a share of Series B preferred stock(6) (other than for induced conversions, in which case a holder will instead receive up to $1,000 in cash plus all accumulated but unpaid dividends (whether or not declared), if any, on such converted convertible preferred stock to, but excluding, the payment date immediately preceding the relevant conversion date) and (ii) shares of our common stock (if any) based on the conversion rate per share of convertible preferred stock (following a successful remarketing of the convertible preferred stock, the conversion rate may be increased) calculated over an observation period as described herein

10 Corporate Units		10 Treasury Units		Separate Share of Convertible Preferred Stock

(1)

Each share of convertible preferred stock will be issued with a liquidation preference of $1,000 per share. Each holder of a Corporate Unit will own a 1/10th, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock.

(2)	The convertible preferred stock will be issued with a liquidation preference of $1,000 per share.
(3)

Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply.

(4)

Dividends will only be paid when, as and if declared by our board of directors, are cumulative, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a dividend payment method to apply.

(5)

The holder of a Treasury Unit owns a 1/10th undivided beneficial ownership interest the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury securities will be used to satisfy the holder’s obligation under the related purchase contract.

(6)	The Series B preferred stock will be issued with a liquidation preference of $1,000 per share.

Illustrative Remarketing Timeline

Optional Remarketing

The following timeline is for illustrative purposes only and is not definitive.

Date	Event
At least T-15 calendar days	We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock as to the dates of and procedures to be followed in the optional remarketing.

T-2 business days (2 business days prior to the first day of the optional remarketing period)

•  Last day prior to the optional remarketing period to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful as of the last day of the optional remarketing period).

•  Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early (holders may once again be able to settle the related purchase contract early if the optional remarketing is not successful as of the last day of the optional remarketing period) and to pay the purchase price in connection therewith.

•  Last day for holders of separate shares of convertible preferred stock to give notice of their election to participate in the remarketing.

T	First business day of the optional remarketing period.

T to T+4 business days (5 business days beginning on, and including, the first day of the optional remarketing period)

Five business day optional remarketing period:

•  If no successful remarketing of the convertible preferred stock occurs as of the last day of the optional remarketing period, we will cause a notice of the failed remarketing of convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day following the last of the five business days comprising the optional remarketing period.

•  If a successful remarketing of the convertible preferred stock occurs, (i) we will cause a notice of the successful remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the pricing date of such successful remarketing, (ii) the remarketing agent will purchase the Treasury portfolio and (iii) we will issue a press release disclosing the modified terms established for the convertible preferred stock during the optional remarketing on the business day following the pricing date on which the convertible preferred stock was successfully remarketed. The increased dividend rate, increased conversion rate and/or modified earliest redemption date will (subject to a limited exception described in this prospectus supplement) become effective on the settlement date of the remarketing, which will be the second business day following the

Date	Event

pricing date on which the convertible preferred stock was successfully remarketed (or such other date as we and the marketing agent may agree).

•  We have the right to postpone any optional remarketing that has not concluded in our absolute discretion on any day of the relevant optional remarketing period.

T+5 (5 business days after the first day of the optional remarketing)	First business day following a failed optional remarketing that we may give notice of another optional remarketing period.

Final Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we have assumed that there was no termination event with respect to the purchase contracts or a successful optional remarketing. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement.

Date	Event
No later than May 8, 2024

•  We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the final remarketing period beginning on, and including, May 23, 2024 and ending on, and including, May 30, 2024. We will give notice to holders of Corporate Units, Treasury Units and separate shares of convertible preferred stock of the procedures to be followed in the final remarketing.

•  First day of the period during which holders of Corporate Units may create Cash Settled Units.

May 21, 2024 (2 business days prior to the first day of the final remarketing period)

•  Last day to create Treasury Units from Corporate Units, create Cash Settled Units from Corporate Units and recreate Corporate Units from Treasury Units.

•  Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early and to pay the purchase price in connection therewith.

•  Last day for holders of separate shares of convertible preferred stock to give notice of their election to participate in the remarketing.

May 23, 2024 through May 30, 2024 (final remarketing period)	We will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than the last business day of the final remarketing period. If a successful remarketing of the convertible preferred stock has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period.

June 1, 2024 or, if such date is not a business day, the next business day	Purchase contract settlement date (or, if such date is not a business day, the next business day) and settlement date for any successful final remarketing of the convertible preferred stock.

RISK FACTORS

Investing in the Equity Units involves a high degree of risk. You should carefully consider the risks discussed below, together with the financial and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Equity Units. In addition to the risk factors discussed below, please read “Risk Factors” in our Annual Report and in any subsequent Quarterly Reports, which are incorporated herein by reference, and “Note About Forward-Looking Information” herein, for more information about important risks that you should consider before investing in the Equity Units. The Equity Units are not an appropriate investment for you if you are unsophisticated with respect to the complex terms of the Equity Units or financial matters.

Risk Factors Relating to the Equity Units

Holders of Corporate Units must first separate their shares of convertible preferred stock from the related purchase contracts to convert their convertible preferred stock in connection with a fundamental change that occurs prior to a successful remarketing of the convertible preferred stock, which will require holders to bear related costs and is subject to certain conditions.

Upon the occurrence of a fundamental change that occurs prior to a successful remarketing of the convertible preferred stock (and only upon the occurrence of a fundamental change that occurs prior to a successful remarketing of the convertible preferred stock), the convertible preferred stock will become convertible before the purchase contract settlement date. If a holder of a Corporate Unit desires to convert the convertible preferred stock that is a part of a Corporate Unit, the holder must first separate the convertible preferred stock, which would require the holder to (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early (at any time other than during a blackout period) or (3) during the period after the date we give notice of a final remarketing, create Cash Settled Units at or prior to the close of business on the second business day immediately preceding the first day of the final remarketing period. We will not compensate you for the cost of the Treasury security to create a Treasury Unit, the amount of cash to create a Cash Settled Unit or for any financing cost you may bear in making the required cash payment in connection with creation of Cash Settled Units or an early settlement of the purchase contracts upon a fundamental change. In addition, we cannot guarantee that you will be able to purchase the specified Treasury security necessary to create the Treasury Unit, obtain the necessary financing to create a Treasury Unit or Cash Settled Unit or early settle the related purchase contract upon a fundamental change. If you cannot obtain that financing, you will not be able to separate the convertible preferred stock from the purchase contracts and, accordingly, you will not be able to convert the convertible preferred stock. There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited case where (x) the “stock price” (as defined under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below) for such fundamental change is less than the conversion price of the convertible preferred stock, which is initially equal to $52.57 per share of our common stock and is subject to adjustment in certain circumstances (the “conversion price”) and (y) such fundamental change occurs prior to a successful remarketing of the convertible preferred stock.

Further, the ability to separate the convertible preferred stock from the purchase contract by creating Treasury Units or settling early is subject to certain conditions. Holders of Corporate Units may create Treasury Units or Cash Settled Units only in integral multiples of 10 Corporate Units. After a successful remarketing of the convertible preferred stock, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units. The ability to create Treasury Units is also subject to certain exceptions and additional blackout periods described in this prospectus supplement. Cash Settled Units may only be created during the period after the date we give notice of a final remarketing and at or prior to the close of business on the second business day immediately preceding the first day of the final remarketing period. Also, the ability to exercise a fundamental change early settlement right with respect to a holder’s purchase contracts will not be available if a registration statement is required to be effective in connection with the exercise of such right but it is not then effective or a blackout period is continuing, all as described more fully under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.” See also “The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you” and “— You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of our common stock and other securities, if any, deliverable upon early settlement of a purchase contract” for further restrictions on your ability to exercise a fundamental change early settlement of purchase contracts. Any of the foregoing limitations could prohibit you from separating the convertible preferred stock from the purchase contracts, which would prevent you from being able to convert the convertible preferred stock.

If you do not settle your related purchase contracts with separate cash following a failed final remarketing, you may lose any conversion value of the convertible preferred stock in excess of its liquidation preference and the ability to continue to hold your convertible preferred stock.

If a final remarketing fails for any reason, all ownership interests in the convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, except as described below. The ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units. A holder of Corporate Units that has not so elected to settle with separate cash will lose any value of the convertible preferred stock in excess of the liquidation preference thereof, and will not be able to continue to hold the convertible preferred stock and receive dividends or convert the convertible preferred stock at a future date.

If you participate in a remarketing that is ultimately successful, you will no longer hold the remarketed convertible preferred stock and the proceeds from the remarketing may not adequately compensate you.

We will remarket the convertible preferred stock as described under “Description of the Purchase Contracts — Remarketing,” “— Optional Remarketing” and “— Final Remarketing” below. If a remarketing is successful, a portion of the proceeds from the remarketing will be applied, in the case of the Corporate Units, to purchase the Treasury portfolio (in the case of an optional remarketing) or against a holder’s obligation to pay the purchase price upon settlement of the related purchase contracts (in the case of a final remarketing). Any remaining net proceeds from the remarketing will be remitted to the benefit of the relevant holders. In order to elect not to participate in any remarketing and retain the undivided beneficial ownership interests in shares of convertible preferred stock underlying the convertible preferred stock comprising part of your Corporate Units, you must (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early (at any time other than during a blackout period) or (3) during the period after the date we give notice of a final remarketing, create Cash Settled Units at or prior to the close of business on the second business day immediately preceding the first day of the final remarketing period. If you do not do one of the foregoing, the shares of convertible preferred stock underlying the undivided beneficial ownership interests in convertible preferred stock comprising part of your Corporate Units will be remarketed, and, if successful, you will no longer have any rights with respect to such convertible preferred stock other than to receive the proceeds of such remarketing in excess of the

Treasury portfolio purchase price (in the case of an optional remarketing) or in excess of $100 (in the case of a final remarketing), in each case, per Corporate Unit, as described herein. As a result, you will only receive the proceeds obtained in such remarketing (or, in the case where your convertible preferred stock was held as a part of Corporate Units, the excess thereof over the Treasury portfolio purchase price (in the case of an optional remarketing) or in excess of $100 (in the case of a final remarketing), in each case, per Corporate Unit), which may not adequately compensate you for the conversion value of the convertible preferred stock or the lost option time value of your convertible preferred stock or the loss of future dividends, and you will not be able to continue to hold the convertible preferred stock, or sell or convert the convertible preferred stock at a future date.

The trading prices for the Corporate Units, Treasury Units, convertible preferred stock and Series B preferred stock are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units, convertible preferred stock and Series B preferred stock in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report and any subsequent Quarterly Reports that are incorporated by reference into this prospectus supplement, as may be supplemented by subsequently filed reports, and the factors listed in “Note About Forward-Looking Information” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, convertible preferred stock, Series B preferred stock and our common stock.

Holding Corporate Units, Treasury Units or Cash Settled Units will not confer rights with respect to our common stock or Series B preferred stock, but you will be subject to any changes made with respect to our common stock or (in the case of Corporate Units) Series B preferred stock.

Holding Corporate Units, Treasury Units or Cash Settled Units will not, in itself, entitled you to any rights with respect to our common stock or Series B preferred stock, such as voting rights and rights to receive dividends or other distributions thereon. However, you will be subject to any changes affecting our common stock and (in the case of the Corporate Units) also to any changes affecting Series B preferred stock. With respect to the purchase contracts that form a part of the Equity Units, you will only be entitled to rights with respect to the underlying common stock if and when we deliver shares of our common stock in settlement of such purchase contracts on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and you will only be entitled to exercise those rights or receive the relevant dividends or distributions if you are a holder of such common stock on the applicable record date.

With respect to any shares of our common stock (if any) or Series B preferred stock (if any) you receive in connection with a conversion of any share of convertible preferred stock (whether a part of Corporate Units or held separately), you will not be entitled to any rights with respect to our common stock or Series B preferred stock prior to the last trading day of the observation period. For example, if an amendment is proposed to our amended and restated articles of incorporation, as amended, or our amended and restated bylaws requiring common shareholder approval and the record date for determining the common shareholders of record entitled to vote on the amendment occurs prior to the last trading day of the observation period, the converting holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The Equity Units and convertible preferred stock provide limited anti-dilution adjustments, and an event could occur that adversely affects the value of the Equity Units, the convertible preferred stock or our common stock but that does not result in an anti-dilution adjustment.

The maximum settlement rate and reference price of the purchase contracts and the conversion rate of the convertible preferred stock are subject to adjustment in certain circumstances arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the maximum settlement rate, the reference price or the conversion rate for other events, including without limitation third party tender or exchange offers for our common stock, issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends below a specified threshold, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts — Anti-dilution Adjustments” and “Description of the Convertible Preferred Stock — Conversion Rate Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units, the convertible preferred stock or our common stock, but does not result in an adjustment to the maximum settlement rate, the reference price or the conversion rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of our common stock, those issuances may materially and adversely affect the price of our common stock, the convertible preferred stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

Some significant restructuring transactions may not constitute a fundamental change, in which case you would not have the right to any make-whole shares upon an early settlement of the purchase contracts or to convert your convertible preferred stock prior to a successful remarketing of the convertible preferred stock.

Upon the occurrence of a fundamental change, you have the right to (i) exercise your fundamental change early settlement right with respect to your purchase contracts, entitling you to receive additional value in respect of make-whole shares for such purchase contracts in certain circumstances and (ii) if the fundamental change occurs prior to a successful remarketing of the convertible preferred stock, convert your separate shares of convertible preferred stock (although there will be no make-whole amount of shares or increase to the conversion rate for any such conversions except for the limited case where the stock price for such fundamental change is less than the conversion price). However, the fundamental change provisions will not compensate holders of Equity Units (or allow for conversions of shares of convertible preferred stock) in the event of other transactions that could result in lost option time value. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, holders of Equity Units do not have a fundamental change early settlement right with respect to their purchase contracts and holders of convertible preferred stock do not have a right to convert such shares, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Equity Units and convertible preferred stock.

Your rights to the pledged assets underlying the Equity Units will be subject to our security interest and may be affected by a bankruptcy proceeding.

As a holder of Equity Units, you will own the interests in the convertible preferred stock, Treasury portfolio, Treasury securities or cash, as applicable, that are a component of the Equity Units. However, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. As a result, your rights to the pledged assets will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged assets to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code, or other relief sought by the collateral agent, the purchase contract agent or another party asserting an interest in the pledged assets. Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent.

The secondary market for the Equity Units, the convertible preferred stock and the Series B preferred stock may be illiquid.

We are unable to predict how the Equity Units, the convertible preferred stock or the Series B preferred stock will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Equity Units, the convertible preferred stock or the Series B preferred stock. We intend to apply for listing of the Corporate Units on the New York Stock Exchange, although there is no guarantee that the Corporate Units will be approved for listing. We have no obligation or current intention to apply for any separate listing of the Treasury Units, the Cash Settled Units, the convertible preferred stock or the Series B preferred stock on any stock exchange. We have been advised by the representative that the underwriters presently intend to make a market for the Equity Units, the convertible preferred stock and (if and when issued) the Series B preferred stock. However, they are not obligated to do so, and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, Treasury Units, Cash Settled Units, convertible preferred stock or Series B preferred stock, your ability to sell such securities or whether a trading market, if it develops, will continue. For example, if only a small number of shares of convertible preferred stock is converted other than in connection with a redemption, the Series B preferred stock will be illiquid. In addition, in the event that sufficient numbers of Corporate Units are converted to Treasury Units or Cash Settled Units, the liquidity of Corporate Units could be adversely affected. We cannot provide assurance that the Corporate Units will be accepted by the New York Stock Exchange for listing, that the Corporate Units will not be delisted from the New York Stock Exchange if listed, or that trading in the Corporate Units will not be suspended as a result of elections to create Treasury Units or Cash Settled Units, or recreate Corporate Units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

We may defer contract adjustment payments under the purchase contracts that are a part of the Equity Units, and this may have an adverse effect on the trading prices of the Equity Units.

We may, at our option, defer the payment of all or part of the contract adjustment payments under the purchase contracts through the purchase contract settlement date, as described under “Description of the Purchase Contracts — Contract Adjustment Payments.” If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Although we do have the ability to elect to pay all or part of contract adjustment payments in shares of our common stock (unless we have previously elected a different contract payment adjustment method), you will be subject to the risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. You will have no claim to any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) in the event of our bankruptcy or insolvency. Unlike holders of convertible preferred stock and Series B preferred stock who have a right to vote for the election of two additional directors to our board under the circumstances described under “Description of the Convertible Preferred Stock — Limited Voting Rights — Preferred Stock Directors” and “Description of the Series B Preferred Stock — Limited Voting Rights — Preferred Stock Directors,” holders of the Equity Units do not have similar rights in connection with the deferral of contract adjustment payments. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

The trading price of the Corporate Units or any separate shares of convertible preferred stock or Series B preferred stock may not fully reflect the value of their accumulated but unpaid dividends.

The Corporate Units and any separate shares of convertible preferred stock or Series B preferred stock may trade at a price that does not fully reflect the value of accumulated but unpaid dividends on the convertible preferred stock or Series B preferred stock. However, such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) for so long as such convertible preferred stock or Series B preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock or Series B preferred stock, as applicable, as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

We are both an operating company and a holding company and may require cash from our subsidiaries to make current payments on the Equity Units or dividends on the convertible preferred stock or Series B preferred stock.

If you own Equity Units in the form of Corporate Units, you are entitled to receive periodic payments representing dividends on the convertible preferred stock (to the extent declared by our board of directors) and contract adjustment payments on the purchase contracts, subject to our right to defer the contract adjustment payments. The convertible preferred stock, Series B preferred stock and contract adjustment payments are solely the obligations of ours, and no other entity will have any obligation, contingent or otherwise, to make payments in respect of the purchase contracts, the convertible preferred stock or the Series B preferred stock. We are a holding company for several direct and indirect subsidiaries. Our subsidiaries will have no obligation to make the contract adjustment payments or pay any amount in respect of the convertible preferred stock or Series B preferred stock. Accordingly, we may depend, in part, on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our contract adjustment payment obligations or to pay amounts in respect of the convertible preferred stock or Series B preferred stock. As an equity holder of our subsidiaries, our ability to participate in any distribution of assets of any subsidiary is structurally subordinate to the claims of the creditors of that subsidiary. If we are unable to obtain cash from our subsidiaries, we may be unable to fund required contract adjustment payments or to pay amounts in respect of the convertible preferred stock or Series B preferred stock.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units and the convertible preferred stock.

We expect that many investors in, and potential purchasers of, the Equity Units and shares of convertible preferred stock will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units and/or the convertible preferred stock. Investors that employ an arbitrage strategy with respect to equity-linked instruments typically implement that strategy by selling short the common stock underlying the equity-linked instrument and dynamically adjusting their short position while they hold such equity-linked instrument. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may adopt additional rules in the future and take other actions, that may affect those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant effect on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that similarly restricts the ability of investors in, or potential purchasers of, the Equity Units or convertible preferred stock to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the Equity Units and the convertible preferred stock.

Volatility in the market price and trading volume of our common stock could adversely affect the trading price of the Equity Units and the convertible preferred stock.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or counterparties regarding their own performance, the ongoing COVID-19 pandemic, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely affect the trading price of the Equity Units and the convertible preferred stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Equity Units or convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the Equity Units and the convertible preferred stock.

Our Equity Units and convertible preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our Equity Units and our convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•

investors’ anticipation of the sale into the market of a substantial number of additional shares of our common stock issued upon settlement of the purchase contracts or conversion of our convertible preferred stock;

•

possible sales of our common stock by investors who view our Equity Units or convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that we expect to develop involving our Equity Units or convertible preferred stock and our common stock.

Upon early settlement of the purchase contracts or conversion of the convertible preferred stock, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your early settlement right or conversion right but before we settle our related obligation and because the Series B preferred stock may trade at less than its $1,000 liquidation preference.

A holder of Equity Units that elects to settle its purchase contract early and a holder of separate shares of convertible preferred stock that elects to convert such shares, in each case, will be exposed to fluctuations in the value of our common stock and, upon optional conversion of the convertible preferred stock, in the value of the Series B preferred stock during the period from the date such holder exercises such right until the date we settle our related obligation.

Upon exercise of an early settlement right with respect to any purchase contracts, the amount of consideration you receive upon such settlement will be determined (other than upon the occurrence of certain fundamental changes as described herein) by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day averaging period. Similarly, upon conversion of the convertible preferred stock, the amount of consideration that you will receive upon conversion of your convertible preferred stock will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day observation period. If the price of our common stock decreases during any such period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our obligation in respect of your purchase contracts or convertible preferred stock, as the case may be, will be less than the value used to determine the number of shares that you will receive.

Additionally, you may receive less valuable consideration than expected upon optional conversion of the convertible preferred stock because the Series B preferred stock may trade at prices below its $1,000 liquidation preference per share. See “— Risk Factors Relating to the Series B Preferred Stock — The trading price of the Series B preferred stock issued upon conversion of the convertible preferred stock may be less than its $1,000 liquidation preference per share.”

Non-U.S. holders may be subject to U.S. federal income tax, including withholding tax, in connection with the sale or other disposition of an Equity Unit, our convertible preferred stock, our Series B preferred stock, our common stock or a purchase contract.

Under the “FIRPTA” tax rules, a non-U.S. holder (as defined in “Material United States Federal Income Tax Consequences”) who sells or otherwise disposes of a Corporate Unit, our common stock, our convertible preferred stock, our Series B preferred stock or, possibly, a purchase contract, may be subject to U.S. federal income tax, and withholding at a 15% rate on the amount realized, with respect to the sale or other disposition if we are a United States real property holding corporation at any time within the five-year period preceding the sale or other disposition (or the non-U.S. holder’s holding period, if shorter). We have not determined whether or not we are currently a United States real property holding corporation. Even if we are not currently a United States real property holding corporation, we may become a United States real property holding corporation in the future. Accordingly, if you acquire Equity Units, there can be no assurance that we will not be a United States real property holding corporation during your ownership of the Equity Units or shares of our convertible preferred stock, common stock, Series B preferred stock or purchase contracts.

Although certain exceptions to the FIRPTA tax rules may apply if our common stock is regularly traded on an established securities market, these exceptions do not apply to large holdings. In particular, if you hold more than 5% of our outstanding common stock (or, if it is regularly traded on an established securities market, our outstanding convertible preferred stock) at any time during the five-year period ending on the date of a redemption or other disposition of the relevant stock, you likely will be subject to

U.S. federal income tax upon the disposition and may in some circumstances be subject to withholding at a 15% rate on the amount realized.

The rules applicable to interests in United States real property holding corporations are complex, and there is significant uncertainty about the application of these rules to the Equity Units, convertible preferred stock, Series B preferred stock and purchase contracts. Accordingly, in some circumstances, even if you are eligible for an exemption from such withholding, unless you can demonstrate your eligibility for such an exemption to the satisfaction of the applicable withholding agent you may be subject to withholding and be required to file a U.S. tax return in order to obtain a refund. See “Material United States Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — Sale, Exchange, or Other Taxable Disposition of the Equity Units, Common Stock or Series B Preferred Stock.”

In certain circumstances, you may be treated as receiving a taxable distribution or be required to recognize income without a corresponding receipt of cash.

We may, at our option, pay dividends on the convertible preferred stock and the Series B preferred stock wholly or partly in our common stock, as described under “Description of the Convertible Preferred Stock — Dividends,” and “Description of the Series B Preferred Stock — Dividends.” Any such dividends will nonetheless be treated as distributions taxable in the same manner as cash distributions. Likewise, you may be required to recognize ordinary income without a corresponding receipt of cash with respect to any contract adjustment payments paid wholly or partly in our common stock and any contract adjustment payments that are deferred, each as described under “Description of the Purchase Contracts — Contract Adjustment Payments.”

You may also be treated as receiving a dividend from us without a corresponding receipt of cash upon a conversion of convertible preferred stock into common stock and Series B preferred stock as discussed in “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Convertible Preferred Stock — Conversion of Convertible Preferred Stock into Common Stock and Series B Preferred Stock.”

In addition, for U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the convertible preferred stock without a corresponding receipt of cash if (1) the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the conversion rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as an increase in our quarterly cash dividends, you will be deemed to have received a “constructive distribution” for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Convertible Preferred Stock — Constructive Distributions.”

Similarly, certain adjustments to the number of shares of common stock that you are entitled to receive on a purchase contract settlement date, or as a result of early settlement of a purchase contract, to account for certain events such as stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure, as discussed under “Description of the Purchase Contracts — Anti-dilution Adjustments,” may result in a deemed distribution to you for U.S. federal income tax purposes even though you will not receive any cash payment. For example, if the settlement rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as an increase in our quarterly cash dividends, you might be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you will not actually receive any distribution. See “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Purchase Contracts — Constructive Distributions.”

If you are a non-U.S. holder (as defined in “Material United States Federal Income Tax Consequences”), any dividends and constructive dividends will generally be subject to U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable treaty. Because there would be no cash from which to withhold the tax, the withholding agent may withhold from other payments made to you on the Equity Units. See “Material United States Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — U.S. Federal Income and Withholding Tax.”

Risk Factors Relating to the Convertible Preferred Stock

The convertible preferred stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the convertible preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, we are a holding company for several direct and indirect subsidiaries, and the convertible preferred stock will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the convertible preferred stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that we have satisfied all of our liabilities and have recognized claims or interests in the assets of such subsidiaries). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the convertible preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations.

We currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock. If and when issued, any Series B preferred stock will rank on parity with the convertible preferred stock. As of March 31, 2021, we had $6,386 million principal amount of outstanding indebtedness, all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred shareholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.

Your ability to convert the convertible preferred stock, and therefore your ability to participate in an increase in the price of our common stock, is limited.

Holders of convertible preferred stock that are not a part of Corporate Units may participate in any appreciation of our stock price above the conversion price, which is initially approximately $52.57 per share of common stock, if they convert their convertible preferred stock as described in this prospectus supplement. You cannot convert any convertible preferred stock forming part of any Corporate Units unless you first separate the shares of convertible preferred stock from the related purchase contacts, which will cost you money and is subject to limitations. In addition, even if the convertible preferred stock has been separated from the related purchase contract, the ability to convert is limited only to conversions (i) in connection with a fundamental change that occurs prior to a successful remarketing of the convertible preferred stock and (ii) on or after June 1, 2024. Holders do not have the right to convert the convertible preferred stock other than in these circumstances, which will limit the ability to participate in any appreciation of our common stock that could be captured through a conversion.

Dividends on the convertible preferred stock are only payable if declared by our board of directors and permitted by the Pennsylvania Business Corporation Law, and such dividends may be restricted by the terms of agreements governing our indebtedness.

Quarterly dividends on the convertible preferred stock will be paid only if declared by our board of directors. The board of directors is not legally obligated or required to declare quarterly dividends on the convertible preferred stock even if we have funds available for such purposes. In addition, even if our board of directors declares a dividend, we can only make payments of cash in respect of dividends from legally available funds under the Pennsylvania Business Corporation Law, as determined by our board of directors, and such funds may not be available to pay cash dividends on the convertible preferred stock. If we do not declare and pay dividends on the convertible preferred stock, the market price of the convertible preferred stock is likely to be adversely affected. As a result of our ability to elect not to pay dividends on the convertible preferred stock, the market price of the convertible preferred stock may be more volatile than the market prices of other securities that are not subject to such a feature.

In addition, the agreements governing any indebtedness of ours may further limit our ability to pay cash dividends on our capital stock, including the convertible preferred stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the convertible preferred stock, we may be unable to pay dividends in cash on the convertible preferred stock unless we can refinance the amounts outstanding under such agreements or obtain a consent or amendment under such agreements.

If there are accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date, and a dividend deficiency event occurs, we will have no obligation to pay such accumulated but unpaid dividends on the purchase contract settlement date.

As described above, dividends on the convertible preferred stock will be paid only if declared by our board of directors. Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

As a result, if you participate in a final remarketing that is successful, and a dividend deficiency event occurs, you will not receive any of the accumulated but unpaid dividends on the convertible preferred stock, and will no longer hold the convertible preferred stock or have any right to receive any such dividends. If there is a failed final remarketing, all ownership interests in shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date (other than any shares for which the holder thereof has made a timely election to not have such shares so delivered, as described in “Description of the Convertible Preferred Stock — Automatic Settlement Upon Failed Final Remarketing”). If a dividend deficiency event occurs in this case, we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. You therefore risk losing any accumulated but unpaid dividends (which may be substantial) in connection with any final remarketing where a dividend deficiency event occurs.

If, on the purchase contract settlement date, because of the occurrence of a dividend deficiency event, there are accumulated but unpaid dividends (including compounded dividends thereon) on the convertible preferred stock, following the final remarketing (whether failed or successful), such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

We may issue additional series of preferred stock that rank equally to the convertible preferred stock as to liquidation preference.

Neither our amended and restated articles of incorporation, as amended, nor the statement with respect to shares establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the convertible preferred stock prohibits us from issuing additional series of preferred stock that would rank on parity with the convertible preferred stock as to liquidation preference, including the Series B preferred stock. Our amended and restated articles of incorporation, as amended, provides that we have the authority to issue 5,000,000 shares of preferred stock, including the 200,000 shares (or 220,000 shares if the underwriters’ over-allotment option is exercised in full) of convertible preferred stock that are a part of the Corporate Units being offered for sale pursuant to this prospectus supplement and the Series B preferred stock into which the convertible preferred stock may convert. The issuances of other series of preferred stock could have the effect of reducing the amounts available to the holders of the convertible preferred stock in the event of our liquidation, dissolution or winding-up.

Upon a successful remarketing of the convertible preferred stock, the terms of your shares of convertible preferred stock may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the convertible preferred stock, the remarketing agent will agree to use its reasonable best efforts to sell the convertible preferred stock included in the remarketing. In connection with the remarketing, we and the remarketing agent may remarket the convertible preferred stock with different terms prior to the remarketing, including (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.” If the remarketing is successful, the modified terms will apply to all the shares of convertible preferred stock, including those shares that were not included in the remarketing. However, holders of shares of convertible preferred stock must elect to participate in the remarketing before knowing what the modified terms of the shares will be. Whenever we remarket the convertible preferred stock, we will notify holders of Corporate Units and separate shares of convertible preferred stock of such remarketing. You may determine that the revised terms are not as favorable to you as you would deem appropriate. However, we will not decrease the conversion rate or the dividend rate in connection with a successful remarketing of the convertible preferred stock.

The convertible preferred stock has no maturity or mandatory redemption date.

The convertible preferred stock is a perpetual equity security. The convertible preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of convertible preferred stock decides to convert it or, subject to the conditions described herein, we elect to redeem it.

The convertible preferred stock can only be converted in limited situations.

Prior to the purchase contract settlement date, which is June 1, 2024, the convertible preferred stock can only be converted if the shares of convertible preferred stock have been separated from the related purchase contract, as described herein, and only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing of the convertible preferred stock. This may adversely affect the value of the convertible preferred stock. On and after June 1, 2024, holders of shares of convertible preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of convertible preferred stock. If the specific conditions for conversion are not met, you will not be able to convert your convertible preferred stock, and you may not be able to receive the value of the Series B preferred stock (or, in the case of induced conversions, cash) and common stock (if any) into which the convertible preferred stock would otherwise be convertible.

On or after September 3, 2024, we may redeem any or all of the convertible preferred stock, and upon any redemption of your convertible preferred stock or any conversion of your convertible preferred stock in connection with a redemption, you will not receive any make-whole cash or shares or other compensation for future dividends or lost time value of your convertible preferred stock.

On or after September 3, 2024 (or such later date that is on or prior to August 29, 2025 as is determined in connection with a successful remarketing of the convertible preferred stock), we may redeem any or all of the shares of convertible preferred stock. If any shares of convertible preferred stock are called for redemption, we must also call for redemption a proportionate number of outstanding shares of Series B preferred stock, if any, on the same redemption date. The redemption price of the convertible preferred stock will equal 100% of the liquidation preference of the shares of convertible preferred stock to be redeemed, plus any accumulated but unpaid dividends (whether or not declared) to, but excluding, the redemption date. If we call any convertible preferred stock for redemption, you may convert your shares of convertible preferred stock at any time until the close of business on the second business day preceding the redemption date. Upon any such conversion or redemption, we will not be required to pay any make-whole cash or shares or otherwise compensate you in any way for any future dividend payments, if any, that you would have otherwise received or any lost time value of your convertible preferred stock. In addition, unless the earliest redemption date for the convertible preferred stock is changed to a later date that is on or prior to August 29, 2025, the convertible preferred stock that is purchased in a final remarketing could be redeemed by us as soon as September 3, 2024, which is three months after such purchase, meaning purchasers in a remarketing may not have any assurance that the call option embedded in the convertible preferred stock has any meaningful time value, or mechanism for compensation for the loss thereof, or rights to future dividends. Because of these features, it is possible that the remarketing price for the convertible preferred stock in any successful remarketing of the convertible preferred stock is less than that which could be obtained for a convertible security without these features, or that there may not be a successful remarketing of the convertible preferred stock at all.

You will have no right to vote for directors until and unless dividends on any shares of convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive.

Until and unless dividends on any shares of convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, you will have no voting rights with respect to the election of directors. If dividends on any shares of convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, the holders of our convertible preferred stock, voting as a single class with all of our other classes or series of preferred stock upon which equivalent voting rights have been conferred (including the Series B preferred stock (if any)) and are exercisable, will have the right to elect two additional directors to our board of directors, as described under “Description of the Convertible Preferred Stock — Limited Voting Rights” in this prospectus supplement. These voting rights and the terms of the directors so elected will only continue until all dividends on the convertible preferred stock have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment is set aside for payment.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change prior to a successful remarketing of the convertible preferred stock, except in limited circumstances.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except in the limited case where the fundamental change occurs prior to a successful remarketing of the convertible preferred stock and the stock price for such fundamental change is less than the conversion price. Upon any such conversion, we will pay or deliver, as applicable, shares of Series B preferred Stock (or, in the case of induced conversions, cash) and shares of our common stock (if any), based solely on the then-applicable conversion rate.

The conversion rights with respect to the convertible preferred stock triggered under certain circumstances by a fundamental change could discourage a potential acquiror.

If a fundamental change occurs prior to a successful remarketing of the convertible preferred stock, a holder may elect to convert separate shares of convertible preferred stock in connection with such fundamental change. If the stock price (as defined in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change — Calculation of Make-Whole Shares”) is less than the conversion price, the conversion rate for such conversion may be increased. The conversion rights of the holders of the convertible preferred stock could make it more difficult or more expensive for a third party to acquire us, including potential third parties that seek a transaction with us that would be attractive to you. See “Description of the Convertible Preferred Stock — Conversion Rights.”

Our future credit facilities may limit our ability to pay any cash amount upon the conversion of the convertible preferred stock.

Our future credit facilities may prohibit or otherwise limit us from making any cash payments on the conversion of any shares of convertible preferred stock, including if there is a default under any such facility or, after giving effect to such conversion (and any additional indebtedness incurred in connection with such conversion), we would not be in pro forma compliance with our financial covenants under that facility. Any new credit facility that we may enter into may have similar restrictions.

Risk Factors Relating to the Purchase Contracts

The purchase contract gives you the entire risk of a decline in the price of our common stock without any participation in an increase in the price of our common stock.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the daily VWAPs per share of our common stock during a 20 consecutive trading day market value averaging period, which we refer to as the applicable market value. The market value per share of our common stock you receive on the purchase contract settlement date will be no greater than the reference price, which is initially $43.81 (the closing price of our common stock on the New York Stock Exchange on May 17, 2021, the date the Corporate Units are priced) and is subject to adjustment. If the applicable market value of our common stock is less than the reference price, you will receive a number of shares of our common stock with a value (based on the applicable market value) of less than $100. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial. If the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $100 (based on the applicable market value). As a result, under the purchase contract, you will never receive shares with a value (based on the applicable market value) in excess of $100, which means you will never participate in any appreciation of our stock price above the reference price.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the daily VWAPs per share of our common stock during the market value averaging period, the shares of our common stock you receive on the purchase contract settlement date may be worth less than the shares of our common stock you would have received had the applicable market value been equal to the daily VWAP per share of our common stock on the purchase contract settlement date or the average of the daily VWAPs per share of our common stock over a different period of days.

If you elect to settle your purchase contracts early (other than in connection with a fundamental change), you will receive a number of shares of our common stock per purchase contract equal to 85% of the settlement rate calculated as described above but based on the applicable market value of our common stock for a 20 consecutive trading day averaging period following your election to early settle. In this case, even if the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $85 (based on the applicable market value).

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of our common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement right and the fundamental change early settlement right under the purchase contracts are subject to the condition that, if we determine in our reasonable judgment that it is required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the issuance of the shares of our common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if we determine in our reasonable judgment that the same is so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the issuance of the shares of our common stock and other securities, if any, deliverable upon early settlement of a purchase contract, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement, however, you will not be entitled to any compensation on the account of such occurrence.

The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) occurs prior to the purchase contract settlement date and you exercise your fundamental change early settlement right with respect to your purchase contracts, you will not be entitled to receive additional value in respect of make-whole shares for such purchase contracts if the stock price (as defined under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below) is in excess of $250.00 per share (subject to adjustment in certain circumstances). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change — Calculation of Make-Whole Shares.” There is no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited case where the fundamental change occurs prior to a successful remarketing of the convertible preferred stock and the stock price for such fundamental change is less than the conversion price, all as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below. Moreover, in no event will the conversion rate per share of convertible preferred stock as a result of this adjustment exceed 45.6517 shares of our common stock, subject to adjustment in certain circumstances in the same manner as the conversion rate for the convertible preferred stock as set forth under “Description of the Convertible Preferred Stock — Conversion Rate Adjustments.” The make-whole shares in respect of the purchase contracts may not adequately compensate you for any lost value of your Equity Units and/or convertible preferred stock as a result of such transaction.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right in respect of its purchase contracts and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

Our obligation to pay or deliver the make-whole shares upon exercise of your fundamental change early settlement right with respect to your purchase contracts could be considered a penalty, in which case the enforceability thereof would be subject to general principles of equity.

The fundamental change early settlement rights triggered under certain circumstances by a fundamental change could discourage a potential acquiror.

If a fundamental change occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions, will have the right to settle the purchase contract early on the fundamental change early settlement date at, in some circumstances, an increased settlement rate, as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.” The fundamental change early settlement right with respect to the purchase contracts and the increased settlement rate triggered under certain circumstances by a fundamental change could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with us that would be attractive to you.

Contract adjustment payments may be treated as ordinary income and, if paid to non-U.S. holders, subject to 30% withholding tax.

The U.S. federal income tax treatment of contract adjustment payments is unclear. These payments may constitute taxable ordinary income to a U.S. holder (as defined in “Material United States Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting and, if paid to a non-U.S. holder (as defined in “Material United States Federal Income Tax Consequences”), as amounts generally subject to withholding tax at a 30% rate, unless certain conditions are satisfied. See “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Purchase Contracts — Contract Adjustment Payments” and “Material United States Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — U.S. Federal Income and Withholding Tax.” You should consult your tax advisor concerning the tax treatment of contract adjustment payments.

Risk Factors Relating to the Series B Preferred Stock

The Series B preferred stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the Series B preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, we are a holding company for several direct and indirect subsidiaries and the Series B preferred stock will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the Series B preferred stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that we have satisfied all of our liabilities and have recognized claims or interests in the assets of such subsidiaries). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the Series B preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations.

We currently have no capital stock outstanding that is senior to or on parity with the Series B preferred stock. When issued, our convertible preferred stock will rank on parity with the Series B preferred stock. As of March 31, 2021, we had $6,386 million principal amount of outstanding indebtedness, all of which is senior in right of payment to the Series B preferred stock. In addition, the Series B preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred shareholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the Series B preferred stock would have any claims to those assets.

Dividends on the Series B preferred stock are only payable if declared by our board of directors and permitted by the Pennsylvania Business Corporation Law, and such dividends may be restricted by the terms of agreements governing our indebtedness.

Quarterly dividends on the Series B preferred stock will be paid only if declared by our board of directors. The board of directors is not legally obligated or required to declare quarterly dividends on the Series B preferred stock even if we have funds available for such purposes. In addition, even if our board of directors declares a dividend, we can only make payments of cash in respect of dividends from legally available funds under the Pennsylvania Business Corporation Law, as determined by our board of directors, and such funds may not be available to pay cash dividends on the Series B preferred stock. If we do not declare and pay dividends on the Series B preferred stock, the market price of the Series B preferred stock is likely to be adversely affected. As a result of our ability to elect not to pay dividends on the Series B preferred stock, the market price of the Series B preferred stock may be more volatile than the market prices of other securities that are not subject to such a feature.

In addition, the agreements governing any indebtedness of ours may further limit our ability to pay cash dividends on our capital stock, including the Series B preferred stock, if any. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the Series B preferred stock, we may be unable to pay dividends in cash on the Series B preferred stock unless we can refinance the amounts outstanding under such agreements or obtain a consent or amendment under such agreements.

If there are accumulated but unpaid dividends on the Series B preferred stock on the purchase contract settlement date, and a dividend deficiency event occurs, we will have no obligation to pay such accumulated but unpaid dividends on the purchase contract settlement date.

As described above, dividends on the Series B preferred stock will be paid only if declared by our board of directors. Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends on the Series B preferred stock (including compounded dividends), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the Series B preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, we will have no obligation to pay the then accumulated but unpaid dividends on the Series B preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of Series B preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such Series B preferred stock for so long as the Series B preferred stock remains outstanding, and such dividends will be payable to the holders of such Series B preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

As a result, if a dividend deficiency event occurs, you will not receive any of the accumulated but unpaid dividends on the Series B preferred stock on the purchase contract settlement date. You therefore risk losing any accumulated but unpaid dividends (which may be substantial) where a dividend deficiency event occurs.

If, on the purchase contract settlement date, because of the occurrence of a dividend deficiency event, there are accumulated but unpaid dividends (including compounded dividends thereon) on the Series B preferred stock, such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such Series B preferred stock for so long as the Series B preferred stock remains outstanding, and such dividends will be payable to the holders of such Series B preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

We may issue additional series of preferred stock that rank equally to the Series B preferred stock as to liquidation preference.

Neither our amended and restated articles of incorporation, as amended, nor the statement with respect to shares establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Series B preferred stock prohibits us from issuing additional series of preferred stock that would rank on parity with the Series B preferred stock as to liquidation preference, including the convertible preferred stock. Our amended and restated articles of incorporation, as amended, provides that we have the authority to issue 5,000,000 shares of preferred stock, including the 200,000 shares (or 220,000 shares if the underwriters’ over-allotment option is exercised in full) of Series B preferred stock that are issuable upon optional conversion of the convertible preferred stock as described under “Description of the Convertible Preferred Stock — Conversion Rights — Settlement Upon Conversion.” The issuances of other series of preferred stock could have the effect of reducing the amounts available to the holders of the Series B preferred stock in the event of our liquidation, dissolution or winding-up.

The Series B preferred stock has no maturity or mandatory redemption date.

The Series B preferred stock is a perpetual equity security. The Series B preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. Accordingly, the Series B preferred stock will remain outstanding indefinitely unless we elect to redeem it.

On or after September 3, 2024, we may redeem any or all of the Series B preferred stock, and upon any redemption of your Series B preferred stock, you will not receive any make-whole cash or shares or other compensation for future dividends or lost time value of your Series B preferred stock.

On or after September 3, 2024 (or such later date that is on or prior to August 29, 2025 as is determined in connection with a successful remarketing of the convertible preferred stock), we may redeem any or all of the shares of Series B preferred stock. If any shares of Series B preferred stock are called for redemption, we must also call for redemption a proportionate number of outstanding shares of convertible preferred stock, if any, on the same redemption date. The redemption price of the Series B preferred stock will equal 100% of the liquidation preference of the shares of Series B preferred stock to be redeemed, plus any accumulated but unpaid dividends (whether or not declared) to, but excluding, the redemption date. Upon any such redemption, we will not be required to pay any make-whole cash or shares or otherwise compensate you in any way, including for any future dividend payments that you would have otherwise received.

You will have no right to vote for directors until and unless dividends on any shares of Series B preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive.

Until and unless dividends on any shares of Series B preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, you will have no voting rights with respect to the election of directors. If dividends on any shares of Series B preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, the holders of our Series B preferred stock, voting as a single class with all of our other classes or series of preferred stock upon which equivalent voting rights have been conferred (including the convertible preferred stock) and are exercisable, will have the right to elect two additional directors to our board of directors, as described under “Description of the Series B Preferred Stock — Limited Voting Rights” in this prospectus supplement. These voting rights and the terms of the directors so elected will only continue until all dividends on the Series B preferred stock have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment is set aside for payment.

The trading price of the Series B preferred stock issued upon conversion of the convertible preferred stock may be less than its $1,000 liquidation preference per share.

The dividend rate and other terms of the Series B preferred stock may not be the same as the terms of similar securities issued at the time. In addition, there will be no protections in connection with fundamental changes or similar corporate transactions. As a result, the Series B preferred stock may trade at prices below its $1,000 liquidation preference per share. There also may be no liquid market for the Series B preferred stock, especially if holders convert their convertible preferred stock into Series B preferred stock and common stock (if any) at a time when few shares of convertible preferred stock have been or are being converted. In addition, the Series B preferred stock will trade separately from the convertible preferred stock, and it is likely that the Series B preferred stock will trade at a discount to the convertible preferred stock.

The Series B preferred stock will not contain provisions to afford protection to holders of the Series B preferred stock in the event of a fundamental corporate transactions involving us.

The Series B preferred stock will not contain provisions to afford protection to holders of the Series B preferred stock in the event of a fundamental corporate transactions involving us except to the extent described under “Description of the Series B Preferred Stock — Limited Voting Rights — When a Supermajority Vote is Required.” For example, there may be no protection afforded to holders with respect to transactions such as leveraged recapitalizations, refinancings, restructurings, or other acquisitions initiated by us. In the event of any such transaction, we, our capital structure or our credit ratings may be adversely affected.

If Series B preferred stock is issued in connection with a conversion of convertible preferred stock, you may be treated as participating in a “listed transaction” for U.S. federal income tax purposes.

If the Series B preferred stock received upon conversion of convertible preferred stock is issued (i) with dividends and (ii) (x) with a fair market value in excess of the amount for which it may be redeemed by a de minimis amount or more or (y) in between dividend payment dates such that the first dividend payment on the Series B preferred stock represents a disproportionately large yield per period as compared to later dividend payments, then, under a technical reading of applicable Treasury regulations, the Series B preferred stock may be presumed to be “fast-pay stock.” If the Series B preferred stock constitutes fast-pay stock, then the issuance of the Series B preferred stock will qualify as a “listed transaction” under applicable Treasury regulations, and persons who are then beneficial owners of the Series B preferred stock that are required to file a U.S. federal income tax return will be required to file a disclosure statement on Internal Revenue Service (“IRS”) Form 8886 (or successor form) with their U.S. federal income tax returns identifying their participation in a “reportable transaction” and to mail a copy of the form to the IRS Office of Tax Shelter Analysis. Failure to comply with these disclosure requirements may result in onerous penalties. If, at the time the Series B preferred stock is issued or at such other times as required by the applicable rules, we believe that the Series B preferred stock could be treated as described in the fast-pay stock regulations, we intend to file a protective disclosure statement on IRS Form 8886 with respect to the Series B preferred stock. See “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Series B Preferred Stock Acquired Upon Conversion — Potential Treatment as Fast-Pay Stock.”

If the Series B preferred stock is treated as “nonqualified preferred stock,” upon conversion of the convertible preferred stock into common stock and Series B preferred stock, you may be treated as recognizing gain or as receiving a taxable dividend even though you do not receive any cash upon conversion.

We expect to treat the Series B preferred stock you receive upon conversion of the convertible preferred stock as “nonqualified preferred stock” within the meaning of Section 351(g) of the Code. Under this treatment, the fair market value of the Series B preferred stock you receive would be treated in the same way as cash and, depending on your particular circumstances, you might either recognize gain (if any) or be treated as receiving a dividend for U.S. federal income tax purposes, as discussed in “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Convertible Preferred Stock — Conversion into Common Stock and Series B Preferred Stock.” If you are a non-U.S. holder (as defined in “Material United States Federal Income Tax Consequences”) and you recognize gain upon receipt of the Series B preferred stock in a conversion of your convertible preferred stock, you may be subject to U.S. federal income tax and withholding at a 15% rate on the amount realized, if we are a United States real property holding corporation at any time within the five-year period preceding the conversion (or during your holding period, if shorter), as described in “Material United States Federal Income Tax Consequences — Non-U.S. Holders — Sale, Exchange, Conversion or Other Taxable Disposition of the Equity Units, Convertible Preferred Stock, Common Stock or Series B Preferred Stock.” If you are a non-U.S. holder and you are treated as receiving a dividend, you will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as the applicable tax treaty may provide) on the dividend amount. See “Material United States Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — U.S. Federal Income and Withholding Tax.”

Risk Factors Relating to our Common Stock

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The purchase contracts are settled for shares of our common stock and the convertible preferred stock is convertible into cash (or Series B preferred stock) and, if applicable, our common stock based on the market price of our common stock. The market price of our common stock may fluctuate significantly in response to many factors, including:

•	investors’ perceptions of our prospects;

•	investors’ perceptions of the prospects of the commodities markets and more broadly, the energy markets;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial operating results;

•	sales, or anticipated sales, of large blocks of our stock;

•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement;

•	the ongoing COVID-19 pandemic; and

•	general market and economic conditions.

Holders who receive our common stock upon settlement of their purchase contracts or conversion of their convertible preferred stock will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of the financial condition, results of operations, business or prospects of us and our subsidiaries. It is impossible to assure holders of Equity Units and the convertible preferred stock that the market price of our common stock will not fall in the future.

Future sales of our shares could depress the market price of our common stock.

We are not restricted from selling common stock in the future, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur, and these sales, or the possibility that these sales may occur, could make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. In the future, we may issue our common stock in connection with investments or acquisitions. The amount of such common stock issued could constitute a material portion of our then outstanding common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If few securities or industry analysts cover our company, the trading price for our common shares would be negatively impacted. If one or more of the analysts who covers us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our share price and trading volume to decline.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $191.9 million (or approximately $211.3 million if the underwriters exercise in full their over-allotment option to purchase additional Equity Units), after underwriting commissions and expenses. We intend to use the net proceeds of the offering to pay a portion of the purchase price of the Mountaineer Acquisition and related fees and expenses and for general corporate purposes. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from the Equity Units have not been accounted for in our normal budgeting process. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business and opportunities that may be or become available to us.

ACCOUNTING TREATMENT

The proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the convertible preferred stock based on the fair value of each at the date of the offering. It is expected that the aggregate liquidation preference of the convertible preferred stock will be recorded as equity at inception. The present value of the Corporate Unit contract adjustment payments will be initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over three years by interest charges based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $100 on the purchase contract and will issue the requisite number of shares of our common stock. The $100 that we receive will be credited to shareholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently we anticipate there will be no dilutive effect on our earnings per share from the purchase contracts prior to settlement.

Convertible securities factor into the earnings per share calculation using either the “if-converted method” or the “treasury stock method” as appropriate, if dilutive. Such securities are assumed to be converted at the beginning of the period, with the resulting common shares included in the denominator of the diluted earnings per share calculation for the entire period being presented. Diluted earnings per share also includes certain shares that are contingently issuable. Contingent shares are included if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.

A convertible security (such as convertible preferred stock) that requires the liquidation preference to be settled in another class of nonconvertible preferred stock (or cash in certain circumstances) would apply the treasury stock method of accounting in computing diluted earnings per share. This computation would reflect the dilutive impact of issuing common stock to the extent that the conversion value of the convertible preferred stock exceeds its liquidation preference. The contingent shares issuable for the excess would be included in the denominator of diluted earnings per share during such times if dilutive.

Before the settlement of the convertible preferred stock, the applicable conversion value feature will be accounted for using the treasury stock method previously described. As a result, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the conversion price, which is initially equal to approximately $52.57 per share.

On August 5, 2020, the Financial Accounting Standards Board issued Accounting Standard Update 2020-06, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. We will apply the new standard beginning in January 2022 but does not expect any significant impacts from the implementation of the new standard with respect to the accounting for this transaction.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock, the Series B preferred stock and our common stock set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Description of the Convertible Preferred Stock” and “Description of the Series B Preferred Stock” and “Description of Common Stock” is a description of the material terms of the Equity Units but does not purport to be complete, and we refer you to the agreements which will govern your rights as holders of the Equity Units and which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part.

As used in this Description of the Equity Units, “we,” “us,” “our” or “the Company” refer only to UGI Corporation and any successor obligor, and not to any of its subsidiaries.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and U.S. Bank National Association, as purchase contract agent (in such capacity, the “purchase contract agent”), as collateral agent, custodial agent and securities intermediary (in such capacities, the “collateral agent”). The Equity Units may be Corporate Units, Treasury Units or Cash Settled Units. The Equity Units will initially consist of 2,000,000 Corporate Units (or 2,200,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100. Each Corporate Unit offered by us will consist of:

(1)	a purchase contract under which:

•

on June 1, 2024, which we refer to as the “purchase contract settlement date” (or, if such date is not a business day, the next business day), the holder will purchase from us and we will sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts — Termination” or is settled early as described under “Description of the Purchase Contracts — Early Settlement” or “— Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the settlement rate described under “Description of the Purchase Contracts — Purchase of Common Stock,” “— Early Settlement” or “— Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change — Calculation of Make-Whole Shares”; and

•

we will pay to the holder quarterly contract adjustment payments at the rate of 7.125% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)	either:

•

a 1/10th, or 10%, undivided beneficial ownership in one share of 0.125% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “convertible preferred stock”), issued by us; or

•	following a successful optional remarketing, the applicable ownership interest in the “Treasury portfolio” (as defined under the caption “— Purchase of Common Stock — Optional Remarketing”).

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio, (1) a 1/10th, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date and (2) a 0.003125% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date, which results in an amount equal to the dividend payment that would have been due in respect of the convertible preferred stock that would have been a component of the Corporate Units on such date (without giving effect to any increase of the dividend rate following a successful remarketing of the convertible preferred stock, and whether or not such dividend is authorized or declared).

The fair market value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the convertible preferred stock in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate the entire purchase price to your convertible preferred stock as described under “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Equity Units — Allocation of Purchase Price.”

As long as a unit is in the form of a Corporate Unit, any ownership interest in a share of convertible preferred stock or, solely with respect to the Treasury securities described in clause (1) of the definition of applicable ownership interest, any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock

Each holder of 10 Corporate Units may create, at any time other than (i) if we elect an optional remarketing, during the period from 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing of the convertible preferred stock and (iii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (we refer to each such period as a “blackout period”), 10 Treasury Units by substituting for the share of convertible preferred stock that is a component of such 10 Corporate Units a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to June 1, 2024 (or, if such date is not a business day, the next business day) (e.g., CUSIP No. 9128207H4), which we refer to as a “Treasury security.” This substitution would create 10 Treasury Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Treasury Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.

Each Treasury Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts — Termination” or is settled early as described under “Description of the Purchase Contracts — Early Settlement” or “— Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•

we will pay to the holder quarterly contract adjustment payments at the rate of 7.125% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)	a 1/10th undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited the Treasury security with the collateral agent, and requesting in writing that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Treasury Units to the holder.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. The share of convertible preferred stock thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units, as discussed above, will be responsible for any fees or expenses (including reasonable fees and expenses of counsel) payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”

Recreating Corporate Units from Treasury Units

Each holder of 10 Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury security held by the collateral agent one share of convertible preferred stock for each such 10 Treasury Units. This substitution would recreate Corporate Units and the applicable Treasury security would be released to the holder. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.

To recreate 10 Corporate Units, a holder is required to:

•

deposit with the collateral agent one share of convertible preferred stock, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited one share of convertible preferred stock with the collateral agent, and requesting in writing that the purchase contract agent instruct the collateral agent in writing to release the related Treasury security.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the share of convertible preferred stock, the collateral agent will release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 10 Corporate Units to the holder.

The share of convertible preferred stock will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

No Equity Units may be created or recreated from Series B preferred stock.

Holders who recreate Corporate Units, as discussed above, will be responsible for any fees or expenses (including reasonable fees and expenses of counsel) payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”

Creating Cash Settled Units from Corporate Units

Each holder of 10 Corporate Units may create, only during the period after the date we give notice of the final remarketing period and at or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, Cash Settled Units by substituting for a share of convertible preferred stock that is a component of such 10 Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Cash Settled Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units do not have the right to recreate Corporate Units or create Treasury Units.

Each Cash Settled Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts — Termination” or is settled early as described under “— Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•

we will pay to the holder the final quarterly contract adjustment payment due on the purchase contract settlement date (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon), payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)	$100 in cash.

To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting in writing that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of cash, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Cash Settled Units to the holder.

The cash will be substituted for the share of convertible preferred stock and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contract. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The share of convertible preferred stock thereafter will trade separately from the Cash Settled Units.

Holders who create Cash Settled Units, as discussed above, will be responsible for any fees or expenses payable to the collateral agent (including reasonable fees and expenses of counsel) in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”

No Equity Units may be created or recreated from Series B preferred stock.

Current Payments

Holders of Corporate Units and Treasury Units will receive (subject to our deferral right described below) quarterly contract adjustment payments payable by us at the rate of 7.125% per year on the stated amount of $100 per Equity Unit until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) and the most recent payment date on or before an early settlement as described in “Description of the Purchase Contracts — Early Settlement.” Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us in respect of the June 1, 2024 payment date. In addition, holders of Corporate Units will receive, when, as and if declared by our board of directors, quarterly cash distributions consisting of dividends on the convertible preferred stock attributable to such Corporate Units (and, if applicable, distributions on the applicable ownership interest in the Treasury portfolio described in clause (2) of the definition of applicable ownership interest, to the extent convertible preferred stock attributable to such Corporate Units has been replaced by the Treasury portfolio), equivalent to 0.125% per annum on the liquidation preference of the convertible preferred stock. Any contract adjustment payments and distributions in respect of dividends on the convertible preferred stock may be paid in cash, shares of our common stock or a combination thereof, at our election, as described herein, unless we have previously irrevocably elected a dividend payment method or contract adjustment payment method to apply. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units or the cash that is a component of the Cash Settled Units, but to the extent that such holders of Treasury Units or Cash Settled Units, as the case may be, continue to hold the shares of convertible preferred stock that were released to them when such Treasury Units or Cash Settled Units were created, such holders will continue to receive, when, as and if declared by our board of directors, quarterly dividend payments on their separate shares of convertible preferred stock for as long as they continue to hold such shares.

Subject to our right to defer contract adjustment payments, we will make all contract adjustment payments quarterly in arrears on each payment date (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on September 1, 2021.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts — Contract Adjustment Payments.” We are not obligated to declare or pay dividends on the convertible preferred stock, as described under “Description of the Convertible Preferred Stock — Dividends,” except that all accumulated but unpaid dividends on the convertible preferred stock (including compounded dividends thereon, if any), including with respect to the June 1, 2024 payment date, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date, whether or not declared, unless such payment is not permitted under the Pennsylvania Business Corporation Law (a “dividend deficiency event”). If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

“Close of business” means 5:00 p.m., New York City time. “Open of business” means 9:00 a.m., New York City time.

Listing

We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “UGIC.” Unless and until substitution has been made as described above, none of the convertible preferred stock component of a Corporate Unit, the Treasury security component of a Treasury Unit or the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The convertible preferred stock component will trade as a unit with the purchase contract component of the Corporate Units, the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units, shares of convertible preferred stock or shares of Series B preferred stock issued upon conversion of the convertible preferred stock are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units, convertible preferred stock or Series B preferred stock to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock. Holders of shares of convertible preferred stock, whether or not part of a Corporate Unit, and holders of shares of Series B preferred stock will have only the limited voting rights described in “Description of the Convertible Preferred Stock — Limited Voting Rights” and “Description of the Series B Preferred Stock — Limited Voting Rights,” respectively.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following is a summary of certain provisions of the purchase contracts, which will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, the custodial agent and the securities intermediary. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contracts, including the definitions in the purchase contracts of certain terms. Wherever particular sections or defined terms of the purchase contracts are referred to, such sections or defined terms are incorporated into this prospectus supplement by reference.

As used in this Description of the Purchase Contracts, “we,” “us,” “our” or “the Company” refer only to UGI Corporation and any successor obligor, and not to any of its subsidiaries.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will obligate its holder to purchase, and us to sell, on the purchase contract settlement date (unless the purchase contract terminates prior to that date as described under “— Termination” or is settled early at the holder’s option as described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change”), for $100 in cash, a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we call the “settlement rate”) will be rounded to the nearest ten-thousandth of a share and determined as follows:

(1)    If the “applicable market value” (as defined below) of our common stock is less than or equal to the “reference price,” which is initially equal to $43.81 and is subject to adjustment as described below under the caption “— Anti-dilution Adjustments,” the settlement rate will be the “maximum settlement rate,” which is initially equal to 2.2826 shares of our common stock and is subject to adjustment as described below under the caption “— Anti-dilution Adjustments.”

Accordingly, if the market price for our common stock decreases from the date of this prospectus supplement and during the “market value averaging period” (as defined below), the aggregate market value of the shares of our common stock issued upon settlement of each purchase contract will be less than the stated amount of $100, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)    If the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value.

Accordingly, if the market price for the common stock increases from the date of this prospectus supplement and during the market value averaging period, the aggregate market value of the shares of our common stock issued upon settlement of each purchase contract will be equal to the stated amount of $100, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The reference price initially equals the closing price of our common stock on the New York Stock Exchange on May 17, 2021. The reference price used to determine which of clause (1) or (2) above apply will be the reference price as of the last trading day of the market value averaging period.

Whenever in this prospectus supplement we refer to the maximum settlement rate or the reference price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the maximum settlement rate or the reference price, as applicable, immediately after the close of business on such date.

If you elect to settle your purchase contract early in the manner described under “— Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be equal to 85% of the settlement rate determined in the manner set forth above but assuming the market value averaging period consists of the 20 consecutive trading day period beginning on the trading day immediately following the day you exercise your early settlement right, which we refer to as the “early settlement averaging period.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “— Early Settlement Upon a Fundamental Change.”

The “applicable market value” of our common stock means the average of the “daily VWAPs” (as defined below) of our common stock during the market value averaging period.

The “market value averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the purchase contract settlement date.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price of our common stock as displayed under the heading Bloomberg VWAP on Bloomberg page “UGI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading, or, if our common stock is not then listed on a U.S. national or regional securities exchange or market, the principal other market on which our common stock is then traded, to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Upon the request of any investor, we will confirm whether a market disruption event has occurred on any scheduled trading day during the market value averaging period or any early settlement averaging period. In addition, if a market disruption event occurs on any scheduled trading day during the market value averaging period or any early settlement averaging period, and such market disruption event is not as a result of a suspension or limitation of trading generally on the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading, then we will use our commercially reasonable efforts to notify holders of such market disruption event (including, for these purposes, by notice on our website, by issuing a press release, by disclosure in a report that is filed with or furnished to the SEC or, in the case of any purchase contracts in global form, by notice through the facilities of DTC) no later than the open of business on the next business day.

If 20 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the second scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that second scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price as of such day (or, if no closing price exists for such day pursuant to the definition of such term, the closing price as of the immediately preceding trading day).

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the daily VWAP for the last trading day of the market value averaging period or early settlement averaging period, as applicable (or, in the case of a fundamental change early settlement, the “stock price” (as defined under “— Early Settlement Upon a Fundamental Change” below) of the related fundamental change). If, however, a holder surrenders for settlement more than one purchase contract on the same date, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered on such date or, if the Equity Units are held in global book-entry form, based on such other aggregate number of purchase contracts being surrendered by the holder on the same date as DTC may otherwise request.

If the purchase contract settlement date is not a business day, then settlement of the purchase contracts scheduled to be settled on such date will be made on the next business day.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share of our common stock on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price per share of our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices per share of our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Unless:

•

a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change”; or

•	a “termination event” as defined under “— Termination” has occurred,

then, on the purchase contract settlement date (or, if such date is not business day, the next business day),

•

in the case of Corporate Units where there has been a successful remarketing, a portion of the proceeds from the final remarketing, or the proceeds at maturity of the portion of the Treasury portfolio described in clause (i) of the definition of “Treasury portfolio” from an earlier successful optional remarketing, as applicable, equal to $1,000 multiplied by the number of shares of convertible preferred stock underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holders’ obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders whose shares of convertible preferred stock were remarketed;

•

in the case of Corporate Units where there has not been a successful remarketing of the convertible preferred stock (i) except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends, if any, thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) as described under “— Final Remarketing” and (ii) immediately following such payment, each holder will be deemed to have automatically delivered to us on the purchase contract settlement date the ownership interests in the shares of convertible preferred stock that are a part of such Corporate Units (unless such holder has elected to settle the related purchase contracts in cash as described under “— Final Remarketing”) to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts;

•

in the case of Treasury Units, the cash proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•

in the case of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

Our common stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any share of common stock is issuable upon settlement of any purchase contract will be deemed to become the holder of record of that share as of the close of business on the date of such settlement.

By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•

agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat itself as the owner of the related convertible preferred stock, applicable interest in the Treasury portfolio, Treasury securities or cash, as the case may be.

Remarketing

We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent. Pursuant to the remarketing agreement, remarketing of the convertible preferred stock underlying the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing” and the “final remarketing” (each as defined below) as a “remarketing.” No remarketing will occur if a termination event has occurred or, in the case of an optional remarketing, certain other events have occurred as described below.

As described under “Description of the Convertible Preferred Stock — Remarketing,” in connection with a successful remarketing of the convertible preferred stock, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.” Dividends will continue to be payable quarterly at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with such remarketing), when, as and if declared by our board of directors.

During any blackout period you do not have the right to:

•	settle a purchase contract early;

•	create Treasury Units; or

•	recreate Corporate Units from Treasury Units.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the convertible preferred stock to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

Optional Remarketing

Unless (i) a termination event has occurred, (ii) there are any accumulated but unpaid dividends on the convertible preferred stock in respect of prior completed dividend periods or (iii) we have not declared a dividend payable on the March 1, 2024 payment date, we may elect, at our option, to, on one or more occasions as specified herein, remarket the convertible preferred stock during a period (which we call the “optional remarketing window”) beginning on and including March 1, 2024 and ending on and including May 13, 2024. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we call an “optional remarketing period”) consisting of five sequential possible “optional remarketing dates” (as defined below) selected by us and will include shares of convertible preferred stock underlying Corporate Units and other shares of convertible preferred stock of holders that have elected to include those shares in the remarketing as described under “Description of the Convertible Preferred Stock — Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we issue a press release and give to the depositary at least 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing window as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for shares of convertible preferred stock that are components of Corporate Units, that results in aggregate net proceeds of at least 100% of the “Treasury portfolio purchase price” (as defined below) and (ii) for shares of convertible preferred stock that are not part of Corporate Units, at least equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock — Remarketing of Shares That Are Not Included in Corporate Units”), which will be the same price, on a per share basis, as the shares of convertible preferred stock included as components of Corporate Units. To obtain that price, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.” The increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by, and any other changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock will be determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear and the terms the convertible preferred stock should include in order for the aggregate net remarketing proceeds to equal at least the sum of (x) 100% of the Treasury portfolio purchase price and (y) the separate convertible preferred stock purchase price for shares of convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the conversion rate or the dividend rate in connection with a successful optional remarketing of the convertible preferred stock.

For purposes of the description of the optional remarketing and final remarketing provisions relating to the convertible preferred stock in this prospectus supplement, “net proceeds” and “net remarketing proceeds” mean the gross proceeds of the applicable remarketing, less any discounts or commissions payable to broker-dealers in connection with such remarketing.

We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of convertible preferred stock as to the dates and procedures to be followed in the optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.

Following a successful optional remarketing of the convertible preferred stock, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price, and deduct such price from the proceeds of the optional remarketing. Any remaining net proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.

We have the right to elect not to attempt an optional remarketing, or to elect to postpone any optional remarketing that has not concluded, in our absolute discretion on any day of the relevant optional remarketing period.

If we elect to conduct an optional remarketing and such remarketing is successful:

•

settlement of the remarketed convertible preferred stock will occur on the second business day following the optional remarketing date, or such other date we and the remarketing agent agree to (we refer to such settlement date as the “optional remarketing settlement date”);

•

the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not the holders of such shares elected to participate in the remarketing) will be increased, if applicable, on the optional remarketing settlement date;

•

if applicable, the earliest redemption date for the convertible preferred stock will be changed to a later date that is on or prior to August 29, 2025, effective on the optional remarketing settlement date;

•

any terms of the remarketed convertible preferred stock modified by us in accordance with the statement with respect to shares establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the convertible preferred stock (the “statement with respect to shares”) will (subject to a limited exception described in this prospectus supplement) become effective on the optional remarketing settlement date, if applicable;

•

dividends will continue to be payable on the convertible preferred stock quarterly at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with such remarketing), when, as and if declared by our board of directors;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the terms of the convertible preferred stock will not be modified and the shares of convertible preferred stock (other than separate shares of convertible preferred stock) will continue to be components of the Corporate Units and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.

For the purposes of a successful optional remarketing, and subject to the provisions described in the second following paragraph, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, the Treasury portfolio, except as described in the following paragraph.

The “Treasury portfolio” is a portfolio of U.S. Treasury securities consisting of (i) U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date (or, if such date is not a business day, the next business day) in an aggregate amount at maturity equal to $1,000 multiplied by the number of shares of convertible preferred stock included in the Corporate Units on the optional remarketing date and (ii) U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date (or, if such date is not a business day, the next business day) in an aggregate amount equal to the aggregate dividend payment that would have been due on such date (without giving effect to any increase of the dividend rate following a successful remarketing of the convertible preferred stock, and whether or not such dividend is authorized or declared) on all shares of convertible preferred stock included in the Corporate Units on the optional remarketing date. However, if the U.S. Treasury securities (or principal or interest strips thereof) that would be included in the Treasury portfolio in accordance with the preceding definition in connection with a successful optional remarketing have a yield that is less than zero, then (i) the Treasury portfolio will instead consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities that would be included in the Treasury portfolio in accordance with the preceding definition; (ii) the Treasury portfolio purchase price will be deemed to be such aggregate principal amount referred to in preceding clause (i); and (iii) references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash. Neither we, the purchase contract agent, the collateral agent nor anyone else will invest that cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and, solely with respect to the Treasury securities described in clause (1) of the definition of applicable ownership interest, such applicable ownership interests will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date (or, if such date is not a business day, the next business day), a portion of the proceeds from the Treasury portfolio equal to $1,000 multiplied by the number of shares of convertible preferred stock that are components of the Corporate Units on the optional remarketing date will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts forming part of such Corporate Units. In addition, proceeds from the Treasury portfolio equal to the dividend payment that would have been due in respect of the shares of convertible preferred stock that were components of the Corporate Units on the optional remarketing date (without giving effect to any increase of the dividend rate following such successful remarketing of the convertible preferred stock, and whether or not such dividend is authorized or declared) will be paid, on the purchase contract settlement date (or, if such date is not a business day, the next business day), to holders of the Corporate Units as of the close of business on the preceding record date (which payment will, for the avoidance of doubt, not affect our obligation to pay any dividend that has been declared on the outstanding convertible preferred stock in respect of the payment date occurring on the purchase contract settlement date). Any failure to apply proceeds as described above solely as a result of a failure by the U.S. government to pay the principal amount of or any interest on any Treasury security in the Treasury portfolio will not constitute an event of default under a purchase contract. If, as a result of any such failure, there are insufficient proceeds from the Treasury portfolio to satisfy the Corporate Unit holders’ obligations to purchase common stock under the purchase contracts, we will delay settlement of the purchase contracts until such time as such proceeds are available.

Unless we agree otherwise with the remarketing agent, the remarketing settlement date for a successful optional remarketing will be on or before the record date immediately preceding the purchase contract settlement date. Accordingly, holders of Corporate Units are not expected to receive any dividend on the convertible preferred stock that we declare in respect of the payment date occurring on the purchase contract settlement date, except to the extent of any separate convertible preferred stock that they own not as part of any Corporate Units.

If we elect to remarket the convertible preferred stock during an optional remarketing period and a successful remarketing of the convertible preferred stock has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the relevant optional remarketing date and we will issue a press release disclosing the modified terms established for the convertible preferred stock during the optional remarketing on the business day following the optional remarketing date.

Final Remarketing

Unless (i) a termination event has occurred or (ii) the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units as a result of a successful optional remarketing, the remarketing agent will remarket the shares of convertible preferred stock that are components of the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock — Remarketing of Shares That Are Not Included in Corporate Units,” during each day of the five business day period ending on, and including, May 30, 2024 (the second business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the convertible preferred stock offered in the final marketing as the “final remarketing date.”

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in aggregate net proceeds of at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. To obtain that price, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock — Terms of the Remarketed Preferred Stock.” The increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by, and any other changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock will be determined by, our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear and the terms the convertible preferred stock should include in order for the aggregate net remarketing proceeds to equal at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing of the convertible preferred stock. We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the final remarketing no later than May 8, 2024. In our notice of a final remarketing, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate shares of convertible preferred stock to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units, if applicable, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and the procedures that must be followed by a holder of an ownership interest in a share of convertible preferred stock that is a part of a Corporate Unit in the case of a failed final remarketing not to have its ownership interests in shares of convertible preferred stock automatically delivered to us as described in this prospectus supplement in satisfaction of its obligation under the related purchase contracts.

We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last business day of the final remarketing period.

If the final remarketing is successful:

•	settlement of the remarketed convertible preferred stock will occur on the purchase contract settlement date;

•

except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon, if any), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date;

•

the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not the holder of such shares elected to participate in the remarketing) will be increased, if applicable, effective on the purchase contract settlement date;

•

if applicable, the earliest redemption date for the convertible preferred stock will be changed to a later date that is on or prior to August 29, 2025, effective on the purchase contract settlement date;

•

dividends will continue to be payable on the convertible preferred stock quarterly at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with such remarketing), when, as and if declared by our board of directors;

•

a portion of the net proceeds from the remarketing equal to $1,000 multiplied by the number of shares of convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, and any remaining net proceeds, other than proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock, will be promptly remitted to such holders on the purchase contract settlement date pro rata in accordance with their respective interests in such Corporate Units; and

•

net proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock who have elected to participate in the remarketing will be remitted by the remarketing agent to the custodial agent for remittance pro rata to such holders on the purchase contract settlement date.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related convertible preferred stock on or prior to the last day of the final remarketing period, at a price equal to or greater than $1,000 multiplied by the aggregate number of shares of convertible preferred stock to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, the ownership interests in the shares of convertible preferred stock held as a part of Corporate Units will be automatically delivered to us, on the purchase contract settlement date, in full satisfaction of the Corporate Unit holder’s obligation to purchase our common stock under the related purchase contract, unless the holder has elected otherwise, as set forth under “Description of the Convertible Preferred Stock — Automatic Settlement Upon Failed Final Remarketing.”

Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon, if any), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon, if any) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

If a successful remarketing of the convertible preferred stock has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time prior to the close of business on the business day immediately preceding the first day of the market value averaging period, other than during a blackout period. In the case of Corporate Units and Treasury Units, such early settlement may only be made in integral multiples of 10 purchase contracts.

In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 multiplied by the number of purchase contracts being settled; plus

•

if the “early settlement date” (as defined below) for any purchase contract occurs after a record date and before the related payment date, a cash amount equal to the contract adjustment payments payable in respect of such payment date on the purchase contracts being settled (assuming the same is payable solely in cash), unless we have elected to defer the contract adjustment payments payable in respect of such payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if we determine in our reasonable judgment that it is required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the issuance of the shares of our common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if we determine in our reasonable judgment that it is required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering the issuance of those shares of our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, except as described below in “— Early Settlement Upon a Fundamental Change,” we will issue, for each purchase contract being settled, 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “— Purchase of Common Stock” above as if the “applicable market value” were the average of the daily VWAPs of our common stock during the early settlement averaging period.

We will cause the related shares of convertible preferred stock or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and (if applicable) securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within two business days following the early settlement date, to the purchase contract agent on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of our common stock to be issued upon settlement of the purchase contract within two business days following the last day of the early settlement averaging period, to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon, if any) to, but excluding, the payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate (except for contract adjustment payments payable to the holders of record on the applicable record date), and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the “early settlement date.” If the purchase contract agent receives the foregoing, and all conditions to early settlement have been satisfied, on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”

Early Settlement Upon a Fundamental Change

If a fundamental change (as defined below) occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to settle the purchase contract early on the fundamental change early settlement date (as defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below under “— Calculation of Make-Whole Shares”), plus an additional number of shares determined as set forth below (such additional number referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” will be deemed to have occurred at the time after the Equity Units are originally issued if any of the following occurs:

(i)    any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events occurs, in each case, pursuant to which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction or event or series of transactions or events, listed on a U.S. national or regional securities exchange; or

(ii)    our common stock ceases to be listed or quoted on a U.S. national or regional securities exchange for 30 or more consecutive trading days.

The fundamental change early settlement right is subject to the condition that at such time, if we determine in our reasonable judgment that it is required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering the issuance of the shares of our common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if we determine in our reasonable judgment that it is required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering the issuance of our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). The fundamental change early settlement date will be postponed by the number of days during the period on which no such registration statement is effective (if we determine that the same is required at such time), except that the fundamental change early settlement date will not be postponed beyond the purchase contract settlement date. If, but for the exception contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the stock price (as defined below under “— Calculation of Make-Whole Shares”) in such fundamental change.

We will provide each holder of Equity Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will specify:

(1)    the date on which the fundamental change early settlement will occur (the “fundamental change early settlement date”), which will be at least 10 business days after the effective date of such fundamental change but, subject to the foregoing, no later than the earlier of (x) 20 business days after the effective date of such fundamental change and (y) one business day prior to (i) the first day of the commencement of an optional remarketing period, or (ii) if we have not specified an optional remarketing period or the optional remarketing is not successful, the first day of the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date;

(2)    the date by which holders must exercise the fundamental change early settlement right;

(3)    the settlement rate and number of make-whole shares;

(4)    if not shares of our common stock, the amount and kind (per purchase contract) of the cash, securities and other consideration receivable by the holder upon settlement; and

(5)    the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right.

Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date.

To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and

•	deliver to the purchase contract agent cash in immediately available funds equal to $100 multiplied by the number of purchase contracts being settled.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for fundamental change early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares of our common stock (or exchange property units as defined under “— Reorganization Events,” if applicable) equal to the settlement rate described above plus the additional make-whole shares, together with accrued and unpaid contract adjustment payments to, but excluding, the fundamental change early settlement date, unless the fundamental change early settlement date falls after a record date and on or prior to the corresponding payment date, in which case (x) we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due in respect of such payment date to the holder of record at the close of business on the corresponding record date and (y) such accrued and unpaid contract adjustment payments will not be paid as part of the consideration to settle such fundamental change early settlement.

The holder will also receive on the fundamental change early settlement date the shares of convertible preferred stock or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, if applicable, will have been released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent, on behalf of the holder, free and clear of our security interest. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

Holders of Corporate Units and Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 purchase contracts.

The terms of the convertible preferred stock provide that if a fundamental change occurs on or after a successful remarketing of the convertible preferred stock, there will be no fundamental change conversion right. See “Description of the Convertible Preferred Stock — Conversion Rights — Adjusted Conversion Rate Upon a Fundamental Change.”

Calculation of Make-Whole Shares

The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (i) of the definition of fundamental change above where all holders of our common stock receive only cash for their shares of common stock in the fundamental change, the cash amount paid per share of our common stock; and

•	in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.

For purposes of this “Description of the Purchase Contracts” section, the stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of any event requiring an adjustment to the maximum settlement rate pursuant to paragraphs (1) through (5), inclusive, below under “— Anti-dilution Adjustments” in a manner inversely proportional to the adjustment to the maximum settlement rate. Each of the make-whole share amounts in the table will be adjusted in the same manner and at the same time as the maximum settlement rate is adjusted pursuant to paragraphs (1) through (5), inclusive, below under “— Anti-dilution Adjustments.”

Stock Price

Effective Date	$10.00	$15.00	$20.00	$30.00	$43.81	$48.00	$50.00	$52.57	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00	$200.00	$250.00
May 25, 2021	1.1685	0.7671	0.5612	0.3076	0.0000	0.1959	0.2548	0.3240	0.2573	0.1962	0.1567	0.1299	0.1109	0.0804	0.0618	0.0391	0.0256
June 1, 2022	0.7793	0.5118	0.3763	0.2045	0.0000	0.1254	0.1846	0.2542	0.1902	0.1362	0.1051	0.0860	0.0733	0.0535	0.0413	0.0262	0.0172
June 1, 2023	0.3928	0.2580	0.1906	0.1093	0.0000	0.0583	0.1139	0.1798	0.1131	0.0690	0.0508	0.0419	0.0362	0.0270	0.0209	0.0133	0.0087
June 1, 2024	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The actual stock price and effective date may not be set forth on the table, in which case:

•

if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365- or 366-day year, as applicable;

•	if the stock price exceeds $250.00 per share, subject to adjustment in the same manner as the stock prices in the table above, then the make-whole share amount will be zero; and

•

if the stock price is less than $10.00 per share, subject to adjustment in the same manner as the stock prices in the table above (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units will be payable in cash, shares of our common stock or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply, at a rate per year of 7.125% of the stated amount of $100 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from (and including) the date of original issuance of the Corporate Units to (but excluding) the earliest occurrence of a termination event, the purchase contract settlement date, the fundamental change early settlement date (if applicable) and the most recent payment date on or before any early settlement of the related purchase contracts (if applicable), and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2021 (each, a “payment date”).

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the February 15, May 15, August 15 or November 15 (in each case, whether or not a business day), as applicable, immediately preceding the relevant payment date or, if the Equity Units are held in global book-entry form, the record date will be the business day immediately preceding the applicable payment date. Contract adjustment payments will be payable to such record holders notwithstanding the occurrence of any early settlement date or fundamental change early settlement date following a record date and prior to the related payment date, except that holders will be required to pay us, in connection with any early settlement (other than in connection with a fundamental change), an equivalent payment as described under “— Early Settlement” above. These distributions will be paid through the purchase contract agent, who will distribute amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.

If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that upon (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the payment date immediately preceding the early settlement date.

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.25% per year until paid, compounded quarterly, which is equal to the initial rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made in full. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled payment date (or, if such payment date is not a business day, the next business day). If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay any dividends or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the convertible preferred stock and Series B preferred stock).

The restrictions listed above do not apply to:

•

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors, agents or consultants (including, for the avoidance of doubt, the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of capital stock that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such contract, plan or arrangement, in each case whether for payment of applicable taxes or the exercise price, or otherwise) or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•

any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged or pursuant to the exercise of any other right to acquire our capital stock;

•

any dividend or distribution in the form of stock (or payment of cash in lieu of any fractional interests in shares of such stock), warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same class of stock as that on which the dividend is being paid or ranks equally with or junior to such class of stock (including, for the avoidance of doubt, the declaration and payment of any dividends on the convertible preferred stock or the Series B preferred stock in shares of our common stock together with cash in lieu of any fractional share of our common stock);

•

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

•

payments on any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full;

•

delivery of Series B preferred stock and (if applicable) our common stock, and/or payment of cash in lieu of any fractional share of our common stock, in each case, upon conversion of the convertible preferred stock;

•

the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into before the date that the relevant contract adjustment payment is deferred;

•

payments on the convertible preferred stock or the Series B preferred stock (if any), in each case so long as the amount of payments made on account of such convertible preferred stock or Series B preferred stock (if any) and the purchase contracts is paid on all such convertible preferred stock or Series B preferred stock (if any) and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each such convertible preferred stock, Series B preferred stock or purchase contract is then entitled if paid in full; and

•

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Method of Payment of Contract Adjustment Payments

Subject to the limitations described below, we may elect to pay any contract adjustment payment (or any portion of any contract adjustment payment) on the Equity Units (whether or not for a current quarterly period or any prior quarterly period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each contract adjustment payment in cash, except to the extent we elect, or have previously elected, to make all or any portion of such payment in shares of our common stock. To the extent we do not elect to defer such payment, and unless we have previously irrevocably elected a contract adjustment payment method, we will give the holders of the Equity Units notice of any election with respect to any particular contract adjustment payment and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the payment date for such contract adjustment payment. However, for purposes of any contract adjustment payment payable in connection with the early settlement of any holder’s purchase contract pursuant to the provisions described above under the caption “— Early Settlement” or “— Early Settlement Upon a Fundamental Change,” (i) we will instead provide such notice (x) to such holder no later than eight scheduled trading days prior to the settlement date for such early settlement (in the case of an early settlement pursuant to the provisions described above under the caption “— Early Settlement”); or (y) in the related fundamental change notice (in the case of an early settlement pursuant to the provisions described above under the caption “— Early Settlement Upon a Fundamental Change”); and (ii) solely for purposes of the provisions described in this section, the settlement date for such early settlement will be deemed to be a “payment date.”

If we elect, or have previously irrevocably elected, to make any such contract adjustment payment, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%. However, the number of shares of common stock that we will deliver as payment for any contract adjustment payment due (and not duly deferred at our election) in respect of any payment date will be limited to a maximum number equal to the total dollar amount of such contract adjustment payment (including any portion thereof that we have not elected to pay in shares of our common stock) divided by the floor price (as defined below) in effect on the second trading day immediately preceding such payment date. If the dollar amount of the contract adjustment payment per purchase contract that we have duly elected to pay in shares of common stock exceeds the product of (x) 97% of the applicable five-day average price and (y) the number of shares of common stock deliverable (without regard to our obligation to pay cash in lieu of delivering any fractional share of our common stock) per purchase contract in respect of such contract adjustment payment, then we will pay such excess amount in cash. We refer to the provision described in the two preceding sentences as the “share limitation provision.” Notwithstanding anything to the contrary, we will have the right, exercisable at our sole election by notice sent to the holders of the purchase contracts, to irrevocably eliminate the share limitation provision. If we have made such an irrevocable election, then we will state so in each subsequent notice, if any, that we send electing to pay any portion of a contract adjustment payment in shares of common stock. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the purchase contract and pledge agreement, including pursuant to the provision described in the fifth bullet point of the first paragraph under the caption “— Certain Provisions of the Purchase Contract and Pledge Agreement — Modification.” However, we may nonetheless choose to execute such an amendment at our option. In addition, such irrevocable election, if made, will not affect any prior election that we have made or prior notice that we have sent with respect to the payment of any portion of a contract adjustment payment in shares of common stock.

“Floor price” means, as of any trading day, an amount (rounded to the nearest cent) equal to 35% of the reference price in effect immediately after the close of business on such trading day.

Without the consent of any holders of purchase contracts, we may, by notice to such holders through the purchase contract agent, irrevocably elect whether we will pay contract adjustment payments in cash, shares of our common stock or a combination thereof (a “contract adjustment payment method”) and, if applicable, the amount or percentage of a contract adjustment payment to be paid in common stock that will apply to any contract adjustment payment following such notice (unless a contract adjustment payment method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which may be any time subsequent to the delivery of such notice). Our irrevocable election of a contract adjustment payment method as described herein may be made by us in our sole discretion.

No fractional shares of our common stock will be delivered to the holders of the Equity Units in respect of contract adjustment payments. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of our common stock based on (i) the five-day average price and (ii) the aggregate number of Equity Units held by such holder (or, if the Equity Units are held in global book-entry form, based on the applicable procedures of the depositary for determining such number of Equity Units).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales (by persons who are not, and have not been at any time during the preceding three months, affiliates of ours) of common stock issued as a contract adjustment payment, including contract adjustment payments paid in connection with a fundamental change early settlement, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of our common stock have been resold thereunder and such time as all such shares are freely tradable by such non-affiliates without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Anti-dilution Adjustments

The maximum settlement rate will be subject to the following adjustments:

(1)    If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the maximum settlement rate will be adjusted based on the following formula:

SR1 = SR0 x (OS1/OS0)

where,

SR0 = the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

SR1 = the maximum settlement rate in effect immediately after the close of business on such record date or such effective date, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on such record date or such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1 = the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) will become effective immediately after the close of business on (x) the record date for such dividend or other distribution or (y) the effective date for such share split or share combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new maximum settlement rate will be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2)    If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the trading day immediately preceding the date of announcement of such distribution (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which the provisions set forth in clause (3)(a) below and the third paragraph following clause (5) below will apply), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x (OS0 + X)/(OS0 + Y)

where,

SR0 = the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1 = the maximum settlement rate in effect immediately after the close of business on such record date;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the closing price of our common stock on the trading day immediately preceding the date of announcement for the distribution of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised prior to the expiration of the exercisability thereof (and as a result no additional shares of our common stock are delivered or issued pursuant to such rights, options or warrants), the new maximum settlement rate will be readjusted, as of the date of such expiration, to the maximum settlement rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of our common stock actually delivered pursuant to such rights, options or warrants.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share of our common stock less than the closing price of our common stock on the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by us in a commercially reasonable manner. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the close of business on the record date for such distribution.

(3)    (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock (excluding (i) any dividend, distribution, share split and share combination described in clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, (iii) any spin-off to which the provisions in clause (3)(b) below apply, (iv) rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in the third paragraph following clause (5) below, (v) exchange property issued in exchange for, or upon conversion of, our common stock in connection with a reorganization event, as to which the provisions described below under the caption “— Reorganization Events” will apply and (vi) a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x SP0 / (SP0 — FMV)

where,

SR0 = the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1 = the maximum settlement rate in effect immediately after the close of business on such record date;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by us in a commercially reasonable manner), on the record date for such distribution, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of our common stock.

An adjustment to the maximum settlement rate made pursuant to the immediately preceding paragraph shall become effective immediately after the close of business on the record date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract will receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

(b) However, if we distribute to all or substantially all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” then the maximum settlement rate will instead be increased based on the following formula:

SR1 = SR0 x (FMV0 + MP0)/MP0

where,

SR0 = the maximum settlement rate in effect immediately prior to the close of business on the last trading day of the valuation period (as defined below);

SR1 = the maximum settlement rate in effect immediately after the close of business on the last trading day of the valuation period;

FMV0 = the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the ex-dividend date for such distribution with respect to our common stock on the New York Stock Exchange or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for our common stock (the “valuation period”) (such average to be determined as if references to our common stock in the definitions of “closing price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and

MP0 = the average of the closing prices of our common stock over the valuation period.

The adjustment to the maximum settlement rate under this paragraph (3)(b) will occur immediately after the close of business on the last trading day of the valuation period; provided that if the second trading day preceding the purchase contract settlement date (or, in the case of an early settlement, the second trading day preceding the date such early settlement is settled) occurs during the valuation period, references with respect to 10 trading days will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, and including, such second trading day in determining the maximum settlement rate applicable to the relevant settlement.

If any distribution described in this paragraph (3)(b) is declared but not so paid or made, the new maximum settlement rate will be readjusted, as of the date our board of directors determines not to pay or make such distribution, to the maximum settlement rate that would then be in effect if such distribution had not been declared.

(4)    If any cash dividend or distribution is made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.345 per share (subject to adjustment as described below) (as so adjusted, the “reference dividend”), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x [(SP0 — T)/(SP0 — C)]

where,

SR0 = the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

SR1 = the maximum settlement rate in effect immediately after the close of business on such record date;

SP0 = the closing price of our common stock on the trading day immediately before the ex-dividend date for such dividend or distribution;

C = the amount in cash per share we distribute to holders of our common stock; and

T = the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero for purposes of such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract will receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever the maximum settlement rate is adjusted pursuant to paragraph (1), (2), (3) or (5) under this “— Anti-dilution Adjustments” section. The reference dividend will be zero for any cash dividend that is not a regular quarterly dividend.

Any increase to the maximum settlement rate made pursuant to this paragraph (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new maximum settlement rate will be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(5)    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x [FMV + (SP1 x OS1)] / (SP1 x OS0)

where,

SR0 = the maximum settlement rate in effect immediately prior to the close of business on the trading day immediately following the date on which such tender or exchange offer expires;

SR1 = the maximum settlement rate in effect immediately after the close of business on the trading day immediately following the date on which such tender or exchange offer expires;

FMV = the fair market value (as determined in good faith by us in a commercially reasonable manner, which determination will be conclusive), at the close of business on the trading day immediately following the date on which such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0 = the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the maximum settlement rate under the preceding paragraph (5) shall become effective immediately after the close of business on the trading day immediately following the date on which such tender or exchange offer expires. To the extent such tender or exchange offer is announced but not consummated (including as a result of us or one of our subsidiaries being permanently prevented by applicable law from effecting any such purchase), the new maximum settlement rate shall be readjusted to be the maximum settlement rate that would be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or market on which our common stock or such other security, as applicable, is listed or traded at that time, without the right to receive the issuance or distribution in question, from us or the issuer of such security, as the case may be, or, if applicable, from the seller of our common stock or such security, as the case may be, on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock or such other security under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

If we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case the maximum settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3)(a) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

You might be treated as receiving a constructive distribution from us if (1) the maximum settlement rate under the purchase contract is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, an adjustment to the maximum settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (such as if we increase the cash dividend on our common stock). Thus, under certain circumstances, an increase in the maximum settlement rate might give rise to a taxable dividend to you even though you will not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the maximum settlement rate. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below under “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Common Stock Acquired under a Purchase Contract or upon Conversion — Distributions.” In addition, non-U.S. holders (as defined in “Material United States Federal Income Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax.

In addition, we may increase the maximum settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the maximum settlement rate will be calculated to the nearest ten thousandth of a share. No adjustment to the maximum settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the maximum settlement rate. If any adjustment is not required to be made because it would not change the maximum settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date, any early settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the maximum settlement rate will be made on account of the events referred to above (other than a share split or combination or a tender or exchange offer) if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held, per purchase contract, a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

Except as described above, the maximum settlement rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; and

•	for accrued and unpaid contract adjustment payments.

We will, as promptly as practicable after the maximum settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the maximum settlement rate, an adjustment also will be simultaneously made to the reference price (rounded to the nearest cent) on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date, any early settlement date or any fundamental change early settlement date.

If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-dividend date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period (x) beginning on, and including, (i) the open of business on the first trading day of the market value averaging period, (ii) in the case of any early settlement that is not a fundamental change early settlement, the open of business on the first trading day of the relevant early settlement averaging period, or (iii) in the case of a fundamental change early settlement (other than in respect of a fundamental change described in clause (i) of the definition of fundamental change above where all holders of our common stock receive only cash for their shares of common stock in the fundamental change), the first trading day of the period used to calculate the stock price for such fundamental change, and (y) ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments, if any, to the stock price, the applicable market value, the maximum settlement rate, the reference price and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. Without duplication of the preceding sentence, if any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-dividend date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (in each case, relating to a required maximum settlement rate adjustment) occurs, during the period used to determine the applicable market value, the “stock price” or any other averaging period or similar period hereunder, we will make appropriate adjustments, if any, to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change only in par value);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries substantially as an entirety;

•	any statutory exchange of our common stock; or

•	any similar event,

in each case, as a result of which our common stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (“exchange property”).

Following the effective date of a reorganization event, the settlement of the purchase contracts (including the settlement rate, the maximum settlement rate and the reference price, and adjustments to the maximum settlement rate and the reference price, following such reorganization event), and the consideration in which contract adjustment payments on the purchase contracts is payable, will be determined as if each reference to any number of shares of common stock in this “Description of the Purchase Contracts” section were instead a reference to the same number of exchange property units. An “exchange property unit” is the kind and amount of exchange property receivable in such reorganization event (without any interest thereon, without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date and without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average, per share of our common stock, of the types and amounts of consideration received by the holders of our common stock. For the avoidance of doubt, if all holders of our common stock receive cash for their shares of common stock pursuant to a reorganization event, then, following the effective date of such reorganization event the purchase contracts will be settled solely in cash in the manner described in this paragraph.

In the event of such a reorganization event, the person formed by such consolidation or surviving such merger or, if other than us, the person which acquires our assets and those of our subsidiaries substantially as an entirety will execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) will have the rights described in the preceding paragraph and expressly assuming all of our obligations under the purchase contracts and the purchase contract and pledge agreement. Such supplemental agreement will provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the maximum settlement rate, which, for events subsequent to the effective date of such reorganization event, will be as nearly equivalent as may be practicable, as determined by us in our sole commercially reasonable discretion, to the adjustments provided for under “— Anti-dilution Adjustments” above (it being understood that no such adjustments will be required with respect to any portion of the exchange property that does not consist of securities). In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of our common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

The provisions described in the preceding three paragraphs will similarly apply to successive reorganization events.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments, if any), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us (a “termination event”).

Upon any such termination, (1) we will promptly but in no event later than two business days thereafter give written notice to the purchase contract agent, the collateral agent and the holders of Corporate Units, Treasury Units and Cash Settled Units and (2) the collateral agent will release the convertible preferred stock, the relevant portion of the applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as the case may be, from the pledge arrangement and transfer such convertible preferred stock, the relevant portion of the applicable ownership interest in the Treasury portfolio, Treasury securities or cash to the purchase contract agent for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged assets or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party.

Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Pledged Assets and Pledge

The shares of convertible preferred stock that are a component of the Corporate Units or, following a successful optional remarketing, solely with respect to the Treasury securities described in clause (1) of the definition of applicable ownership interest, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury securities that are a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged assets,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged assets will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged assets related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security or cash, as the case may be, for the related convertible preferred stock as provided for under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock” and “Description of the Equity Units — Creating Cash Settled Units from Corporate Units”;

•

in the case of Treasury Units, to substitute convertible preferred stock for the related Treasury security, as provided for under “Description of the Equity Units — Recreating Corporate Units from Treasury Units”; and

•	upon any early settlement, final settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related convertible preferred stock. Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will retain ownership of the related Treasury securities pledged in respect of the related purchase contracts. Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged assets other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement — General,” upon receipt of distributions on the pledged assets, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

The following is a summary of certain provisions of the purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, the custodial agent and the securities intermediary. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract and pledge agreement, including the definitions in the purchase contract and pledge agreement of certain terms. Wherever particular sections or defined terms of the purchase contract and pledge agreement are referred to, such sections or defined terms are incorporated into this prospectus supplement by reference.

As used in this Description of the Purchase Contract and Pledge Agreement, “we,” “us,” “our” or “the Company” refer only to UGI Corporation and any successor obligor, and not to any of its subsidiaries.

General

Except as described under “— Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units will be registrable at the designated corporate trust office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged assets will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, see “Description of the Purchase Contracts — Termination”) at the designated corporate trust office of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.

If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of our common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of our common stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with satisfactory indemnity or security to the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged assets are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged assets delivered to the purchase contract agent and payments on the pledged assets will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity or security described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

Notwithstanding anything to the contrary in the following paragraph, the purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contracts and the purchase contract and pledge agreement without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contracts and/or the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•

to conform the provisions of the purchase contracts and/or the purchase contract and pledge agreement to the description contained in the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•	to irrevocably elect a contract adjustment payment method to apply or to irrevocably eliminate the share limitation provision;

•	to cure any ambiguity, defect, inconsistency or mistake; or

•

to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units in any material respect.

The purchase contract and pledge agreement will contain provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, subject to the preceding paragraph, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency or method of payment;

•

impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•

except as described under “Description of the Purchase Contracts — Early Settlement” or “— Anti-dilution Adjustments,” reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•	adversely affect the holder’s rights with respect to the settlement of any purchase contract in any material respect;

•

change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•

reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Equity Units entitled to give or take any demand, direction, consent or other action under the Equity Units, in the manner and subject to the limitations provided in the purchase contract and pledge agreement. In certain circumstances, the purchase contract agent also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular Equity Units, such action may be taken only by persons who are holders of such Equity Units at the close of business on the record date.

No Consent to Assumption; Agreement by Purchasers

Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Merger, Sale or Lease

We will covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, assign or otherwise dispose of all or substantially all of our consolidated assets unless:

•

either we are the continuing corporation or the successor entity is an entity duly organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes and this other entity expressly assumes all of our obligations under the purchase contracts and the purchase contract and pledge agreement by one or more supplemental agreements;

•

we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer, assignment or other disposition, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock, any Series B preferred stock or the remarketing agreement or in material default in the performance of any other obligations thereunder; and

•	an officer’s certificate and opinion of counsel is delivered to the purchase contract agent.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor entity, such successor entity will succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we will be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units, Treasury Units and Cash Settled Units.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units,

Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of satisfactory evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, an indemnity or security satisfactory to the purchase contract agent and us shall be furnished at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity or security described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged assets included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent and the Collateral Agent

U.S. Bank National Association will be the purchase contract agent and the collateral agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

U.S. Bank National Association and its affiliates maintain banking relationships with us.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the purchase contract agent and the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent or the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the earlier to occur of (i) as indicated in the notice of resignation or removal or (ii) the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses (including fees and expenses of counsel and agents) related to the retention of the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged assets, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any fees or expenses (including fees and expenses of counsel and agents) payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged assets to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units

The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the depositary, will act as the initial securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units, Treasury Units and Cash Settled Units will initially be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units, Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units will no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash

Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related convertible preferred stock, Treasury securities, cash, Series B preferred stock and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of the convertible preferred stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our amended and restated articles of incorporation, as amended, including the statement with respect to shares establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions on the convertible preferred stock and our amended and restated bylaws, as currently in effect, and applicable laws. Wherever particular provisions or defined terms of the convertible preferred stock are referred to, such provisions or defined terms are incorporated into this prospectus supplement by reference.

As used in this Description of the Convertible Preferred Stock, “we,” “us,” “our” or “the Company” refer only to UGI Corporation and any successor obligor, and not to any of its subsidiaries.

General

Under our amended and restated articles of incorporation, as amended, our board of directors designated up to 220,000 shares of our authorized but unissued preferred stock as, and approved a statement with respect to shares creating, a series of our preferred stock, designated as the 0.125% Series A Cumulative Perpetual Convertible Preferred Stock, which we refer to as the “convertible preferred stock.” We will not (i) change any terms of the convertible preferred stock except as set forth in the statement with respect to shares and (ii) issue any additional shares of convertible preferred stock other than in accordance with the statement with respect to shares.

We will issue an aggregate of up to 200,000 shares of convertible preferred stock, or 220,000 shares if the underwriters exercised in full their over-allotment option on the Corporate Units. When issued in accordance with this prospectus supplement and the accompanying prospectus, the convertible preferred stock will be validly issued, fully paid and non-assessable.

Each Corporate Unit includes a 1/10th, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock with an initial $1,000 liquidation preference that corresponds to the stated amount of $100 per Corporate Unit.

We do not intend to list the convertible preferred stock that are not a part of Corporate Units on any securities exchange.

Ranking

The convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•	on parity with any class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock, including the Series B preferred stock (if any);

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, as such, will rank senior in right of payment to the convertible preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock. If and when issued, any Series B preferred stock will rank on parity with the convertible preferred stock. As of March 31, 2021, we had $6,386 million principal amount of outstanding indebtedness, all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred shareholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.

Dividends

Without limiting the operation of the provisions described under “— Conversion Rate Adjustments,” holders of the convertible preferred stock, as such, will not have participation rights with respect to any dividends or distributions on our common stock or any other class or series of our capital stock.

Holders of the convertible preferred stock will receive, when, as and if declared by our board of directors, cumulative dividends, at the rate of 0.125% per year (the “dividend rate”) on the $1,000 liquidation preference per share of convertible preferred stock, payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, unless we have previously irrevocably elected a dividend payment method to apply.

Dividends will accumulate from the first date of original issuance of the convertible preferred stock and will be payable when, as and if declared by our board of directors quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “payment date”) beginning on September 1, 2021, to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the immediately preceding February 15, May 15, August 15 and November 15 (in each case, whether or not a business day), respectively, or, if (x) the Corporate Units are held in global book-entry form or (y) the separate shares of convertible preferred stock are held in global book-entry form, the record date will be the business day immediately preceding the applicable payment date. We refer to each period beginning on and including a payment date (or, in respect of the first dividend period, the first date of original issuance of the convertible preferred stock) to, but excluding, the next payment date as a “dividend period.”

We will calculate dividends on the convertible preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the convertible preferred stock will cease to accumulate upon conversion or redemption, as the case may be, as described below.

If a payment date falls on a date that is not a business day, the payment due on such date will be instead made on the next succeeding business day and no interest or other payment will be paid in respect of the delay.

Dividends on the convertible preferred stock will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

So long as any shares of convertible preferred stock remain outstanding, except as described below, unless full cumulative dividends on the convertible preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock, including the Series B preferred stock (if any), for any period;

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock, including the Series B preferred stock (if any); or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to the purchase contracts or make any payments (including any contract adjustment payments) under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.

The foregoing sentence, however, will not prohibit:

•

purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the convertible preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors, agents or consultants (including, for the avoidance of doubt, the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of capital stock that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such contract, plan or arrangement, in each case whether for payment of applicable taxes or the exercise price, or otherwise) or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security (provided such contract or security was entered into or first issued, as applicable, either (x) before the initial settlement date of this offering or (y) at a time when full cumulative dividends, if any, on the convertible preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment) requiring us to purchase, redeem or acquire our capital stock;

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock (including under a contractually binding stock repurchase plan) which binding requirement was entered into either (x) before the initial settlement date of this offering or (y) at a time when full cumulative dividends, if any, on the convertible preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment;

•

the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the convertible preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for, or pursuant to the exercise of any other right to acquire, such capital stock;

•

any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

dividends or distributions payable solely in (x) capital stock ranking junior to the convertible preferred stock (or payment of cash in lieu of any fractional interests in shares of such capital stock) or (y) warrants, options or rights to acquire such capital stock (other than options or rights in the form of indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the convertible preferred stock, including the Series B preferred stock (if any), in each case, which indebtedness or capital stock is convertible into, exercisable for or exchangeable for our capital stock ranking junior to the convertible preferred stock);

•

delivery of Series B preferred stock and (if applicable) our common stock, and/or payment of cash in lieu of any fractional share of our common stock, in each case, upon conversion of the convertible preferred stock;

•

the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (x) before the initial settlement date of this offering or (y) at a time when full cumulative dividends, if any, on the convertible preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment;

•

the conversion of our capital stock into, or exchange of our capital stock for, other shares of any class or series of capital stock ranking equally to the convertible preferred stock, so long as the liquidation preference of such class or series of capital stock issued upon conversion or exchange is less than or equal to the liquidation preference of the capital stock surrendered for conversion or exchange;

•

payments on the purchase contracts or the Series B preferred stock (if any), in each case so long as the amount of payments made on account of such purchase contracts or Series B preferred stock (if any) and the convertible preferred stock is paid on all such purchase contracts or Series B preferred stock (if any) and the convertible preferred stock then outstanding on a pro rata basis in proportion to the full payment to which each such purchase contract, Series B preferred stock or convertible preferred stock is then entitled if paid in full; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the convertible preferred stock.

We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock (including the Series B preferred stock, if any), we will declare any dividends upon the convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock pro rata, so that the amount of dividends declared per share of convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated but unpaid dividends per share on the convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.

Any accumulated but unpaid dividends will accumulate additional dividends at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with a remarketing) until paid, compounded quarterly, to, but excluding, the payment date. We refer to these additional dividends that accumulate on accumulated but unpaid dividends as “compounded dividends” and the payments in respect thereof as “compounded dividend payments.”

Holders of shares of convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends (including compounded dividends) on the convertible preferred stock as described above. Any dividend payment made on the convertible preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.

No dividend will be paid unless and until our board of directors declares a dividend payable with respect to the convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by the Pennsylvania Business Corporation Law. Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

Method of Payment of Dividends

Subject to the limitations described below, we may pay any dividend (or any portion of any dividend) on the convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the convertible preferred stock in cash, except to the extent we elect, or have previously elected, to make all or any portion of such payment in shares of our common stock. Unless we have previously irrevocably elected a dividend payment method to apply, we will give the holders of the convertible preferred stock notice of any election with respect to any particular dividend payment, the portion of such payment that will be made in cash and the portion of such payment that will be made in common stock no later than eight scheduled trading days prior to the payment date for such dividend.

If we elect, or have previously irrevocably elected, to make any such payment of a dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%. However, the number of shares of common stock that we will deliver as payment for any declared dividend on the convertible preferred stock will be limited to a maximum number equal to the total dollar amount of the declared dividend (including any portion thereof that we have not elected to pay in shares of our common stock) divided by the floor price in effect on the second trading day immediately preceding the applicable payment date. If the dollar amount of any declared dividend per share of convertible preferred stock that we have duly elected to pay in shares of common stock exceeds the product of (x) 97% of the applicable five-day average price and (y) the number of shares of common stock deliverable (without regard to our obligation to pay cash in lieu of delivering any fractional share of our common stock) per share of convertible preferred stock in respect of such dividend, then we will, to the extent we are not prohibited from doing so as a result of a dividend deficiency event, declare and pay such excess amount in cash. For the avoidance of doubt, any cash amount referred to in the preceding sentence that we fail to declare and pay will be deemed to be accumulated but unpaid dividends on the convertible preferred stock. We refer to the provision described in the second and third sentences of this paragraph as the “share limitation provision.” Notwithstanding anything to the contrary, we will have the right, exercisable at our sole election by notice sent to the holders of the convertible preferred stock, to irrevocably eliminate the share limitation provision. If we have made such an irrevocable election, then we will state so in each subsequent notice, if any, that we send electing to pay any portion of a declared dividend on the convertible preferred stock in shares of common stock. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend or supplement the statement with respect to shares, including pursuant to the provision described in the sixth bullet point of the third paragraph under the caption “— Limited Voting Rights — When a Supermajority Vote is Required” below. However, we may nonetheless choose to effect such an amendment or supplement at our option. In addition, such irrevocable election, if made, will not affect any prior election that we have made or prior notice that we have sent with respect to the payment of any portion of a declared dividend in shares of common stock.

For purposes of the convertible preferred stock, the floor price has the meaning ascribed to it under the purchase contract and pledge agreement, assuming, solely for these purposes, that that purchase contracts remain outstanding for so long as any convertible preferred stock is outstanding.

Without the consent of any holders of the convertible preferred stock, we may, by notice to such holders, irrevocably elect whether we will pay dividend payments in cash, shares of our common stock or a combination thereof (a “dividend payment method”) and, if applicable, the amount or percentage of a dividend payment to be paid in common stock that will apply to any dividend payment following such notice (unless a dividend payment method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which may be any time subsequent to the delivery of such notice). Our irrevocable election of a dividend payment method as described herein may be made by us in our sole discretion.

No fractional shares of our common stock will be delivered to the holders of the convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of our common stock based on (i) the five-day average price and (ii) the aggregate number of shares of convertible preferred stock held by such holder (or, if the convertible preferred stock is held in global book-entry form, based on the applicable procedures of the depositary for determining such number of shares).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales (by persons who are not, and have not been at any time during the preceding three months, affiliates of ours) of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of our common stock have been resold thereunder and such time as all such shares are freely tradable by such non-affiliates without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Any dividends paid in shares of our common stock will be subject to the listing standards of the New York Stock Exchange, if applicable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment will be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the convertible preferred stock, holders of shares of convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of convertible preferred stock, plus an amount equal to any accumulated but unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the convertible preferred stock in the distribution of assets (including the Series B preferred stock, if any), then holders of shares of convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

No Maturity

The convertible preferred stock has no maturity date, but we are permitted to redeem the convertible preferred stock as described under “— Optional Redemption.” Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of convertible preferred stock decides, subject to satisfaction of the conditions described herein, to convert it, or we elect to redeem it. See “— Conversion Rights,” and “— Optional Redemption” below.

Optional Redemption

We do not have the right to redeem any shares of convertible preferred stock before September 3, 2024. On or after September 3, 2024, we will have the option to redeem some or all the shares of convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated but unpaid dividends, if any (whether or not declared) to, but excluding, the redemption date. The redemption price will be paid solely in cash. In connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025.

In the event of a redemption, we will request that the depositary notify its participants holding convertible preferred stock or, if the convertible preferred stock is in certificated form, send a written notice by first class mail to each applicable holder of record of the convertible preferred stock at such holders registered address, not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date, stating, among other things, the redemption price per share of convertible preferred stock. The redemption date will be a business day of our choosing that complies with the preceding sentence. In addition, we will (i) issue a press release containing such information or (ii) include the same information in a current report that is filed with, or furnished to, the SEC. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date.

If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, we will, with respect to:

•

shares of convertible preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of convertible preferred stock; and

•

shares of convertible preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the paying agent cash sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of convertible preferred stock upon surrender to the paying agent of their certificates evidencing their shares of convertible preferred stock.

If on the redemption date there has been irrevocably deposited with DTC or the paying agent cash sufficient to pay the redemption price for the shares of convertible preferred stock delivered for redemption in accordance with the terms of the statement with respect to shares, then, except as described in the next paragraph, dividends will cease to accumulate on those shares of convertible preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price. Payment of the redemption price for the shares of convertible preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the convertible preferred stock, together with necessary endorsements, to the paying agent, or to the paying agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the convertible preferred stock will be made (i) if book-entry transfer of or physical delivery of the convertible preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the convertible preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the convertible preferred stock.

If the redemption date falls after a dividend payment record date and on or before the related payment date, then (x) holders of the shares of convertible preferred stock at the close of business on that dividend payment record date will be entitled to receive the full dividend payable on those shares on the corresponding payment date; and (y) the redemption price payable per share on such redemption date as described above will be reduced by the amount of such dividend payable per share of convertible preferred stock on the related payment date.

In the case of any partial redemption, we will select the shares of convertible preferred stock to be redeemed on a pro rata basis, by lot or in accordance with, and subject to, DTC’s applicable procedures.

We do not have the right to authorize, issue a press release or give notice of redemption unless (a) we have funds legally available for the payment of the aggregate redemption price and (b) prior to giving the notice (i) all accumulated but unpaid dividends on the convertible preferred stock (whether or not declared) for dividend periods ended prior to the date of such notice of redemption have been or contemporaneously are declared and paid out of legally available funds and (ii) if the redemption date occurs following a record date and on or prior to the related payment date, a cash dividend for the related dividend period has been declared and sufficient funds legally available therefor have been set aside for payment of such dividend.

If any shares of convertible preferred stock are called for redemption, we must also call for redemption a proportionate number (rounded to the nearest whole number) of outstanding shares of Series B preferred stock, if any, on the same redemption date.

Limited Voting Rights

Holders of shares of convertible preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the convertible preferred stock are entitled to vote, each share of convertible preferred stock will be entitled to one vote.

Preferred Stock Directors

If at any time dividends on the convertible preferred stock have not been declared and paid in full for six or more dividend periods, whether or not consecutive (which we refer to as a “preferred dividend default”), holders of shares of convertible preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which equivalent voting rights have been conferred (including the Series B preferred stock (if any)) and are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other class or series of preferred stock)) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as “preferred stock directors”), until all accumulated but unpaid dividends with respect to the convertible preferred stock and any other class or series of preferred stock upon which equivalent voting rights have been conferred (including the Series B preferred stock (if any)) and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. As a condition to the election of any such preferred stock directors, such election must not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. In addition, our board of directors will at no time include more than two directors, in total, appointed pursuant to the provisions under this “— Preferred Stock Directors” subsection, the provisions set forth under the heading “Description of the Series B Preferred Stock — Limited Voting Rights — Preferred Stock Directors” and the analogous provisions in any other classes or series of Parity Stock upon which equivalent voting rights have been conferred and are exercisable. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. Subject to the timing and notice requirements of our amended and restated bylaws as in effect on the date of this prospectus supplement, the election will take place at:

•

a special meeting called by holders of at least 10% of the outstanding shares of convertible preferred stock together with any other class or series of preferred stock upon which equivalent voting rights have been conferred (including the Series B preferred stock, if any) and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of shareholders or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of shareholders, at our annual or special meeting of shareholders; and

•

each subsequent annual meeting (or special meeting held in its place) until all accumulated but unpaid dividends on the convertible preferred stock and on any other class or series of preferred upon which equivalent voting rights have been conferred (including the Series B preferred stock, if any) and are exercisable have been paid in full for all past completed dividend periods and the dividend for the then current dividend period has been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

If and when all accumulated dividends on the convertible preferred stock and all other classes or series of preferred stock upon which equivalent voting rights have been conferred (including the Series B preferred stock, if any) and are exercisable have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of convertible preferred stock will be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director will be entitled to one vote on any matter.

When a Supermajority Vote is Required

So long as any shares of convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of convertible preferred stock together with each other class or series of preferred stock ranking on parity with the convertible preferred stock, including the Series B preferred stock (if any), with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which equivalent voting rights have been conferred (including the Series B preferred stock, if any) (voting as a single class):

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the convertible preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend, alter or repeal the provisions of our amended and restated articles of incorporation, as amended, so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock (other than an amendment, alteration or repeal permitted by the provisions described in the second immediately following paragraph below); or

•

consummate a binding share exchange or reclassification involving the shares of convertible preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of convertible preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of convertible preferred stock are converted into or exchanged for, or represent the right to receive, preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole;

provided that (x) a binding share exchange, reclassification, merger or consolidation that satisfies the third bullet point of this sentence will not require the affirmative vote or consent of any holders of the convertible preferred stock pursuant to the second bullet point of this sentence; (y) the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the convertible preferred stock and Series B preferred stock), ranking equally with and/or junior to the convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the convertible preferred stock, and will not require the affirmative vote or consent of any holders of the convertible preferred stock; and (z) the application of the provisions described below under the captions “— Series B Preferred Stock Reorganization Events” and “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” including the execution and delivery of any supplemental instruments solely to give effect to such provisions, will not, in itself, be deemed to adversely affect the rights, preferences, privileges or voting powers of the convertible preferred stock and will not require the affirmative vote or consent of any holders of the convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the convertible preferred stock and/or the Series B preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, will vote as a class.

Without the consent of the holders of the convertible preferred stock, we may amend, alter, supplement, or repeal any terms of the convertible preferred stock or the statement with respect to shares for the following purposes:

•

to cure any ambiguity, defect, inconsistency or mistake, or to correct or supplement any provision contained in the statement with respect to shares establishing the terms of the convertible preferred stock that may be defective or inconsistent with any other provision contained in such statement with respect to shares;

•

so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred stock, and limitations and restrictions thereof, to make such other provisions in regard to matters or questions relating to the convertible preferred stock that is not inconsistent with the provisions of the statement with respect to shares establishing the terms of the convertible preferred stock;

•	to waive any of our rights with respect to the convertible preferred stock;

•

to amend, alter, supplement or repeal any terms of the convertible preferred stock or the statement with respect to shares in order to conform the terms of the convertible preferred stock to the description contained in the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•

to amend, alter, supplement or repeal any terms of the convertible preferred stock or the statement with respect to shares in order to implement the changes under “— Terms of the Remarketed Preferred Stock”;

•	to irrevocably elect a dividend payment method to apply or to irrevocably eliminate the share limitation provision;

•

to amend the terms of the convertible preferred stock or the statement with respect to shares solely to give effect to the provisions described below under “— Series B Preferred Stock Reorganization Events” or “— Recapitalizations, Reclassifications and Changes of Our Common Stock”; or

•	to file a statement of correction with respect to the statement with respect to shares to the extent permitted by Section 138 of the Pennsylvania Business Corporation Law.

Holders of shares of convertible preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of convertible preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the convertible preferred stock, including the Series B preferred stock (if any), with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of convertible preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our consolidated assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the convertible preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed upon proper procedures all outstanding shares of convertible preferred stock.

Conversion Rights

General

Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of Corporate Units may be so converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares into the consideration described under “— Settlement Upon Conversion” at their option prior to June 1, 2024 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing of the convertible preferred stock. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts in order to convert the convertible preferred stock in connection with a fundamental change prior to a successful remarketing of the convertible preferred stock, the holder must either (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early (at any time other than during a blackout period) or (3) during the period after the date we give notice of a final remarketing, create Cash Settled Units at or prior to the close of business on the second business day immediately preceding the first day of the final remarketing period. If a fundamental change occurs prior to a successful remarketing of the convertible preferred stock, holders of separate shares of convertible preferred stock can convert such shares at any time from or after the effective date of such transaction to the close of business on the 35th business day after such effective date (such 35th business day, the “fundamental change conversion deadline”). Conversions in connection with such fundamental change will be settled on the second business day following the final trading day of a 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the fundamental change conversion deadline (such second business day, the “fundamental change settlement date”).

On and after June 1, 2024, holders of shares of convertible preferred stock may, at their option, at any time and from time to time, convert some or all of their outstanding shares of convertible preferred stock into the consideration described under “— Settlement Upon Conversion.”

The conversion rate will initially be 19.0215 shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $52.57 per share of our common stock. Upon conversion of the convertible preferred stock, we will settle our obligations in the manner set forth under “— Settlement Upon Conversion.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

Upon settlement of a conversion of the convertible preferred stock and except as set forth in the immediately succeeding paragraph, a holder will not receive payment of accumulated but unpaid dividends as described under “— Dividends” and we will not make any payments in respect of or adjust the conversion rate to account for accumulated but unpaid dividends to the conversion date except as provided under “— Adjusted Conversion Rate Upon a Fundamental Change.”

If a holder of shares of convertible preferred stock exercises its conversion rights, on and after the conversion date, those shares will cease to accumulate dividends as of the end of the day immediately preceding the conversion date, except as provided in the next sentence. A holder of shares of convertible preferred stock at the close of business on the record date for the payment of a dividend that has been declared will receive that dividend notwithstanding a conversion of the convertible preferred stock following such record date. However, shares of convertible preferred stock surrendered for conversion after the close of business on any record date for the payment of any declared dividend and before the open of business on the payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted; provided that no such payment need be made:

•	if we have specified a redemption date that is after such dividend payment record date and on or prior to the second business day immediately following the corresponding payment date; or

•	if a fundamental change conversion deadline occurs after such dividend payment record date and on or prior to the business day immediately following the corresponding payment date.

In case any shares of convertible preferred stock are to be redeemed, the right to convert those shares of convertible preferred stock will terminate at 5:00 p.m., New York City time, on the second business day immediately preceding the redemption date, unless we default in the payment of the redemption price of those shares of convertible preferred stock.

Adjusted Conversion Rate Upon a Fundamental Change

If a fundamental change (as defined in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” above) occurs prior to a successful remarketing of the convertible preferred stock, a holder may elect to convert separate shares of convertible preferred stock in connection with such fundamental change (such right of conversion, the “fundamental change conversion right”). If the stock price (as defined in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change — Calculation of Make-Whole Shares” above) is less than the conversion price of the convertible preferred stock then in effect, any such conversion in connection with such fundamental change will be settled based on an adjusted conversion rate that will be equal to (x) the $1,000 liquidation preference plus, other than in the event that the converting holder receives, upon conversion of each share of convertible preferred stock, a share of Series B preferred stock or a share of reference preferred stock, as the case may be, all accumulated but unpaid dividends to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related payment date, in which case the conversion rate calculation for such share will not include accumulated but unpaid dividends that will be paid to holders of record on such record date) divided by (y) the average of the closing prices of our common stock for the five consecutive trading days ending on, and including, the second trading day prior to the fundamental change settlement date (or, in the case of a fundamental change described in clause (i) of the definition of fundamental change where all holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock) (the amount described in clause (y), the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed 45.6517 shares of our common stock per share of convertible preferred stock (subject to adjustment in the same manner as the conversion rate is adjusted pursuant to paragraphs (1) through (5), inclusive, below under“—Conversion Rate Adjustments”), which initial amount is equal to the $1,000 liquidation preference divided by 50% of $43.81 (the closing price of our common stock on the pricing date of this offering).

However, on and after a successful remarketing of the convertible preferred stock, there will be no fundamental change conversion right.

The conversion price as of any time is equal to $1,000 divided by the conversion rate as of such time.

A conversion of the convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change (regardless of the stock price) if the conversion date occurs from, and including, the effective date of such fundamental change to, and including, the fundamental change conversion deadline.

If such fundamental change occurs prior to a successful remarketing of the convertible preferred stock, we will send a notice to holders of such fundamental change within five business days after the effective date of such fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate, or if the stock price is less than the conversion price, the formula for determination of the conversion rate;

•	the procedures that the holder of the convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline; and

•	the scheduled fundamental change settlement date.

To exercise the fundamental change conversion right, a holder of a separate share of convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of convertible preferred stock to be converted pursuant to the fundamental change conversion right.

If the convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

The convertible preferred stock as to which the fundamental change conversion right has been properly exercised will be converted in accordance with “— Settlement Upon Conversion” below.

If all holders of our common stock receive only cash in a reorganization event, then notwithstanding the foregoing, for all conversions in connection with a fundamental change that occur after the effective date of such transaction, the consideration due upon conversion of each such share of convertible preferred stock will be solely cash in an amount equal to the conversion rate as modified by this “— Adjusted Conversion Rate Upon a Fundamental Change,” multiplied by the fundamental change settlement price for such transaction.

We will, to the extent applicable, comply with listing standards of the New York Stock Exchange in connection with the issuance of our common stock upon any exercise of the fundamental change conversion right.

Conversion Procedures

Holders of shares of convertible preferred stock represented by a beneficial interest in a global security may convert their shares by complying with the depositary’s procedures and, if required, by paying any dividends as described in this prospectus supplement. Holders of shares of convertible preferred stock in certificated form may convert some or all of their shares by surrendering to us at our principal office or at the office of our conversion agent, as may be designated by our board of directors, the certificate or certificates, if any, for the shares of convertible preferred stock to be converted, accompanied by a written notice stating that the holder of shares of convertible preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder of shares of convertible preferred stock wishes the certificate or certificates for any Series B preferred stock and for any shares of our common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of convertible preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of Series B preferred stock and shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Series B preferred stock and shares of our common stock upon conversion of shares of convertible preferred stock. The first business day on which the foregoing procedures have been complied with will be deemed the “conversion date” with respect to a share of convertible preferred stock.

The person in whose name any share of Series B preferred stock or any share of common stock is issuable upon conversion of any convertible preferred stock will be deemed to become the holder of record of that share as of the close of business on the final trading day of the relevant observation period. In addition, if the Series B preferred stock or common stock to be issued upon conversion, if any, is certificated, promptly after the issuance of the Series B preferred stock certificate or common stock certificate, as the case may be (or, if the convertible preferred stock is certificated, promptly after, and in any case, no later than two business days after the later of the surrender of the certificates representing the shares that are converted and the final trading day of the observation period) we will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of Series B preferred stock and shares of our common stock, as the case may be, to which the holders of such shares of convertible preferred stock, or the transferee of the holder of such shares of convertible preferred stock, will be entitled, if any, and (ii) if the convertible preferred stock is then certificated and if less than the full number of shares of convertible preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, are being converted, a new certificate or certificates for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. Subject to the first sentence of this paragraph, the conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of convertible preferred stock as to the shares being converted will cease, except for the right to receive the shares of Series B preferred stock or cash, as the case may be, and shares of our common stock, if any, due upon conversion (and, if applicable, (x) any dividend payment referred to in the second sentence of the fifth paragraph under the caption “— Conversion Rights — General” above and (y) any payment referred to in clause (y) of the second sentence of the tenth paragraph under the caption “— Settlement Upon Conversion” below).

Holders of shares of convertible preferred stock are not eligible to exercise any rights of a holder of the shares of Series B preferred stock or shares of our common stock issuable upon conversion of such convertible preferred stock until the close of business on the final trading day of the observation period for such conversion. If more than one share of convertible preferred stock is surrendered for conversion by the same shareholder at the same time, the consideration due upon conversion of those shares of convertible preferred stock will be computed on the basis of the total number of shares of convertible preferred stock so surrendered (subject to any applicable depositary rules).

We will at all times reserve and keep available, free from preemptive rights, out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of convertible preferred stock, a number of authorized but unissued shares of Series B preferred stock and a number of authorized but unissued shares of our common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of convertible preferred stock (assuming, for such purposes, that no conversions are induced conversions).

Before the delivery of any securities upon conversion of shares of convertible preferred stock, we will comply in all material respects with all applicable federal and state laws and regulations. All shares of Series B preferred stock and all shares of our common stock, in each case, delivered upon conversion of shares of convertible preferred stock, if any, will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Settlement Upon Conversion

To satisfy our obligations with respect to a conversion in connection with a redemption (an “induced conversion”), we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted up to $1,000 in cash plus all accumulated but unpaid dividends (whether or not declared), if any, on such converted convertible preferred stock to, but excluding, the payment date immediately preceding the relevant conversion date, and shares of our common stock (if any), as described below.

To satisfy our obligations with respect to a conversion other than an induced conversion (an “optional conversion”), we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted, a share of Series B preferred stock and shares of our common stock (if any), as described below.

A conversion of shares of convertible preferred stock will be deemed for these purposes to be an induced conversion if such shares have been called for redemption and the relevant conversion date occurs from, and including, the effective date of our notice of redemption to, and including, the second business day immediately preceding the redemption date. Notwithstanding the foregoing, if we call less than all outstanding shares of convertible preferred stock for redemption and a holder (including, for this purpose, the owner of a beneficial interest in a global share of convertible preferred stock) is not able to reasonably determine, prior to the close of business on the 26th scheduled trading day immediately preceding the relevant redemption date, whether the shares of convertible preferred stock owned by such holder (or beneficially owned by such owner of a beneficial interest, as applicable) are subject to such partial redemption (and, as a result thereof, whether a conversion of such shares of convertible preferred stock (or such beneficial interests, as applicable) with a conversion date occurring during the period from, and including, the date of the relevant notice of redemption to, and including, the second business day immediately preceding the redemption date would be an induced conversion) for any reason, then any conversion of such shares of convertible preferred stock (or such beneficial interests, as applicable) with a conversion date occurring during such period will, regardless of whether such shares of convertible preferred stock (or such beneficial interests, as applicable) are subject to such partial redemption, be deemed to be an induced conversion for purposes of determining the consideration due upon conversion of such shares of convertible preferred stock (or such beneficial interests, as applicable).

The consideration due upon conversion of the convertible preferred stock will be computed as follows:

•

to satisfy our obligations with respect to an optional conversion, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted one share of Series B preferred stock and a number of shares of our common stock (if any) equal to the net share settlement amount; and

•

to satisfy our obligations with respect to an induced conversion, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

In the case of an induced conversion, the converting holder will also receive all accumulated but unpaid dividends (whether or not declared), if any, on such converted convertible preferred stock to, but excluding, the payment date immediately preceding the relevant conversion date.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, will consist of:

•	cash equal to the lesser of (i) $1,000 divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•	to the extent the daily conversion value for such trading day exceeds the daily measurement value, a number of shares equal to (i) the difference between such daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day (such number of shares, the “daily net share settlement amount”).

“Daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (i) the applicable conversion rate in effect on such trading day and (ii) the daily VWAP of our common stock on such trading day.

“Net share settlement amount” means the sum of the daily net share settlement amounts for each of the 20 consecutive trading days during the related observation period.

“Observation period” means, with respect to any share of convertible preferred stock being converted, the 20 consecutive trading day period beginning on and including the second trading day after the conversion date for such share of convertible preferred stock, provided that if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the convertible preferred stock as described under “— Optional Redemption” and on or prior to the second business day before the relevant redemption date, the observation period will be the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding such redemption date; provided further that for conversions in connection with a fundamental change prior to a successful remarketing of the convertible preferred stock, the observation period will refer to the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding the fundamental change conversion deadline (as defined herein under “Description of the Convertible Preferred Stock — Conversion Rights — General”).

Except as provided in the next two sentences or under the caption “— Conversion Rate Adjustments,” we will pay or deliver, as the case may be, the consideration due upon conversion to converting holders on the second business day following the final trading day of the relevant observation period and such holders will be deemed to be the owners of the shares of Series B preferred stock and/or common stock included in such consideration, if any, as of the close of business on the last trading day of the relevant observation period. However, if the record date for a declared dividend on the Series B preferred stock occurs during the period from, and including, the first trading day of the observation period for the optional conversion of any convertible preferred stock (or, if earlier, the conversion date for such optional conversion) to, and including, the date such optional conversion is otherwise required to be settled in accordance with the preceding sentence, then (x) we will have the right to delay the delivery of any shares of Series B preferred stock due upon such settlement until no later than the business day after the payment date for such dividend and (y) we will make a separate payment of cash and/or a separate delivery of our common stock, as the case may be, to the relevant converting holder of the amount per share of convertible preferred stock equal to the amount of the dividend payable per share of Series B preferred stock on such payment date. In such case, the persons in whose name such shares of Series B preferred stock are to be registered will instead be deemed to be owners of such Series B preferred stock as of the date we issue such Series B preferred stock in accordance with the preceding sentence.

We will not issue fractional shares of our common stock upon conversion of the convertible preferred stock. Instead of a fractional share, the holder will receive cash based on the daily VWAP of our common stock on the last trading day of the relevant observation period.

Series B Preferred Stock Reorganization Events

If a “Series B preferred stock reorganization event” (as defined below under “— Description of the Series B Preferred Stock — Limited Voting Rights — When a Supermajority Vote is Required”) occurs, then, from and after the effective time of such Series B preferred stock reorganization event, the consideration due upon conversion of any convertible preferred stock will be determined in the same manner as if each reference to any number of shares of Series B preferred stock in the “— Conversion Rights” section above or in the “— Recapitalizations, Reclassifications and Changes of Our Common Stock” section below (or in any related definitions) were instead a reference to a number of shares or other units of the applicable “reference preferred stock” (as defined below under “— Description of the Series B Preferred Stock — Limited Voting

Rights — When a Supermajority Vote is Required”) having an equivalent liquidation preference. If an event (including, for the avoidance of doubt, a transaction pursuant to which, following a vote of the holders of the Series B preferred stock, the Series B preferred stock is exchanged for, or represents solely the right to receive, other securities or property that does not constitute reference preferred stock) analogous to a reorganization event occurs with respect to the Series B preferred stock and such reorganization event is not also a Series B preferred stock reorganization event with respect to which there is any reference preferred stock, then, from and after the effective time of such analogous reorganization event, the consideration due upon conversion of any convertible preferred stock will be determined in the same manner as if each reference to any number of shares of Series B preferred stock in the “— Conversion Rights” section above or in the “— Recapitalizations, Reclassifications and Changes of Our Common Stock” section below (or in any related definitions) were instead a reference to the kind and amount of consideration that is receivable in such reorganization event for an equivalent number of shares of Series B preferred stock (without giving effect to any arrangement in such analogous reorganization event not to issue or deliver a fractional portion of any security or other property).

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of any reorganization event, at and after the effective time of such reorganization event, the consideration due upon conversion of any convertible preferred stock, and the consideration in which dividends on the convertible preferred stock is payable, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “Description of the Convertible Preferred Stock” section (or in any related definitions) were instead a reference to the same number of exchange property units of such reorganization event, subject to the fourth immediately succeeding sentence. However, at and after the effective time of the reorganization event, (x) any amount payable or deliverable, as the case may be, in cash or Series B preferred stock, as applicable, upon conversion as set forth under “— Conversion Rights — Settlement Upon Conversion” will continue to be payable in cash or deliverable in Series B preferred stock, as applicable, except as provided in the third immediately succeeding sentence, and (y) the daily VWAP and fundamental change settlement price will be calculated based on the value of such exchange property unit. In the event all holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the convertible preferred stock are entitled to receive will be deemed to be the weighted average, per share of our common stock, of the types and amounts of consideration received by the holders of our common stock. We will notify holders of the weighted average as soon as reasonably practicable after such determination is made. If the holders receive only cash in such transaction, then notwithstanding anything herein to the contrary for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each share of convertible preferred stock will be solely cash in an amount equal to the conversion rate (as may be increased as described under “— Conversion Rights — Adjusted Conversion Rate Upon a Fundamental Change”) in effect on the conversion date, multiplied by the price paid per share of our common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second scheduled trading day immediately following the conversion date. In addition, we will amend the statement with respect to shares (1) to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “— Conversion Rate Adjustments” below (it being understood that no such adjustments will be required with respect to any portion of the exchange property that does not consist of securities), (2) in the case of any transaction that results in the securities of any entity other than us (or our successor in such transaction) being included as exchange property, (a) by replacing references to “us” or “our” (and similar references) in the definitions of “fundamental change” with references to that other entity and (b) by causing the dividend blocker provisions to apply to that other entity, with its common equity securities being deemed stock ranking junior to the convertible preferred stock for this purpose and (3) to include such additional provisions to protect the interests of the holders of convertible preferred stock as our board of directors reasonably considers necessary by reason of the foregoing. We will not become party to any such reorganization event unless its terms are consistent with the foregoing.

In connection with any adjustment to the conversion rate described below, we will also adjust the dividend threshold (as defined under “— Conversion Rate Adjustments”) based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is composed solely of non-stock consideration, the dividend threshold will be zero.

The provisions described in the two preceding paragraphs will similarly apply to successive reorganization events.

Conversion Rate Adjustments

The applicable conversion rate will be adjusted from time to time for any of the following events that occur following the original issue date of the convertible preferred stock:

(1)     If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where:

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately at and after the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date, or the open of business on the effective date of such share split or share combination; and

OS1 = the number of shares of our common stock outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this clause (1) will become effective as of the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate will be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)    If we distribute to all or substantially all holders of our common stock any rights, warrants or options entitling them for a period of not more than 60 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the trading day immediately preceding the date of announcement of such distribution (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which the provisions set forth in clause (3)(a) below and the paragraph following clause (5) below will apply), the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where:

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately at and after the open of business on the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the closing price of our common stock on the trading day immediately preceding the date of announcement for the distribution of such rights, warrants or options.

For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common stock at less than the closing price of our common stock on the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate exercise price payable for such common stock, there will be taken into account any consideration received by us for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by us. Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and will become effective at the open of business on the ex-dividend date for such distribution. If any right, warrant or option described in this clause (2) is not exercised or converted prior to the expiration of the exercisability thereof, the new conversion rate will be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so distributed.

(3)    (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock, excluding:

(A)    dividends, distributions, share splits and share combinations described in clause (1) or (2) above;

(B)    dividends or distributions paid exclusively in cash;

(C)    spin-offs described below in clause (3)(b);

(D)    rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in the paragraph following clause (5) below;

(E)    exchange property issued in exchange for, or upon conversion of, our common stock in connection with a reorganization event, as to which the provisions described above under the caption “— Recapitalizations, Reclassifications and Changes of Our Common Stock” will apply; and

(F)    a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply,

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately at and after the open of business on the ex-dividend date for such distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will become effective as of the open of business on the ex-dividend date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock will receive, in respect of each share of convertible preferred stock, at the same time and upon the same terms as holders of our common stock and without having to convert its shares of convertible preferred stock, the amount and kind of our capital stock, evidences of indebtedness, other assets, property, rights, options or warrants that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

(b)    However, if we distribute to all or substantially all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (which we refer to as a “spin-off”), the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where:

CR0 = the conversion rate in effect immediately before the close of business on the 10th trading day immediately following, and including the ex-dividend date for the spin-off;

CR1 = the new conversion rate in effect at and after the close of business on the 10th trading day immediately following (and including) the ex-dividend date for the spin-off;

FMV0 = the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days from (and including) the ex-dividend date for the spin-off (the “valuation period”) (such average to be determined as if references to our common stock in the definitions of “closing price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interest); and

MP0 = the average of the closing prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that for any trading day that falls within the observation period for any conversion of convertible preferred stock and within the valuation period, each reference to “10” in the preceding paragraph will, solely for purposes of determining the conversion rate applicable to such conversion for such trading day, be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day.

If any such distribution described in this clause (3)(b) is declared but not paid or made, the new conversion rate will be readjusted to be the conversion rate that would then be in effect if such distribution had not been declared.

(4)    If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.345 per share (subject to adjustment as described below) (as so adjusted, the “dividend threshold”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0 - DT
SP0 - C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect as of and after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;

C = the amount in cash per share we distribute to holders of our common stock; and

DT = the dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the dividend threshold will be deemed to be zero for purposes of such dividend or distribution.

Any increase to the conversion rate made pursuant to this clause (4) will become effective as of the open of business on the ex-dividend date for such dividend or distribution. If any such dividend or distribution is not so paid or made, the new conversion rate will be readjusted to the conversion rate that would be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock will receive, for each share of convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock and without having to convert its shares of convertible preferred stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

The dividend threshold is subject to adjustment in a manner inversely proportional to adjustments made to the conversion rate pursuant to clauses (1), (2), (3) and (5) under this “— Conversion Rate Adjustments” section.

(5)    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where:

CR0 = the conversion rate in effect immediately prior to the close of business on the trading day immediately following the date on which such tender or exchange offer expires;

CR1 = the conversion rate in effect at and after the close of business on the trading day immediately following the date on which such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by us) paid or payable for our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this clause (5) will become effective at the close of business on the trading day immediately following the date on which such tender offer or exchange offer expires. To the extent such tender or exchange offer is announced but not consummated (including as a result of us or one of our subsidiaries being permanently prevented by applicable law from effecting any such purchase), the new conversion rate will be readjusted to be the conversion rate that would be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

If we have in effect a rights plan while any convertible preferred stock remains outstanding, holders of convertible preferred stock will receive, upon a conversion of convertible preferred stock, to the extent they receive shares of our common stock in settlement of such conversion, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in the rights plan adopted by us have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of convertible preferred stock would not be entitled to receive any rights in respect of our common stock, if any, delivered upon conversion of convertible preferred stock, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness, other assets, property, rights, options or warrants pursuant to clause (3)(a) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding anything to the contrary, if:

•	a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described in clauses (1) through (4), inclusive, above;

•	a share of convertible preferred stock is to be converted;

•	any trading day in the observation period for such conversion occurs on or after such ex-dividend date and on or before the related record date;

•	the consideration due in respect of such trading day includes any whole or fractional shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

•	such shares would be entitled to participate in such dividend or distribution,

then the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such trading day, but the shares of common stock issuable with respect to such trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

In addition, notwithstanding anything to the contrary, if:

•	a share of convertible preferred stock is to be converted;

•	the record date for any event that requires an adjustment to the conversion rate pursuant to the provisions described in clauses (1) through (4), inclusive, above has occurred on or before any trading day in the observation period for such conversion, but an adjustment to the conversion rate for such event has not yet become effective as of such trading day;

•	the consideration due in respect of such trading day includes any whole or fractional shares of our common stock; and

•	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such trading day. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will send to holders of the convertible preferred stock a notice of the increased conversion rate and the period during which it will be in effect on or prior to the date the increased conversion rate takes effect in accordance with applicable law.

No adjustment to the conversion rate will be made on account of the events referred to above (except in the case of a share split or combination or a tender or exchange offer) if holders of the convertible preferred stock, as a result of holding the convertible preferred stock and without conversion thereof, are entitled to participate at the same time as our common stock holders participate in any of the transactions described above as if such holders of the convertible preferred stock held a number shares of our common stock equal to the conversion rate, multiplied by the number of shares of convertible preferred stock held by such holder.

As used in this section and in “Description of the Purchase Contracts — Anti-dilution Adjustments” above, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors, statute, contract or otherwise).

The conversion rate will not be adjusted except as specifically set forth in this “— Conversion Rate Adjustments” and in “— Conversion Rights — Adjusted Conversion Rate Upon a Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•

the issuance of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ours and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

the issuance of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the convertible preferred stock was first issued;

•	a change in the par value of our common stock; and

•	accumulated but unpaid dividends, except as explicitly set forth in this “Description of the Convertible Preferred Stock” section.

All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments (x) when all such carried-forward adjustments aggregate to a change of at least 1% in the conversion rate and (y) regardless of whether the aggregate adjustment is less than 1% (i) on the effective date for any fundamental change and (ii) on each trading day of any observation period in respect of any conversion of convertible preferred stock.

In the event of an adjustment to the conversion rate, holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Convertible Preferred Stock — Constructive Distributions” below. In addition, non-U.S. holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material United States Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders.”

Adjustments of Prices

Whenever any provision of the statement with respect to shares requires us to calculate the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including any observation period, the five-day average price and the “stock price” and “fundamental change settlement price” (if applicable) for purposes of this “Description of the Convertible Preferred Stock” section), we will make appropriate adjustments, if any, to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Transfer Agent, Registrar, Paying Agent, Conversion Agent

The registrar and transfer agent for the convertible preferred stock is Computershare Inc. The paying agent and conversion agent for the convertible preferred stock is U.S. Bank National Association.

Remarketing

The convertible preferred stock will be remarketed as described under “Description of the Purchase Contracts — Remarketing.”

In connection with a successful remarketing of the convertible preferred stock:

•

(a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “— Terms of the Remarketed Preferred Stock”; and

•

dividends will continue to be payable on the convertible preferred stock quarterly at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with such remarketing), when, as and if declared by our board of directors.

The increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by, and any other changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock will be determined by, our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear and the terms the convertible preferred stock should include in order for the aggregate net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the Treasury portfolio purchase price and (y) the separate convertible preferred stock purchase price for shares of convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing of the convertible preferred stock.

Remarketing of Shares That Are Not Included in Corporate Units

At any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the applicable optional remarketing period or the final remarketing period, as applicable, holders of convertible preferred stock that do not underlie Corporate Units may elect to have their shares of convertible preferred stock remarketed in such remarketing in the same manner as shares of convertible preferred stock that underlie Corporate Units by delivering their shares along with a notice of this election to the custodial agent. The custodial agent will hold the shares of convertible preferred stock in an account separate from the collateral account in which the pledged assets will be held. Holders of shares of convertible preferred stock electing to have their shares remarketed will also have the right to withdraw their election at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the applicable optional remarketing period or the final remarketing period, as applicable.

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for shares of convertible preferred stock that are components of Corporate Units, that results in aggregate net proceeds of at least 100% of the Treasury portfolio purchase price and (ii) for shares of convertible preferred stock that are not part of Corporate Units, at least equal to the separate convertible preferred stock purchase price (as defined below), which will be the same price, on a per share basis, as for the shares of convertible preferred stock included as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the convertible preferred stock in an optional remarketing, the “separate convertible preferred stock purchase price” means the amount in cash equal to the product of (A) the remarketing price per share of convertible preferred stock (as defined below) and (B) the number of shares of convertible preferred stock included in such remarketing that are not part of Corporate Units, which will be the same price on a per share basis, as shares of convertible preferred stock remarketed as Corporate Units. The “remarketing price per share of convertible preferred stock” for an optional remarketing means, for each share of convertible preferred stock, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of shares of convertible preferred stock included in such remarketing that are held as components of Corporate Units.

With respect to the final remarketing, the remarketing agent will use its reasonable best efforts to obtain a price that results in aggregate net proceeds of at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed.

In the event of a successful remarketing of the convertible preferred stock, proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock that elected to have their shares remarketed will be remitted by the remarketing agent for the benefit of such holders on the optional remarketing settlement date (in the case of any optional remarketing) or on the purchase contract settlement date (or, if the purchase contract settlement date is not business day, the next business day) (in the case of the final remarketing). Except in the case of a dividend deficiency event, any accumulated but unpaid dividends on such shares (including compounded dividends thereon, if any), whether or not declared, will be paid by us, on the purchase contract settlement date (or, if such date is not a business day, the next business day), to holders of record on the immediately preceding dividend payment record date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, notwithstanding such remarketing, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever). If a termination event has occurred, there are any accumulated but unpaid dividends on the convertible preferred stock for prior dividend periods, or we have not declared a dividend payable on the March 1, 2024 payment date, we may not conduct an optional remarketing.

Terms of the Remarketed Preferred Stock

In the case of a successful remarketing of the convertible preferred stock, (a) the dividend rate on the convertible preferred stock may be increased, (b) if the closing price on the pricing date for a successful remarketing is less than or equal to the reference price on such date, the conversion rate of the convertible preferred stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price on such date and/or (c) the earliest redemption date for the convertible preferred stock may be changed to a later date that is on or prior to August 29, 2025. The changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock, if any, will become effective on the settlement date of such remarketing (the “remarketing settlement date”), which will be, in the case of a successful optional remarketing, the second business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and, in the case of the final remarketing period, the purchase contract settlement date (or, if such date is not a business day, the next business day); provided, however, that if (i) the dividend rate on the convertible preferred stock is increased in connection with any remarketing; (ii) as of the pricing date of such remarketing, we have declared a dividend on the convertible preferred stock or the Series B preferred stock in respect of the payment date occurring on the purchase contract settlement date; and (iii) the remarketing settlement date occurs before the purchase contract settlement date, then such increase to the dividend rate will instead become effective from, and including, the purchase contract settlement date. For the avoidance of doubt, any increase in the dividend rate in connection with a remarketing will not affect the rate at which dividends have accumulated on the convertible preferred stock before the date as of which such increase becomes effective as provided in the preceding sentence. Accordingly, if such date as of which such increase becomes effective occurs during the middle of a dividend period, then any such increase to the dividend rate will apply for only a portion of such dividend period.

If the dividend rate and/or the conversion rate is increased, or any other terms are modified, pursuant to a successful remarketing, the increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment in certain circumstances) determined by, and any other changes to the terms of the convertible preferred stock in connection with a successful remarketing of the convertible preferred stock will be determined by, our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear and the terms the convertible preferred stock should include in order for the aggregate net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the Treasury portfolio purchase price and (y) the separate convertible preferred stock purchase price for shares of convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing of the convertible preferred stock.

If the convertible preferred stock is not successfully remarketed, no terms of the convertible preferred stock will be changed.

The remarketing agent is not obligated to purchase any shares of convertible preferred stock that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of convertible preferred stock for remarketing.

Automatic Settlement Upon Failed Final Remarketing

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all ownership interests in shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, unless the holder separately cash settles purchase contracts as described below.

Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon, if any), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of convertible preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such convertible preferred stock for so long as the convertible preferred stock remains outstanding, and such dividends will be payable to the holders of such convertible preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, the ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units.

Payment

So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “— Book-Entry Issuance — The Depository Trust Company,” or DTC’s nominee, payments on the convertible preferred stock will be made as described therein.

Form

So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “— Book-Entry Issuance — The

Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate shares of convertible preferred stock will be made as described therein.

Certain Trading Characteristics

The convertible preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accumulated after a record date and prior to a payment date, which dividends will be payable to the holders as of the record date, as described above); thus, it is expected that purchasers of the convertible preferred stock will not pay, and sellers will not receive, accumulated but unpaid dividends with respect to the convertible preferred stock that is not included in the trading price thereof.

Title

We and any agent of ours will treat the person or entity in whose name shares of convertible preferred stock are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Book-Entry Issuance — The Depository Trust Company

The shares of convertible preferred stock that form a part of the Corporate Units will be issued in fully registered form and will initially be evidenced by one or more global securities held by the purchase contract agent as custodian for DTC. We expect that the shares of convertible preferred stock that do not form a part of the Corporate Units will initially be evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global securities will be deposited with the transfer agent as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.

Purchases of the convertible preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the convertible preferred stock on DTC’s records. The ownership interest of each actual purchaser of each share of convertible preferred stock (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the convertible preferred stock. Transfers of ownership interests on the convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in convertible preferred stock, except in the event that use of the book-entry system for the convertible preferred stock is discontinued.

To facilitate subsequent transfers, all convertible preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the convertible preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the convertible preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of convertible preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the convertible preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of convertible preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the convertible preferred stock.

Payments of dividends on the convertible preferred stock will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the convertible preferred stock, except in the limited circumstances described below. Accordingly, each beneficial owner of an interest in a global certificate must rely on the procedures of DTC to exercise any rights under the convertible preferred stock.

We will issue the convertible preferred stock in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The following is a summary of certain provisions of the Series B preferred stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our amended and restated articles of incorporation, as amended, including the statement with respect to shares establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions on the Series B preferred stock and our amended and restated bylaws, as currently in effect, and applicable laws. Wherever particular provisions or defined terms of the Series B preferred stock are referred to, such provisions or defined terms are incorporated into this prospectus supplement by reference.

As used in this Description of the Series B Preferred Stock, “we,” “us,” “our” or “the Company” refer only to UGI Corporation and any successor obligor, and not to any of its subsidiaries.

General

Under our amended and restated articles of incorporation, as amended, our board of directors designated up to 220,000 shares of our authorized but unissued preferred stock as, and approved a statement with respect to shares creating, a series of our preferred stock, designated as the 0.125% Series B Cumulative Perpetual Preferred Stock, which we refer to as the “Series B preferred stock.” We will not (i) change any terms of the Series B preferred stock except as set forth in the statement with respect to shares and (ii) issue any additional shares of Series B preferred stock other than in accordance with the statement with respect to shares.

We may issue an aggregate of up to 200,000 shares of Series B preferred stock, or 220,000 shares if the underwriters exercised in full their over-allotment option on the Corporate Units, upon optional conversion of the convertible preferred stock as described under “Description of the Convertible Preferred Stock — Conversion Rights — Settlement Upon Conversion.” When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series B preferred stock will be validly issued, fully paid and non-assessable. The Series B preferred stock will not be pledged to us to secure your obligation under any purchase contract. The dividend rate and other terms of the Series B preferred stock may not be the same as the terms of similar securities issued at the time. In addition, the Series B preferred stock will have no protections in connection with fundamental changes or similar corporate transactions.

We do not intend to list the Series B preferred stock that are not a part of Corporate Units on any securities exchange.

Ranking

The Series B preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will rank:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series B preferred stock;

•

on parity with our convertible preferred stock and any other class or series of our capital stock expressly designated as ranking on parity with the Series B preferred stock, including the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, as such, will rank senior in right of payment to the Series B preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the Series B preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to or on parity with the Series B preferred stock. When issued, our convertible preferred stock will rank on parity with the Series B preferred stock. All our indebtedness will rank senior in right of payment to the Series B preferred stock. In addition, the Series B preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred shareholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the Series B preferred stock would have any claims to those assets.

Dividends

Holders of the convertible preferred stock, as such, will not have participation rights with respect to any dividends or distributions on our common stock or any other class or series of our capital stock.

Holders of the Series B preferred stock will receive, when, as and if declared by our board of directors, cumulative dividends, at the rate of 0.125% per year, subject to the provisions described below under “— Increased Dividend Rate” (the “dividend rate”), on the $1,000 liquidation preference per share of Series B preferred stock, payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, unless we have previously irrevocably elected a dividend payment method to apply.

The shares of Series B preferred stock delivered to a holder upon conversion will have initial accumulated dividends per share at issuance equal to the amount of any accumulated but unpaid dividends per share on the convertible preferred stock (including compounded dividends thereon, if any) to, but excluding, date of issuance of such Series B preferred stock, which we refer to as the “initial accumulated dividends.” However, subject to the second sentence of the tenth paragraph under the caption “Description of the Convertible Preferred Stock — Conversion Rights — Settlement Upon Conversion” above, the amount of initial accumulated dividends on any share of Series B preferred stock at the time of its original issuance in settlement of an optional conversion will not include any dividends paid on the convertible preferred stock during the period from, and including, the first trading day of the relevant observation period (or, if earlier, the relevant conversion date) to, and including, the date such share of Series B preferred stock is originally issued. Thereafter, dividends will continue to accumulate from the first date of original issuance of the Series B preferred stock and will be payable when, as and if declared by our board of directors quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “payment date”) beginning on the first payment date following the date on which the Series B preferred stock is first issued, to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the February 15, May 15, August 15 or November 15 (in each case, whether or not a business day), as applicable, immediately preceding the relevant payment date or, if the shares of Series B preferred stock are held in global book-entry form, the record date will be the business day immediately preceding the applicable payment date. We refer to each period beginning on and including a payment date (or, if no dividends have been paid on the Series B preferred stock, the date of first issuance) to, but excluding, the next payment date as a “dividend period,” provided that accumulated dividends for the first dividend period will include initial accumulated dividends.

We will calculate dividends on the Series B preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B preferred stock will cease to accumulate upon redemption, as described below.

If a payment date falls on a date that is not a business day, the payment due on such date will be instead made on the next succeeding business day and no interest or other payment will be paid in respect of the delay.

Dividends on the Series B preferred stock will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

So long as any shares of Series B preferred stock remain outstanding, except as described below, unless full cumulative dividends on the Series B preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series B preferred stock, including the convertible preferred stock, for any period;

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the Series B preferred stock, including the convertible preferred stock; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to the purchase contracts or make any payments (including any contract adjustment payments) under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.

The foregoing sentence, however, will not prohibit:

•

purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the Series B preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors, agents or consultants (including, for the avoidance of doubt, the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of capital stock that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such contract, plan or arrangement, in each case whether for payment of applicable taxes or the exercise price, or otherwise) or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security (provided such contract or security was entered into or first issued, as applicable, either (x) before the date on which shares of the Series B preferred stock are first issued or (y) at a time when full cumulative dividends, if any, on the series B preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment) requiring us to purchase, redeem or acquire our capital stock;

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock (including under a contractually binding stock repurchase plan) which binding requirement was entered into either (x) before the date on which shares of the Series B preferred stock are first issued or (y) at a time when full cumulative dividends, if any, on the Series B preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment;

•

the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the Series B preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for, or pursuant to the exercise of any other right to acquire, such capital stock;

•

any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

dividends or distributions payable solely in (x) capital stock ranking junior to the Series B preferred stock (or payment of cash in lieu of any fractional interests in shares of such capital stock) or (y) warrants, options or rights to acquire such capital stock (other than options or rights in the form of indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the Series B preferred stock, including the convertible preferred stock, in each case, which indebtedness or capital stock is convertible into, exercisable for or exchangeable for our capital stock ranking junior to the convertible preferred stock);

•

delivery of Series B preferred stock and (if applicable) our common stock, and/or payment of cash in lieu of any fractional share of our common stock, in each case, upon conversion of the convertible preferred stock;

•

the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (x) before the date on which shares of the Series B preferred stock are first issued or (y) at a time when full cumulative dividends, if any, on the Series B preferred stock for all past completed dividend periods (including compounded dividends thereon, if any) have been or contemporaneously are declared and paid or declared and a sum or number of shares of our common stock sufficient for the payment thereof is set apart for payment;

•

the conversion of our capital stock into, or exchange of our capital stock for, other shares of any class or series of capital stock ranking equally to the Series B preferred stock, so long as the liquidation preference of such class or series of capital stock issued upon conversion or exchange is less than or equal to the liquidation preference of the capital stock surrendered for conversion or exchange;

•

payments on the purchase contracts or the convertible preferred stock, in each case so long as the amount of payments made on account of such purchase contracts or convertible preferred stock and the Series B preferred stock is paid on all such purchase contracts or convertible preferred stock and the Series B preferred stock then outstanding on a pro rata basis in proportion to the full payment to which each such purchase contract, convertible preferred stock or Series B preferred stock is then entitled if paid in full; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the Series B preferred stock.

We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the Series B preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series B preferred stock, including the convertible preferred stock, we will declare any dividends upon the Series B preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series B preferred stock pro rata, so that the amount of dividends declared per share of Series B preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated but unpaid dividends per share on the Series B preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.

Any accumulated but unpaid dividends will accumulate additional dividends at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with a remarketing) until paid, compounded quarterly, to, but excluding, the payment date. We refer to these additional dividends that accumulate on accumulated but unpaid dividends as “compounded dividends” and the payments in respect thereof as “compounded dividend payments.”

Holders of shares of Series B preferred stock are not entitled to any dividends in excess of the full cumulative dividends (including compounded dividends) on the Series B preferred stock as described above. Any dividend payment made on the Series B preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.

No dividend will be paid unless and until our board of directors declares a dividend payable with respect to the Series B preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the Series B preferred stock, if any, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by the Pennsylvania Business Corporation Law. Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated but unpaid dividends (including compounded dividends thereon), including with respect to the June 1, 2024 payment date, whether or not declared, will be paid on the purchase contract settlement date (or, if such date is not a business day, the next business day) to the holders of the shares of Series B preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, we will have no obligation to pay the then accumulated but unpaid dividends on the Series B preferred stock on the purchase contract settlement date (or such next business day) to the holders of the shares of Series B preferred stock as of the close of business on the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist (and such accumulated but unpaid dividends will continue to compound) with respect to such Series B preferred stock for so long as the Series B preferred stock remains outstanding, and such dividends will be payable to the holders of such Series B preferred stock as of the close of business on the record date for the payment date on which such dividends are subsequently declared and paid (if ever).

Method of Payment of Dividends

Subject to the limitations described below, we may pay any dividend (or any portion of any dividend) on the Series B preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the Series B preferred stock in cash, except to the extent we elect, or have previously elected, to make all or any portion of such payment in shares of our common stock. Unless we have previously irrevocably elected a dividend payment method to apply, we will give the holders of the Series B preferred stock notice of any election with respect to any particular dividend payment, the portion of such payment that will be made in cash and the portion of such payment that will be made in common stock no later than eight scheduled trading days prior to the payment date for such dividend.

If we elect, or have previously irrevocably elected, to make any such payment of a dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%. However, the number of shares of common stock that we will deliver as payment for any declared dividend on the Series B preferred stock will be limited to a maximum number equal to the total dollar amount of the declared dividend (including any portion thereof that we have not elected to pay in shares of our common stock) divided by the floor price in effect on the second trading day immediately preceding the applicable payment date. If the dollar amount of any declared dividend per share of Series B preferred stock that we have duly elected to pay in shares of common stock exceeds the product of (x) 97% of the applicable five-day average price and (y) the number of shares of common stock deliverable (without regard to our obligation to pay cash in lieu of delivering any fractional share of our common stock) per share of Series B preferred stock in respect of such dividend, then we will, to the extent we are not prohibited from doing so as a result of a dividend deficiency event, declare and pay such excess amount in cash. For the avoidance of doubt, any cash amount referred to in the preceding sentence that we fail to declare and pay will be deemed to be accumulated but unpaid dividends on the Series B preferred stock. We refer to the provision described in the second and third sentences of this paragraph as the “share limitation provision.” Notwithstanding anything to the contrary, we will have the right, exercisable at our sole election by notice sent to the holders of the Series B preferred stock, to irrevocably eliminate the share limitation provision. If we have made such an irrevocable election, then we will state so in each subsequent notice, if any, that we send electing to pay any portion of a declared dividend on the Series B preferred stock in shares of common stock. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend or supplement the statement with respect to shares, including pursuant to the provision described in the seventh bullet point of the third paragraph under the caption “— Limited Voting Rights — When a Supermajority Vote is Required” below. However, we may nonetheless choose to effect such an amendment or supplement at our option. In addition, such irrevocable election, if made, will not affect any prior election that we have made or prior notice that we have sent with respect to the payment of any portion of a declared dividend in shares of common stock.

For purposes of the Series B preferred stock, the floor price has the meaning ascribed to it under the purchase contract and pledge agreement, assuming, solely for these purposes, that that purchase contracts remain outstanding for so long as any Series B preferred stock is outstanding.

Without the consent of any holders of the Series B preferred stock, we may, by notice to such holders, irrevocably elect whether we will pay dividend payments in cash, shares of our common stock or a combination thereof (a “dividend payment method”) and, if applicable, the amount or percentage of a dividend payment to be paid in common stock that will apply to any dividend payment following such notice (unless a dividend payment method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which may be any time subsequent to the delivery of such notice). Our irrevocable election of a dividend payment method as described herein may be made by us in our sole discretion.

No fractional shares of our common stock will be delivered to the holders of the Series B preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of our common stock based on (i) the five-day average price and (ii) the aggregate number of shares of Series B preferred stock held by such holder (or, if the Series B preferred stock is held in global book-entry form, based on the applicable procedures of the depositary for determining such number of shares).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales (by persons who are not, and have not been at any time during the preceding three months, affiliates of ours) of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of our common stock have been resold thereunder and such time as all such shares are freely tradable by such non-affiliates without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Any dividends paid in shares of our common stock will be subject to the listing standards of the New York Stock Exchange, if applicable.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of any reorganization event, at and after the effective time of such reorganization event, the consideration in which dividends on the Series B preferred stock is payable will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described in the “— Dividends” section (or in any related definitions) were instead a reference to the same number of exchange property units of such reorganization event. At and after the effective time of the reorganization event, the daily VWAP will be calculated based on the value of such exchange property unit. In the all event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit will be deemed to be the weighted average, per share of our common stock, of the types and amounts of consideration received by the holders of our common stock. We will notify holders of the weighted average as soon as reasonably practicable after such determination is made. If the holders receive only cash in such transaction, then notwithstanding anything herein to the contrary, dividends on the Series B preferred stock must, if declared, be paid entirely in cash. In addition, we will amend the statement with respect to shares (1) in the case of any transaction that results in the securities of any entity other than us (or our successor in such transaction) being included as exchange property, by causing the dividend blocker provisions to apply to that other entity, with its common equity securities being deemed stock ranking junior to the Series B preferred stock for this purpose and (2) to include such additional provisions to protect the interests of the holders of Series B preferred stock as our board of directors reasonably considers necessary by reason of the foregoing. We will not become party to any such reorganization event unless its terms are consistent with the foregoing.

The provisions described in the preceding two paragraphs will similarly apply to successive reorganization events.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment will be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series B preferred stock, holders of shares of Series B preferred stock are entitled to be paid out of our assets legally available for distribution to our shareholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of Series B preferred stock, plus an amount equal to any accumulated but unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the Series B preferred stock (including the convertible preferred stock) in the distribution of assets, then holders of shares of Series B preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the Series B preferred stock (including the convertible preferred stock) will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of Series B preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series B preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

No Maturity

The Series B preferred stock has no maturity date, but we are permitted to redeem the Series B preferred stock as described under “— Optional Redemption.” Accordingly, the Series B preferred stock will remain outstanding indefinitely unless redeemed by us.

Optional Redemption

We do not have the right to redeem any shares of Series B preferred stock before September 3, 2024. On or after September 3, 2024, we will have the option to redeem some or all the shares of Series B preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated but unpaid dividends, if any (whether or not declared) to, but excluding, the redemption date. The redemption price will be paid solely in cash.

The Series B preferred stock will not be subject to remarketing. However, if in connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock is changed to a later date that is on or prior to August 29, 2025 as described under “Description of the Purchase Contracts — Remarketing” and “Description of the Convertible Preferred Stock — Remarketing,” the earliest redemption date for the Series B preferred stock will be changed to such later date.

In the event of a redemption, we will request that the depositary notify its participants holding Series B preferred stock or, if Series B preferred stock is in certificated form, send a written notice by first class mail to each holder of record of the Series B preferred stock at such holders registered address, not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date, stating, among other things, the redemption price per share of Series B preferred stock. The redemption date will be a business day of our choosing that complies with the preceding sentence. In addition, we will (i) issue a press release containing such information or (ii) include the same information in a current report that is filed with, or furnished to, the SEC. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date.

If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, we will, with respect to:

•

shares of Series B preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of Series B preferred stock; and

•

shares of Series B preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the paying agent cash sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of Series B preferred stock upon surrender to the paying agent of their certificates evidencing their shares of Series B preferred stock.

If on the redemption date there has been irrevocably deposited with DTC or the paying agent cash sufficient to pay the redemption price for the shares of Series B preferred stock delivered for redemption in accordance with the terms of the statement with respect to shares, then, except as described in the next paragraph, dividends will cease to accumulate on those shares of Series B preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price. Payment of the redemption price for the shares of Series B preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the Series B preferred stock, together with necessary endorsements, to the paying agent, or to the paying agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the Series B preferred stock will be made (i) if book-entry transfer of or physical delivery of the Series B preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the Series B preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the Series B preferred stock.

If the redemption date falls after a dividend payment record date and on or before the related payment date, then (x) holders of the shares of Series B preferred stock at the close of business on that dividend payment record date will be entitled to receive the full dividend payable on those shares on the corresponding payment date; and (y) the redemption price payable per share on such redemption date as described above will be reduced by the amount of such dividend payable per share of Series B preferred stock on the related payment date.

In the case of any partial redemption, we will select the shares of Series B preferred stock to be redeemed on a pro rata basis, by lot or in accordance with, and subject to, DTC’s applicable procedures.

We do not have the right to authorize, issue a press release or give notice of redemption unless (a) we have funds legally available for the payment of the aggregate redemption price and (b) prior to giving the notice (i) all accumulated but unpaid dividends on the Series B preferred stock (whether or not declared) for dividend periods ended prior to the date of such notice of redemption have been or contemporaneously are declared and paid out of legally available funds and (ii) if the redemption date occurs following a record date and on or prior to the related payment date, a cash dividend for the related dividend period has been declared and sufficient funds legally available therefor have been set aside for payment of such dividend.

If any shares of Series B preferred stock are called for redemption, we must also call for redemption a proportionate number (rounded to the nearest whole number) of outstanding shares of convertible preferred stock, if any, on the same redemption date.

Limited Voting Rights

Holders of shares of Series B preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the Series B preferred stock are entitled to vote, each share of Series B preferred stock will be entitled to one vote.

Preferred Stock Directors

If at any time dividends on the Series B preferred stock have not been declared and paid in full for six or more dividend periods, whether or not consecutive (which we refer to as a “preferred dividend default”), holders of shares of Series B preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which equivalent voting rights have been conferred (including the convertible preferred stock) and are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the Series B preferred stock and each such other class or series of preferred stock)), will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as “preferred stock directors”), until all accumulated but unpaid dividends with respect to the Series B preferred stock and any other class or series of preferred stock upon which equivalent voting rights have been conferred (including the convertible preferred stock) and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. As a condition to the election of any such preferred stock directors, such election must not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. In addition, our board of directors will at no time include more than two directors, in total, appointed pursuant to the provisions under this “— Preferred Stock Directors” subsection, the provisions set forth under the heading “Description of the Convertible Preferred Stock — Limited Voting Rights — Preferred Stock Directors” and the analogous provisions in any other classes or series of Parity Stock upon which equivalent voting rights have been conferred and are exercisable. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. Subject to the timing and notice requirements of our amended and restated bylaws as in effect on the date of this prospectus supplement, the election will take place at:

•

a special meeting called by holders of at least 10% of the outstanding shares of Series B preferred stock together with any other class or series of preferred stock upon which equivalent voting rights have been conferred (including the convertible preferred stock) and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of shareholders or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of shareholders, at our annual or special meeting of shareholders; and

•

each subsequent annual meeting (or special meeting held in its place) until all accumulated dividends on the Series B preferred stock and on any other class or series of preferred upon which equivalent voting rights have been conferred (including the convertible preferred stock) and are exercisable have been paid in full for all past completed dividend periods and the dividend for the then current dividend period has been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

If and when all accumulated dividends on the Series B preferred stock and all other classes or series of preferred stock upon which equivalent voting rights have been conferred (including the convertible preferred stock) and are exercisable have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of Series B preferred stock will be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director will be entitled to one vote on any matter.

When a Supermajority Vote is Required

So long as any shares of Series B preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B preferred stock together with each other class or series of preferred stock ranking on parity with the Series B preferred stock, including the convertible preferred stock, with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which equivalent voting rights have been conferred (including the convertible preferred stock) (voting as a single class):

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series B preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase, any such shares;

•	amend, alter or repeal the provisions of our amended and restated articles of incorporation, as amended, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred stock (other than an amendment, alteration or repeal permitted by the provisions described in the second immediately following paragraph below); or

•

consummate a binding share exchange or reclassification involving the shares of Series B preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of Series B preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series B preferred stock are converted into or exchanged for, or represent the right to receive, preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B preferred stock immediately prior to such consummation, taken as a whole (such a binding share exchange, reclassification, merger or consolidation, a “Series B preferred stock reorganization event,” and the class of Series B preferred stock referred to in clause (i) above or the class of preference securities referred to in clause (ii) above, as applicable, the “reference preferred stock”);

provided that (x) a binding share exchange, reclassification, merger or consolidation that satisfies the third bullet point of this sentence will not require the affirmative vote or consent of any holders of the Series B preferred stock pursuant to the second bullet point of this sentence; (y) the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the convertible preferred stock and Series B preferred stock), ranking equally with and/or junior to the Series B preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B preferred stock, and will not require the affirmative vote or consent of any holders of the Series B preferred stock; and (z) the application of the provisions described above under the caption “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” including the execution and delivery of any supplemental instruments solely to give effect to such provisions, will not, in itself, be deemed to adversely affect the rights, preferences, privileges or voting powers of the convertible preferred stock and will not require the affirmative vote or consent of any holders of the convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the convertible preferred stock and/or the Series B preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, will vote as a class.

Without the consent of the holders of the Series B preferred stock, we may amend, alter, supplement, or repeal any terms of the Series B preferred stock or the statement with respect to shares for the following purposes:

•

to cure any ambiguity, defect, inconsistency or mistake, or to correct or supplement any provision contained in the statement with respect to shares establishing the terms of the Series B preferred stock that may be defective or inconsistent with any other provision contained in such statement with respect to shares;

•

so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series B preferred stock, and limitations and restrictions thereof, to make such other provisions in regard to matters or questions relating to the Series B preferred stock that is not inconsistent with the provisions of the statement with respect to shares establishing the terms of the Series B preferred stock;

•	to waive any of our rights with respect to the Series B preferred stock;

•

to amend, alter, supplement or repeal any terms of the Series B preferred stock or the statement with respect to shares in order to conform the terms of the Series B preferred stock to the description contained in the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

•	to amend, alter, supplement or repeal any terms of the Series B preferred stock or the statement with respect to shares in order to implement the changes under “— Increased Dividend Rate”;

•

to amend, alter, supplement or repeal any terms of the Series B preferred stock or the statement with respect to shares in order to change the earliest redemption date for the Series B preferred stock in connection with a successful remarketing of the convertible preferred stock;

•	to irrevocably elect a dividend payment method to apply or to irrevocably eliminate the share limitation provision;

•

to amend the terms of the Series B preferred stock or the statement with respect to shares solely to give effect to the provisions described above under “— Recapitalizations, Reclassifications and Changes of Our Common Stock”; or

•	to file a statement of correction with respect to the statement with respect to shares to the extent permitted by Section 138 of the Pennsylvania Business Corporation Law.

Holders of shares of Series B preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series B preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series B preferred stock, including the convertible preferred stock, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of Series B preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of Series B preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our consolidated assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed upon proper procedures all outstanding shares of Series B preferred stock.

Transfer Agent, Registrar, Paying Agent, Conversion Agent

The registrar and transfer agent for the Series B preferred stock is Computershare Inc. The paying agent and conversion agent for the Series B preferred stock is U.S. Bank National Association.

Increased Dividend Rate

In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the convertible preferred stock may be increased as described under “Description of the Purchase Contracts — Remarketing” and “Description of the Convertible Preferred Stock — Remarketing.” In that case, the dividend rate on the Series B preferred stock will be increased to be equal to such increased dividend rate on the convertible preferred stock, with such increase becoming effective for the Series B preferred stock from, and including, the date as of which such increase to the dividend rate on the convertible preferred stock becomes effective.

Payment

So long as any shares of Series B preferred stock are registered in the name of DTC, as depository for the Series B preferred stock as described herein under “— Book-Entry Issuance — The Depository Trust Company,” or DTC’s nominee, payments on the Series B preferred stock will be made as described therein.

Form

So long as any shares of Series B preferred stock are registered in the name of DTC, as depository for the Series B preferred stock as described herein under “— Book-Entry Issuance — The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the shares of Series B preferred stock will be made as described therein.

Certain Trading Characteristics

The Series B preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accumulated after a record date and prior to a payment date, which dividends will be payable to the holders as of the record date, as described above); thus, it is expected that purchasers of the Series B preferred stock will not pay, and sellers will not receive, accumulated but unpaid dividends with respect to the Series B preferred stock that is not included in the trading price thereof.

Title

We and any agent of ours will treat the person or entity in whose name shares of Series B preferred stock are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Book-Entry Issuance — The Depository Trust Company

We expect the shares of Series B preferred stock to be initially evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global securities will be deposited with the transfer agent as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.

Purchases of the Series B preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the Series B preferred stock on DTC’s records. The ownership interest of each actual purchaser of each share of Series B preferred stock (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the Series B preferred stock. Transfers of ownership interests on the Series B preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Series B preferred stock, except in the event that use of the book-entry system for the Series B preferred stock is discontinued.

To facilitate subsequent transfers, all Series B preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Series B preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Series B preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of Series B preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Series B preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of Series B preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Series B preferred stock.

Payments of dividends on the Series B preferred stock will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the Series B preferred stock, except in the limited circumstances described below. Accordingly, each beneficial owner of an interest in a global certificate must rely on the procedures of DTC to exercise any rights under the Series B preferred stock.

We will issue the Series B preferred stock in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of Equity Units (including the components thereof), shares of Series B preferred stock acquired upon conversion of the convertible preferred stock (referred to herein as the “Series B preferred stock”), and shares of our common stock acquired under the purchase contract or upon conversion of the convertible preferred stock (referred to herein as “our common stock”), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or non-U.S. holder (each as defined below) . We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Equity Units (or the components thereof), the Series B preferred stock or our common stock.

This discussion is limited to initial investors who acquire the Equity Units for cash at their initial offering price, which will be the price indicated on the cover of this prospectus supplement, and hold the Equity Units as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, tax consequences if you are subject to special tax accounting rules under Section 451(b) of the Code, as well as differing tax consequences that may apply to certain persons, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding the Equity Units (or the components thereof), Series B preferred stock or common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our convertible preferred stock, Series B preferred stock or common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our convertible preferred stock, Series B preferred stock or common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	a United States person whose “functional currency” is not the U.S. dollar;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Equity Units (or the components thereof), the Series B preferred stock or our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Equity Units (or the components thereof), our common stock or Series B preferred stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS (OR THE COMPONENTS THEREOF), THE SERIES B PREFERRED STOCK OR OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Treatment of the Equity Units

Based on the terms of the Equity Units, the separate components of an Equity Unit should be respected for U.S. federal income tax purposes in accordance with their form. We and, by purchasing a Corporate Unit, you, will be deemed to have agreed to this treatment. Under this treatment of the Equity Units, you will be treated as owning the convertible preferred stock (or after a successful remarketing, the applicable ownership interest in the Treasury portfolio), Treasury securities or cash constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, for U.S. federal income tax purposes. We have not sought any rulings concerning the treatment of the Equity Units, and this treatment is not binding on the IRS or the courts, either of which could disagree with this treatment and the explanations or conclusions contained in this discussion. If you are considering the purchase of Equity Units, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your particular circumstances as well as any consequences arising under the laws of any other taxing jurisdiction. The remainder of this discussion assumes that a holder of an Equity Unit will be treated for U.S. federal income tax purposes as owning the 1/10 or 10% undivided beneficial ownership interest in one share of convertible preferred stock (or applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as applicable) and the purchase contract separately.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder. You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of an Equity Unit that is or is treated as:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Equity Units

Allocation of Purchase Price

The purchase price of each Corporate Unit will be allocated between the 1/10 or 10% undivided beneficial ownership interest in one share of convertible preferred stock and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in the convertible preferred stock and the purchase contract. If we are required to report this allocation for U.S. federal income tax purposes, we will report the initial fair market value of the convertible preferred stock represented by one Corporate Unit as $100 and the initial fair market value of the purchase contract as $0 and, by purchasing a Corporate Unit, you will be deemed to agree to this allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

Sale, Exchange, or Other Disposition of Equity Units

Upon a disposition of an Equity Unit, you will be treated as having sold, exchanged or disposed of the purchase contract and either the convertible preferred stock (or applicable ownership interest in the Treasury portfolio, if applicable), Treasury securities or cash, as the case may be, that constitute the Equity Unit. The proceeds realized on a disposition will be allocated between the purchase contract and the ownership interest in the convertible preferred stock, applicable ownership interest in the Treasury portfolio, Treasury securities or cash, in proportion to their respective fair market values at the time of disposition. The rules governing the treatment of the disposition of the convertible preferred stock, the purchase contract, the Treasury portfolio and the Treasury securities are summarized under “— Convertible Preferred Stock — Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Convertible Preferred Stock,” “— Treasury Portfolio — Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio,” “— Treasury Units — Sale, Exchange or Other Taxable Disposition of Treasury Securities,” and “— Purchase Contracts — Dispositions, Including Terminations, of a Purchase Contract” below.

If the disposition of Equity Units occurs when the purchase contract has a negative value (i.e., the purchase contract represents a net liability), you should generally be considered to have received additional consideration for the convertible preferred stock, Treasury portfolio, Treasury securities or cash in an amount equal to that negative value, and to have paid that amount to be released from your obligation under the purchase contract. You should consult your tax advisor regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

Reorganization Event

Depending on the circumstances, a reorganization event could potentially be a taxable event and could result in consequences to the beneficial owner of the Equity Units (or components thereof), Series B preferred stock or common stock held after the reorganization event that differ from those described herein. You should consult your tax advisor regarding the tax consequences of a reorganization event.

Convertible Preferred Stock

Distributions on Convertible Preferred Stock

Any distribution paid on our convertible preferred stock (including the fair market value of distributions paid in common stock, as discussed below, and the payment of dividends in arrears, if any) will be treated as a dividend to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by you when received by you or on your behalf. If a distribution exceeds our current and accumulated earnings and profits, the excess will first be treated as a tax-free return of your investment, up to your adjusted tax basis, in the convertible preferred stock, and thereafter as gain from the sale or exchange of the shares. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. holders should be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. holders should be eligible for the dividends-received deduction. You should consult your tax advisor regarding the application of reduced tax rates and the dividends-received deduction in your particular circumstances. We may determine not to pay a dividend currently, in which case you should consult your tax advisor regarding whether, in that circumstance, you would be required to accrue the deferred dividend into your taxable income on a current basis.

If we make a distribution on our convertible preferred stock in the form of our common stock, such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. holder’s holding period for such common stock will begin on the day following the distribution date.

Constructive Distributions

You may be treated as receiving a constructive distribution from us if (1) the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, an adjustment in the conversion rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to our common stock (including, without limitation, adjustments in respect of taxable dividends to our common shareholders). A constructive distribution on our convertible preferred stock will generally be treated as described under “— Distributions on Convertible Preferred Stock” above. Thus, under certain circumstances, an increase in (or failure to decrease) the conversion rate (including in connection with a fundamental change) might give rise to a taxable dividend to you even though you will not receive any cash in respect thereof. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described above under “— Distributions on Convertible Preferred Stock.”

Tax Basis in Convertible Preferred Stock

Your initial tax basis in the convertible preferred stock will equal the portion of the purchase price for the Equity Unit allocated to the convertible preferred stock as described above (see “— Equity Units — Allocation of Purchase Price” above). Generally, your adjusted tax basis in the convertible preferred stock will be increased to the extent any such constructive distribution is treated as a dividend as described above (see “Constructive Distributions” above).

Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock

You will generally recognize capital gain or loss on the disposition of convertible preferred stock (including upon a successful remarketing of the convertible preferred stock if you participate in the remarketing, but subject to the discussion below regarding redemptions) equal to the difference between the amount realized on the disposition and your adjusted tax basis in the convertible preferred stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you held the convertible preferred stock for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations. If you elect not to participate in a successful remarketing, you should not be treated as having sold, exchanged, or otherwise disposed of your convertible preferred stock.

A redemption of our convertible preferred stock for cash will generally be treated as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles unless the redemption (i) is “not essentially equivalent to a dividend” within the meaning of Section 302 of the Code or (ii) completely terminates the holder’s interest in the Company. In determining whether either of these tests has been satisfied, a beneficial owner generally must take into account stock actually owned as well as stock treated as constructively owned under the Code. While the determination whether either of the foregoing tests is satisfied depends on a shareholder’s particular facts and circumstances as of the time of the determination, the IRS has ruled in the past that even a small reduction in the proportionate interest held by a small minority shareholder in a publicly traded corporation will be treated as an exchange if the shareholder exercises no control over the corporation. Any cash received upon a redemption in respect of dividends in arrears on our convertible preferred stock should be treated as described above under “— Distributions on Convertible Preferred Stock.” You should consult your tax advisor regarding the proper treatment of a redemption of our convertible preferred stock.

In the event of a failed remarketing we intend to treat the delivery of convertible preferred stock by a U.S. holder of Corporate Units along with the delivery by us to such U.S. holder of common stock, each in satisfaction of the purchase contract, as a recapitalization for U.S. federal income tax purposes pursuant to which the U.S. holder would not recognize gain or loss except to the extent of cash in lieu of a fractional share. You should consult your tax advisor about possible alternative treatments of a failed remarketing, including the possibility that it could be deemed to be a redemption for cash.

Conversion of Convertible Preferred Stock into Cash and Common Stock

If you receive cash and common stock upon a conversion of our convertible preferred stock, the conversion should be treated as a recapitalization and, unless otherwise indicated, the following discussion assumes such treatment. Subject to the discussion below regarding potential dividend treatment, you will recognize gain, but not loss, equal to the lesser of (i) the excess of the fair market value of the common stock and cash received over your tax basis in the convertible preferred stock surrendered and (ii) the amount of cash received (other than cash in lieu of a fractional share). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the common stock received (including the fractional share deemed received) that is allocable to the fractional share. Any gain or loss recognized on conversion will generally be capital gain or loss and will be long-term capital gain or loss, if, at the time of the conversion, your holding period for the convertible preferred stock exceeds one year. The tax basis of the shares of common stock received upon such a conversion (including any fractional share deemed to be received by you) will equal the tax basis of the convertible preferred stock that was surrendered, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). Your holding period for shares of common stock will include the period during which you held the convertible preferred stock. To the extent that the receipt of cash (other than cash in lieu of a fractional share) has the effect of a dividend (which generally will be the case if the receipt of cash did not result in a reduction in your equity interest in us that satisfies one of the tests set forth in the Section 302 rules described above under “— Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock”), the cash will be taxable as a dividend as described above. Any cash or common stock received upon conversion in respect of dividends in arrears on our convertible preferred stock should be treated as described above under “— Distributions on our Convertible Preferred Stock.” If the conversion is not treated as a recapitalization, you may recognize an amount of gain that is different from the amount described above. You should consult your tax advisor regarding the proper treatment of a conversion of convertible preferred stock into cash and our common stock.

Conversion of Convertible Preferred Stock into Common Stock and Series B Preferred Stock

If you receive common stock and Series B preferred stock upon a conversion of our convertible preferred stock, the conversion should be treated as a recapitalization. We expect to treat the Series B preferred stock received by you upon a conversion of the convertible preferred stock as “nonqualified preferred stock” within the meaning of Section 351(g) of the Code. Assuming the Series B preferred stock is nonqualified preferred stock, the tax treatment of the conversion would generally be the same as the conversion of the convertible preferred stock into common stock and cash (as described above in “— Conversion of Convertible Preferred Stock into Cash and Common Stock”), with the fair market value of Series B preferred stock you receive being treated in the same way as cash. In such a case, you would potentially recognize gain (or be treated as receiving a dividend, as discussed above in “— Conversion of Convertible Preferred Stock into Cash and Common Stock”) even though you do not receive any cash upon conversion. The tax basis of the shares of common stock received upon such a conversion would equal the tax basis of the convertible preferred stock that was surrendered, reduced by the fair market value of the Series B preferred stock received, and increased by the amount of gain, if any, recognized. Your holding period for shares of common stock would include the period during which you held the convertible preferred stock. The tax basis of the Series B preferred stock received upon such a conversion would equal the fair market value of the Series B preferred stock received, and your holding period in the Series B preferred stock would begin on the day following the conversion. Except where specifically stated otherwise, the remainder of this discussion assumes that the Series B preferred stock is treated as “nonqualified preferred stock” within the meaning of Section 351(g) for U.S. federal income tax purposes.

If the Series B preferred stock were not treated as “nonqualified preferred stock” within the meaning of Section 351(g) of the Code, you generally would not recognize gain or loss upon a conversion of convertible preferred stock into common stock and Series B preferred stock, except with respect to any cash received in lieu of a fractional share. Your tax basis in the common stock and Series B preferred stock received in such a conversion would be allocated between the common stock and the Series B preferred stock based on their relative fair market values at the time of the conversion and, in the aggregate, would be the same as your adjusted tax basis in the convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and your holding period for the common stock and Series B preferred stock would include your holding period for the convertible preferred stock that was surrendered. The amount of any gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash you receive in respect of a fractional share and the portion of your tax basis in the convertible preferred stock that is allocable to the fractional share. This gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of conversion, your holding period for the convertible preferred stock exceeds one year. The deductibility of capital losses is subject to limitations. If the Series B preferred stock is not treated as nonqualified preferred stock, there may be additional consequences to you as described below under “— Series B Preferred Stock Received upon Conversion — Potential Application of Section 306 of the Code.”

You should consult your tax advisor regarding the proper treatment of a conversion of convertible preferred stock into our common stock and Series B preferred stock and regarding the consequences of the treatment of the Series B preferred stock as nonqualified preferred stock, or the possibility of an alternative treatment.

Purchase Contracts

Contract Adjustment Payments

There is no authority directly addressing the U.S. federal income tax treatment of the contract adjustment payments under current law, and the treatment of these payments is unclear. Contract adjustment payments may constitute taxable ordinary income to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report these payments as taxable ordinary income. Under this treatment, if you are an accrual-method taxpayer, you could be required to recognize ordinary income with respect to the contract adjustment payments even if we pay them partly or wholly in common stock. In addition, if we defer a contract adjustment payment and you are an accrual-method taxpayer, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments. Moreover, amounts you receive upon a disposition of an Equity Unit that are attributable to an accrued contract adjustment payment may be treated as ordinary income to the extent not previously included in income. Alternatively, a contract adjustment payment may be treated as option premium, rather than being includible in income on a current basis. The treatment of contract adjustment payments could affect your tax basis in a purchase contract or common stock received under a purchase contract or your amount realized upon the sale or disposition of a purchase contract (whether held as part of a Corporate Unit, Treasury Unit or Cash Settled Unit) or the termination of a purchase contract. See “— Dispositions, Including Terminations, of a Purchase Contract,” “— Acquisition of Common Stock under a Purchase Contract,” and “Corporate Units — Sale, Exchange or Other Disposition of the Equity Units.” You should consult your tax advisor regarding the potential treatment of the contract adjustment payments as option premium. Unless otherwise stated, the discussion herein assumes you recognize any contract adjustment payments received in income on a current basis.

In contrast to dividend payments, corporate holders will not be entitled to claim a dividends-received deduction with respect to contract adjustment payments and non-corporate holders will not be eligible for a reduced rate of taxation.

Dispositions, Including Terminations, of a Purchase Contract

Upon a disposition of a purchase contract in connection with the sale or exchange of an Equity Unit, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the purchase contract (if any). It is not entirely clear, however, whether the gain or loss on the disposition of a purchase contract will be long-term capital gain or loss or short-term capital gain or loss, even if your holding period for the purchase contract exceeds one year at the time of disposition. In determining gain or loss, any contract adjustment payments previously included in your income, but not received by you, and any constructive distributions taxable to you as dividends (as described below under “— Constructive Distributions”) should increase your adjusted tax basis in your purchase contract. For a discussion of the tax consequences of disposing of an Equity Unit when a purchase contract has a negative value, see “— Sale, Exchange, or Other Disposition of Equity Units” above.

If a purchase contract terminates, you will recognize loss equal to your adjusted tax basis (if any) in the purchase contract at the time of such termination. Therefore, assuming the contract adjustment payments have not been deferred and you have recognized them as income on a current basis and there have been no constructive distributions with respect to the purchase contracts taxable to you as dividends, you will not recognize any gain or loss. If you accrued deferred contract adjustment payments into income that you have not yet received or have included constructive distributions treated as dividends in your taxable income, you should have a loss equal to your resulting basis. In any event, you will not recognize gain or loss on the receipt of your proportionate share of the convertible preferred stock, Treasury securities, Treasury portfolio or cash upon termination of the purchase contract and you will have the same tax basis in the convertible preferred stock, Treasury securities or Treasury portfolio, as the case may be, as before such termination.

Acquisition of Common Stock under a Purchase Contract

You generally will not recognize gain or loss on the purchase of our common stock under a purchase contract (including in an early settlement of a purchase contract), except with respect to any cash paid in lieu of a fractional share of common stock, which should be treated as paid in exchange for the fractional share. Your aggregate initial tax basis in the common stock acquired under a purchase contract generally should equal (a) the purchase price paid for such common stock, plus (b) your adjusted tax basis in the purchase contract, if any, less (c) any such tax basis allocable to the fractional share. The holding period for common stock received under a purchase contract will commence on the day after the common stock is acquired. See “— Common Stock Acquired under a Purchase Contract or upon Conversion,” below.

In the event of an early settlement of a purchase contract (including an early settlement upon the occurrence of a fundamental change), you will not recognize gain or loss on the receipt of your proportionate share of the convertible preferred stock, Treasury portfolio, Treasury securities or cash and you will have the same tax basis in the convertible preferred stock, Treasury portfolio or Treasury securities, as the case may be, as before the early settlement.

Constructive Distributions

You might be treated as receiving a constructive distribution from us if (i) the maximum settlement rate under the purchase contract is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, an adjustment to the maximum settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Thus, under certain circumstances, an increase in the maximum settlement rate (including an increase in the number of shares to be received upon a conversion in connection with a fundamental change) might give rise to a taxable dividend to you even though you will not receive any cash in respect thereof. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the maximum settlement rate. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below under “— Common Stock Acquired under a Purchase Contract or upon Conversion — Distributions.”

Treasury Units

Substitution of Treasury Securities to Create Treasury Units

You may create Treasury Units by delivering Corporate Units and Treasury securities to the collateral agent in substitution for the convertible preferred stock. The pledged convertible preferred stock will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the Treasury securities or the release of the convertible preferred stock. You will continue to take into account items of income otherwise includible, with respect to the convertible preferred stock and the Treasury securities and your tax basis in the convertible preferred stock, Treasury securities and purchase contract will not be affected by the delivery and release.

Ownership of Treasury Securities

By acquiring Treasury Units, you agree to treat yourself as the beneficial owner of the Treasury securities that are part of the Treasury Units owned by you. We also agree to treat you as the owner of the Treasury securities. Your initial tax basis in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. Your adjusted tax basis in the Treasury securities will be increased by the amount of any original issue discount (“OID”) or acquisition discount, as applicable, included in income with respect thereto, as described below.

Original Issue Discount and Acquisition Discount

If you hold a Treasury Unit, you will be required to treat your ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a bond that was originally issued on the date you acquired the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. You will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of your method of tax accounting and in advance of the receipt of cash attributable to the OID. If you are a cash-method taxpayer, you will not report acquisition discount until the Treasury securities mature or you sell, exchange or otherwise dispose of the Treasury securities in a taxable transaction, unless you elect to accrue the acquisition discount on a current basis. If you do not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness you used to purchase or carry the Treasury securities, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury securities, will be deferred until the acquisition discount is recognized. If you are an accrual-method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount), you will be required to accrue the acquisition discount on a straight-line basis unless you elect to accrue the acquisition discount on a constant yield to maturity basis.

Sale, Exchange or Other Taxable Disposition of Treasury Securities

You will generally recognize gain or loss on the disposition of the Treasury securities constituting part of a Treasury Unit equal to the difference between the amount realized on the disposition and your adjusted tax basis in the Treasury securities. Amounts of OID or acquisition discount included in your gross income will increase your adjusted tax basis in the Treasury securities. The gain or loss you recognize will generally be capital gain or loss (except to the extent of any gain realized that does not exceed an amount equal to the OID or acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income), and will be long-term capital gain or loss if, at the time of the disposition, your holding period for the Treasury securities exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

Substitution of Convertible Preferred Stock to Recreate Corporate Units

If you deliver Treasury Units and convertible preferred stock to the collateral agent in exchange for Corporate Units and Treasury securities, you generally will not recognize gain or loss upon the delivery of the convertible preferred stock or the release of the Treasury securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the convertible preferred stock and the Treasury securities and your tax basis in the convertible preferred stock, the Treasury securities and the purchase contracts will not be affected by the delivery and release.

Cash Settled Units

You may create Cash Settled Units by delivering Corporate Units and cash to the collateral agent in substitution for the convertible preferred stock. The pledged convertible preferred stock will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the cash or the release of the convertible preferred stock. You will continue to take into account items of income otherwise includible with respect to the convertible preferred stock, and your tax basis in the convertible preferred stock and purchase contracts will not be affected by the delivery and release.

Treasury Portfolio

Interest Income and Acquisition Discount

Following a successful optional remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, you will generally be required to recognize ordinary income to the extent of your pro rata portion of the interest paid (or, in the case of short-term Treasury securities, acquisition discount accrued, as discussed above in “— Treasury Securities — Original Issue Discount and Acquisition Discount”) with respect to the Treasury securities in the Treasury portfolio. If the Treasury portfolio contains Treasury strips, the tax treatment to you with respect to interest income and acquisition discount will be the same as described above in “— Treasury Securities — Original Issue Discount and Acquisition Discount.” You should consult your tax advisor regarding the tax treatment of your applicable ownership interest in the Treasury portfolio.

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio

Your initial tax basis in your applicable ownership interest in the Treasury portfolio will equal your proportionate share of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of OID or acquisition discount included in gross income with respect thereto, and decreased by the amount of cash received with respect to acquisition discount in the Treasury portfolio.

Upon the disposition or maturity of your pro rata portion of the Treasury securities in the Treasury portfolio, you will recognize gain or loss on the difference between the amount realized and your adjusted tax basis in the Treasury securities. This gain or loss will generally be short-term capital gain or loss, except to the extent of any gain realized that is attributable to accrued but unpaid interest or that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Common Stock Acquired under a Purchase Contract or upon Conversion

Distributions

Any distribution paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Non-corporate U.S. holders that receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distribution on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock (but not below zero), and any remaining excess will be treated as gain from the sale or exchange of your common stock, as described immediately below.

Sale or Other Taxable Disposition

Upon a sale or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock. This capital gain or loss will be long-term capital gain or loss if your holding period for the shares exceeds one year at the time of the disposition. Under U.S. federal income tax law, certain non-corporate U.S. holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Series B Preferred Stock Acquired upon Conversion

Distributions

Any distribution on our Series B preferred stock (including distributions in shares of our common stock) paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes will constitute a dividend and will be includible in income by you when received. Subject to the discussion below regarding Section 1059(f), these dividends will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Non-corporate U.S. holders that receive dividends on our Series B preferred stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distributions on our Series B preferred stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the Series B preferred stock (but not below zero), and any remaining excess will be treated as gain from the sale or exchange of your Series B preferred stock, as described below. We may determine not to pay a dividend currently, in which case you should consult your tax advisor regarding whether, in that circumstance, you would be required to accrue the deferred dividend into your taxable income on a current basis.

Sale, Exchange or Other Taxable Disposition

Upon a sale, exchange, or other taxable disposition of our Series B preferred stock, except as described below regarding redemptions, and under “— Potential Application of Section 306 of the Code,” you

generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the Series B preferred stock. This capital gain or loss will be long-term capital gain or loss if your holding period for the shares exceeds one year at the time of the disposition. Under U.S. federal income tax law, certain non-corporate U.S. holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

A redemption of our Series B preferred stock for cash will generally be treated as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles unless the redemption (i) is “not essentially equivalent to a dividend” within the meaning of Section 302 of the Code or (ii) completely terminates the holder’s interest in the Company. In determining whether either of these tests has been satisfied, you generally must take into account stock actually owned as well as stock treated as constructively owned under the Code. While the determination whether either of the foregoing tests is satisfied depends on your particular facts and circumstances as of the time of the determination, the IRS has ruled in the past that even a small reduction in the proportionate interest held by a small minority shareholder in a publicly traded corporation will be treated as an exchange if the exercises no control over the corporation. Any cash received upon a redemption in respect of dividends in arrears on our Series B preferred stock should be treated as described above under “— Distributions.” You should consult your tax advisor regarding the proper treatment of a redemption of our Series B preferred stock.

Potential Reporting as Fast-Pay Stock

In the event that the Series B preferred stock issued upon a conversion of convertible preferred stock is issued (i) with dividends and (ii) (x) with a fair market value in excess of the amount for which it may be redeemed by a de minimis amount or more or (y) in between dividend payment dates such that the first dividend payment on the Series B preferred stock represents a disproportionately large yield per period as compared to later dividend payments (the “Fast-Pay Stock Conditions”), then, under a technical reading of applicable Treasury regulations, the Series B preferred stock may be presumed to be “fast-pay stock.” While it is unlikely that the Treasury regulations were intended to characterize instruments like the Series B preferred stock as fast-pay stock and while the treatment of the Series B preferred stock as fast-pay stock would not affect its substantive tax treatment, certain filing requirements would be imposed, as described below.

If, upon issuance or at such other times the applicable rules require such determination to be made, the Series B preferred stock constitutes fast-pay stock, then the issuance of the Series B preferred stock will qualify as a “listed transaction” under applicable Treasury regulations and any beneficial owner of Series B preferred stock that is required to file a U.S. federal income tax return will be required to file a disclosure statement on IRS Form 8886 (or successor form) with its tax return identifying its participation in a “reportable transaction” and to mail a copy of the form to the IRS Office of Tax Shelter Analysis. Failure to comply with these disclosure requirements may result in onerous penalties.

If we determine, at the time of issuance of Series B preferred stock or at such other times the applicable regulations require such determination to be made, that the Series B preferred stock could be treated as described in the fast-pay stock regulations, we intend to file a protective disclosure statement on IRS Form 8886 with respect to the Series B preferred stock. In addition, material advisors to a transaction treated as a “fast-pay arrangement” are also required to file a disclosure statement with the IRS, and therefore advisors or other parties involved in the offering of the Equity Units or the issuance of Series B preferred stock may file similar disclosure statements.

If you receive Series B preferred stock upon a conversion of convertible preferred stock, you should consult your tax advisor as to the U.S. federal income tax consequences of the arrangements described herein, including as to the advisability of filing disclosure statements with the IRS.

Section 1059(f) Extraordinary Dividends

Under Section 1059 of the Code, if a corporate U.S. holder receives an “extraordinary dividend” with respect to stock that it has held for not more than two years before the dividend announcement date of such extraordinary dividend, the corporation’s adjusted basis in that stock will be reduced by the amount of the dividends-received deduction with respect to such extraordinary dividend. Under Section 1059(f) of the Code, all dividends received with respect to “disqualified preferred stock” are treated as “extraordinary dividends” to which the rules of Section 1059 will apply without regard to the period for which the taxpayer held the stock. For purposes of Section 1059(f), “disqualified preferred stock” includes any preferred stock if the issue price of that stock exceeds its liquidation rights or its stated redemption price.

Upon a conversion of the convertible preferred stock, the Series B preferred stock received could be treated as (i) issued with a fair market value in excess of the amount for which it may be redeemed or (ii) in between dividend payment dates such that the first dividend payment on the Series B preferred stock is disproportionately large as compared to later dividend payments. If either of these conditions is met, the Series B preferred stock would potentially constitute disqualified preferred stock for purposes of Section 1059(f), in which case dividends paid on the Series B preferred stock would be treated as extraordinary dividends. Corporate U.S. holders that receive Series B preferred stock upon a conversion of their convertible preferred stock should consult their tax advisors as to the application of Section 1059 to the Series B preferred stock.

Potential Application of Section 306 of the Code

As described above under “— Convertible Preferred Stock — Conversion of Convertible Preferred Stock into Common Stock and Series B Preferred Stock,” a conversion of convertible preferred stock into Series B preferred stock and common stock should be treated as a recapitalization for U.S. federal income tax purposes. Moreover, we expect to treat the Series B preferred stock as nonqualified preferred stock within the meaning of Section 351(g) of the Code. However, if, notwithstanding our intended treatment, the Series B preferred stock is not treated as nonqualified preferred stock, and the effect of the receipt of the Series B preferred stock by you is treated as substantially the same as the receipt of a stock dividend (which generally would be the case if, had you received cash instead of the Series B preferred stock, the cash would have been treated as a dividend to you, see “— Convertible Preferred Stock — Conversion of Convertible Preferred Stock into Cash and Common Stock”), the Series B preferred stock may be treated as “section 306 stock.”

If the Series B preferred stock is treated as section 306 stock, then, upon a sale, exchange, or other taxable disposition of the Series B preferred stock (other than a redemption), the amount realized by you will be treated as ordinary income, except to the extent in excess of the Series B preferred stock’s ratable share of the amount that would have been a dividend at the time of the conversion if, instead of the Series B preferred stock, you had received cash in an amount equal to the fair market value of the Series B preferred stock at that time. The amounts treated as ordinary income will be treated as dividends received from us solely for purposes of being eligible for the preferential rates of U.S. federal income tax that are applicable to dividends paid to non-corporate holders. However, for corporate holders, these amounts will not qualify for the dividends-received deduction under current law. Any excess of the amount realized over the sum of the amount treated as a dividend plus your adjusted basis in the Series B preferred stock will be treated as capital gain to you. If the Series B preferred stock is treated as section 306 stock, no loss will be recognized upon a sale, exchange, or other taxable disposition of the Series B preferred stock. The foregoing consequences do not apply if your disposition of the Series B preferred stock that is treated as section 306 stock results in a complete termination of your interest in us. In addition, if the Series B preferred stock is treated as section 306 stock, upon a redemption (other than a redemption treated as a termination of your interest under Section 302(b)(3) of the Code) the entire amount realized will be treated as a distribution and as described above under “— Distributions.”

You should consult your tax advisor regarding the application of Section 306 of the Code to any Series B preferred stock you receive upon a conversion of convertible preferred stock.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments to you in respect of the Equity Units (including the components thereof), common stock and Series B preferred stock and to the proceeds of the sale or other disposition of these instruments, unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide an accurate taxpayer identification number or establish certain other conditions. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. A “non-U.S. holder” is a beneficial owner of an Equity Unit that is or is treated as an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Treasury Portfolio and Treasury Securities

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” payments of principal or interest (including OID and acquisition discount) on the Treasury portfolio or Treasury securities held by you generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with your conduct of a trade or business within the United States; and

•

you provide to the applicable withholding agent your name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a United States person (as defined in the Code).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax unless such non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W 8BEN or W 8BEN E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an applicable income tax treaty, or (2) IRS Form W 8ECI certifying that such interest is not subject to withholding because it is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, the non-U.S. holder will be exempt from the U.S. federal withholding tax described above (provided the non-U.S. holder provides the appropriate certification, as described above) but generally will be subject to U.S. federal income tax on such interest at the regular graduated U.S. federal income tax rates as if such non-U.S. holder were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. A non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends, Constructive Distributions and Contract Adjustment Payments

Dividends received by you on our convertible preferred stock, common stock or Series B preferred stock, including a conversion or redemption treated as a dividend, as well as constructive dividends resulting from certain adjustments or failures to make adjustments to the conversion rate under the convertible preferred stock or maximum settlement rate under the purchase contracts and amounts treated as ordinary income upon a disposition of Series B preferred stock if such stock is treated as section 306 stock, will generally be subject to withholding of U.S. federal income tax at a 30% rate (or a lower rate specified by an applicable tax treaty) (see “— Tax Consequences to U.S. Holders — Convertible Preferred Stock — Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock,” “— Tax Consequences to U.S. Holders — Series B Preferred Stock Acquired upon Conversion — Sale, Exchange or Other Taxable Disposition,” “— Tax Consequences to U.S. Holders — Convertible Preferred Stock — Constructive Distributions,” “— Tax Consequences to U.S. Holders — Purchase Contracts — Constructive Distributions,” and “— Tax Consequences to U.S. Holders — Series B Preferred Stock Acquired upon Conversion — Potential Application of Section 306 of the Code”). In the case of dividends paid in stock, constructive dividends or a conversion of convertible preferred stock into Series B preferred stock and common stock that is treated as a dividend, you will generally be subject to U.S. federal withholding tax at a rate of 30% on the dividend amount.

As discussed above under “— Tax Consequences to U.S. Holders — Purchase Contracts — Contract Adjustment Payments,” the U.S. federal income tax treatment of contract adjustment payments is unclear. In the case of contract adjustment payments paid in stock, you will generally be subject to U.S. federal withholding tax at a rate of 30% on the amount of contract adjustment payments paid. If we are the applicable withholding agent with respect to a contract adjustment payment, we intend to withhold on these payments at a rate of 30% (or lower applicable treaty rate), and other withholding agents will likely treat contract adjustment payments in the same manner.

However, contract adjustment payments or dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment are not subject to U.S. withholding tax, although you will be required to satisfy the relevant certification requirements to avoid 30% withholding, but instead are subject to U.S. federal income tax, as described under “— Effectively Connected Income” below.

If you are a non-U.S. holder of convertible preferred stock, Series B preferred stock, common stock or a purchase contract who wishes to claim the benefit of an applicable treaty rate for dividends or contract adjustment payments, you will be required to satisfy certain certification and disclosure requirements described in “— Interest on the Treasury Portfolio and Treasury Securities.” If you are eligible for a reduced rate of U.S. withholding tax on payments pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Conversion or Other Taxable Disposition of the Equity Units, Convertible Preferred Stock, Common Stock or Series B Preferred Stock

The following discussion assumes that our common stock is and will continue to be regularly traded on an established securities market. You should consult your tax advisor if at any point our common stock is not so regularly traded.

A non-U.S. holder will generally recognize gain, or dividend treatment, on a taxable disposition of the Equity Units, convertible preferred stock, common stock or Series B preferred stock (including conversion of convertible preferred stock) to the same extent as a U.S. holder, as described under “— Tax Consequences to U.S. Holders — Convertible Preferred Stock — Sale, Exchange, Successful Remarketing or Other Taxable Disposition of the Convertible Preferred Stock,” “— Tax Consequences to U.S. Holders — Convertible Preferred Stock — Conversion of Convertible Preferred Stock into Cash and Common Stock,” “— Tax Consequences to U.S. Holders — Convertible Preferred Stock — Conversion of Convertible Preferred Stock into Common Stock and Series B Preferred Stock,” “Tax Consequences to U.S. Holders — Purchase Contracts — Dispositions, Including Terminations, of a Purchase Contract,” “Tax Consequences to U.S. Holders — Treasury Units — Sale, Exchange or Other Taxable Disposition of Treasury Securities,” “Tax Consequences to U.S. Holders — Treasury Portfolio — Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio,” “Tax Consequences to U.S. Holders — Common Stock — Sale or Other Taxable Disposition,” and “— Tax Consequences to U.S. Holders — Series B Preferred Stock Received upon

Conversion — Sale, Exchange, Other Taxable Disposition.” Any amounts treated as dividends in those discussions will be treated as discussed above under “— Dividends, Constructive Distributions and Contract Adjustment Payments.”

Any amounts received on a disposition of the Equity Units that are attributable to accrued interest, OID or acquisition discount will be treated as described under “— Interest on the Treasury Portfolio and Treasury Securities,” and amounts received on a disposition of a purchase contract that are attributable to an accrued contract adjustment payment may be treated as described under “— Dividends, Constructive Distributions and Contract Adjustment Payments.”

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” any gain realized on the disposition of Equity Units, convertible preferred stock, common stock or Series B preferred stock generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable treaty so provides, is also attributable to a U.S. permanent establishment maintained by you);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

you are, in the case of a purchase contract, our convertible preferred stock, our common stock or our Series B preferred stock, considered to own an interest in a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition and your holding period (subject to the discussion below) (the “Relevant Period”).

Gain described in the first bullet point above generally will be subject to tax at the regular U.S. federal income tax rates and, if you are a corporation, may be subject to a branch profits tax in an amount equal to 30% (or lower treaty rate) of your effectively connected earnings and profits as described below under “— Effectively Connected Income.” An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax rate (or any lower rate that may be specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S.-source capital losses (even though the individual is not considered a resident of the United States).

Under a regime commonly referred to as “FIRPTA,” generally a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We have not determined whether or not we are currently a United States real property holding corporation. Even if we are not currently a United States real property holding corporation, we may become a United States real property holding corporation in the future. Accordingly, if you acquire Equity Units, there can be no assurance that we will not be a United States real property holding corporation during your ownership of the Equity Units or shares of our convertible preferred stock, common stock or Series B preferred stock. If we are a United States real property holding corporation at any point during the Relevant Period, and the 5% Requirement (as defined below) is met, you will generally be subject to tax on the net gain from the sale or other disposition of our convertible preferred stock, common stock, Series B preferred stock or, possibly, a purchase contract at the regular U.S. federal income tax rates applicable to U.S. persons and could, under certain circumstances, be subject to withholding at a 15% rate on the amount realized (as discussed below). There is some uncertainty as to whether the purchase contracts would be subject to tax under these rules.

The “5% Requirement” will be considered to have been met if:

•

In the case of a disposition of our convertible preferred stock, (1) the convertible preferred stock is regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and you have owned or are deemed to have owned, at any time during the

Relevant Period, more than 5% of the convertible preferred stock, or (2) the convertible preferred stock is not treated as regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and your convertible preferred stock had a fair market value of greater than 5% of the fair market value of our common stock on the last date on which any of your convertible preferred stock was acquired by you.

•	In the case of a disposition of our common stock, you have owned or are deemed to have owned, at any time during the Relevant Period, more than 5% of our common stock.

•

In the case of a disposition of our Series B preferred stock, (1) the Series B preferred stock is regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and you own or are deemed to have owned, at any time during the Relevant Period, more than 5% of the Series B preferred stock, or (2) the Series B preferred stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and your Series B preferred stock had a fair market value of greater than 5% of the fair market value of our regularly traded stock with the lowest fair market value on the last date on which any of your Series B stock was acquired.

•

In the case of a disposition of a purchase contract (assuming that the purchase contract is, in fact, subject to tax under these rules), (1) the purchase contracts are regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and you own or are deemed to have owned, at any time during the Relevant Period, more than 5% of the purchase contracts, or (2) the purchase contracts are not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and your purchase contracts had a fair market value of greater than 5% of the fair market value of our common stock on the last date on which any of your purchase contracts were acquired.

For purposes of these rules, certain attribution rules, aggregation rules and anti-abuse rules may apply to your ownership of interests in us.

Assuming we are a United States real property holding corporation during the Relevant Period, withholding at a rate of 15% will generally apply to the gross proceeds of a disposition (including a redemption) of our convertible preferred stock, common stock, Series B preferred stock and possibly a purchase contract if the 5% Requirement applies. Withholding may also apply to the conversion of the convertible preferred stock if certain conditions are met, as described below. However, withholding generally does not apply to regularly traded interests, except in the case of a redemption. Even if an exception to FIRPTA tax applies, you may nonetheless be subject to withholding unless you can demonstrate your eligibility for the relevant exemption to the satisfaction of the applicable withholding agent.

Special rules under FIRPTA may apply upon a conversion of convertible preferred stock. Under these rules, if your convertible preferred stock meets the 5% Requirement described above, you will be subject to withholding at a 15% rate on your amount realized and to FIRPTA tax on the entire amount of gain realized (even if not otherwise recognized under the rules applicable to recapitalizations, as described under “Tax Consequences to U.S. Holders — Convertible Preferred Stock — Conversion of Convertible Preferred Stock into Cash and Common Stock” and “Tax Consequences to U.S. Holders — Convertible Preferred Stock — Conversion of Convertible Preferred Stock into Common Stock and Series B Preferred Stock”) on the disposition of your convertible preferred stock unless (i) gain on the disposition of the common stock received by you upon the conversion would also be subject to FIRPTA tax and (ii) you satisfy certain certification requirements, in which case the amount of gain that would be subject to FIRPTA tax and 15% withholding would be lower.

Similarly, although as discussed under “Tax Consequences to U.S. Holders — Convertible Preferred Stock — Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock,” in the event of a failed remarketing we intend to treat the delivery of convertible preferred stock by a

non-U.S. holder of Corporate Units in satisfaction of the purchase contract as a recapitalization for U.S. federal income tax purposes pursuant to which you would not generally recognize gain or loss except to the extent of cash in lieu of a fractional share, if gain on the disposition of convertible preferred stock held by you would then be subject to FIRPTA tax, you may nonetheless be subject to FIRPTA tax upon your delivery of convertible preferred stock in satisfaction of a purchase contract and be subject to withholding at a 15% rate on your amount realized, unless (i) gain on the disposition of the common stock received by you would also be subject to FIRPTA tax and (ii) you satisfy certain certification requirements. You should consult your tax advisor regarding the potential consequences to you of a failed remarketing.

The rules applicable to interests in United States real property holding corporations are extremely complex, and their application to the Equity Units, convertible preferred stock, Series B preferred stock and purchase contracts is unclear in significant respects. You should consult your tax advisor regarding the application of FIRPTA in your particular circumstances.

Effectively Connected Income

If you are engaged in a trade or business in the United States and income on the Equity Units (or components thereof), our common stock or our Series B preferred stock is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent established or fixed base maintained by you), although exempt from 30% U.S. withholding tax, you will be subject to U.S. federal income tax on that income in the same manner as if you were a U.S. holder (as described above under “— Tax Consequences to U.S. Holders”). Certain certification and disclosure requirements must be satisfied in order for effectively connected income to be exempt from withholding. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. If you are engaged in a trade or business in the United States, you should read the discussion above under “— Tax Consequences to U.S. Holders — Series B Preferred Stock Acquired upon Conversion — Potential Treatment as Fast-Pay Stock” concerning the potential treatment of Series B preferred stock received by you upon a conversion of convertible preferred stock as fast-pay stock and the associated reporting requirements that might be imposed upon you.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with interest (including OID and acquisition discount) on Treasury securities, distributions (including constructive distributions) and contract adjustment payments (assuming they are properly treated as income). Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the Equity Units (or components thereof), our common stock and Series B preferred stock. You may be subject to backup withholding on payments on the Equity Units (or components thereof), our common stock or Series B preferred stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

FATCA

Provisions contained in the Code commonly referred to as ‘‘FATCA’’ impose a U.S. federal withholding tax of 30% certain payments (including payments of interest in respect of the Treasury portfolio or Treasury securities, dividends (including deemed dividends) paid with respect to shares of our convertible preferred stock, common stock or Series B preferred stock, contract adjustment payments (assuming treated as income) paid with respect to the purchase contract, and gross proceeds from the sale or disposition of the Treasury portfolio, Treasury securities, convertible preferred stock, common stock and Series B preferred stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. Under proposed Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the Treasury portfolio, Treasury securities, convertible preferred stock, common stock and Series B preferred stock. The preamble to these proposed Treasury regulations indicates that taxpayers may rely on them pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify the general FATCA requirements. If any withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the Equity Units.

The foregoing discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax or legal advice. You should consult your tax advisor as to the particular tax consequences of owning and disposing of the Equity Units (or components thereof), our common stock and Series B preferred stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), individual retirement account, Keogh plan or other retirement plan, account or arrangement (each of which we refer to as a “plan”) to acquire or hold the Equity Units should consider whether an investment in such shares would be consistent with the documents and instruments governing the plan and with such person’s fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the investment would involve a prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code, or under any other applicable federal, state, local or non-U.S. or other laws, rules or regulations that are similar to the provisions of ERISA or Section 4975 of the Code, or “Similar Laws.”

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the “Plan assets” (pursuant to Section 3(42) of ERISA and the regulations promulgated under ERISA by the U.S. Department of Labor), or collectively, “ERISA Plans,” from engaging in certain transactions involving “Plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plan. Such parties in interest or disqualified persons could include, without limitation, FBRC, the underwriters, the trustee, the agents or any of their respective affiliates. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

The acquisition or holding of Equity Units by or on behalf of an ERISA Plan with respect to which we or certain of our affiliates are or become a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the Equity Units are acquired or held pursuant to and in accordance with an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Equity Units. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Equity Units and related lending transactions, provided that neither the issuer of the Equity Units nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided, further, that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Equity Units.

Accordingly, the Equity Units may not be purchased or held by any Plan, any entity whose underlying assets include “Plan assets” by reason of any ERISA Plan’s investment in the entity or any person investing “Plan assets” of any ERISA Plan, unless such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the Equity Units will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Each purchaser or holder of the Equity Units or any interest therein, and each person making the decision to purchase or hold such shares on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in such shares to the date on which the purchaser disposes of its interest in such shares, such purchaser and holder, by its purchase or holding of such shares or any interest therein, (i) is not an ERISA Plan, governmental plan, church plan or non-U.S. plan and its purchase and holding of such shares is not made on behalf of or with “Plan assets” of any ERISA Plan or the assets of any governmental plan, church plan or non-U.S. plan, or (ii) if it is an ERISA Plan, governmental plan, church plan or non-U.S. plan or its purchase and holding of the Equity Units is made on behalf of or with “Plan assets” of an ERISA Plan or the assets of a governmental plan, church plan or non-U.S. plan then (A) its purchase and holding of such shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law, and (B) neither us nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or within the meaning of Similar Law) in connection with the purchase or holding of the Equity Units and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the shares.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Equity Units behalf of or with “Plan assets” of any ERISA Plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or other applicable exemption or basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the Equity Units has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of such shares does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Equity Units to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets the relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular plan. The foregoing description is based on the law in effect as of the date of this prospectus supplement, and we undertake no obligation to update the foregoing for changes under ERISA, Section 4975 of the Code, Similar Laws or any other current or future legal requirements, after such date.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement between us and Wells Fargo Securities, LLC, as representative of the underwriters named below, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the number of Equity Units set forth opposite such underwriter’s name below.

Underwriters	Equity Units
Wells Fargo Securities, LLC	450,000
BofA Securities, Inc.	350,000
Credit Suisse Securities (USA) LLC	350,000
Goldman Sachs & Co. LLC	180,000
J.P. Morgan Securities LLC	180,000
Credit Agricole Securities (USA) Inc.	109,047
HSBC Securities (USA) Inc.	109,047
Mediobanca – Banca di Credito Finanziario S.p.A.	86,510
BNP Paribas Securities Corp.	72,698
Regions Securities LLC	72,698
Citizens Capital Markets, Inc.	20,000
PNC Capital Markets LLC	20,000

Total	2,000,000

The underwriters are committed to take and pay for all of the Equity Units being offered, if any are taken.

Equity Units sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Equity Units sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to $1.80 per Equity Unit. If all the Equity Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Equity Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters will have the right, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 200,000 Equity Units in order to cover over-allotments, if any. If any Equity Units are purchased pursuant to this option, the underwriters will severally purchase Equity Units in approximately the same proportion as set forth above.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about May 25, 2021, which is five business days following the trade date of the Corporate Units (such settlement cycle being herein referred to as “T+5”). You should note that the trading of the Corporate Units on the trade date or the next two succeeding business days may be affected by the T+5 settlement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Corporate Units on the trade date or the next two succeeding business days will be required, by virtue of the fact that the Corporate Units initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Corporate Units who wish to trade their Corporate Units on the trade date or the next two succeeding business days should consult their own adviser.

The Equity Units are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Equity Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Equity Units.

We, our directors and certain of our executive officers have agreed that, for a period of 30 calendar days from the date of this prospectus supplement, they will not, directly or indirectly, without the prior written consent of Wells Fargo Securities, LLC (i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, (ii) file or cause the filing of any registration statement under the Securities Act with respect to any of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any of our common stock or other capital stock (other than any registration statement filed pursuant to Rule 462(b) of the Securities Act to be sold to the underwriters pursuant to this offering) or (iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any of our common stock or other capital stock. The foregoing sentence will not apply to (i) issuances of the Corporate Units to the underwriters pursuant to this offering; (ii) issuances of shares, and options to purchase shares, of our common stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the prospectus dated May 17, 2021; (iii) issuances of shares of our common stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (ii) above, as those plans are in effect on the date of the underwriting agreement, or upon the exercise of warrants outstanding on the date of the underwriting agreement, as those warrants are in effect on the date of the underwriting agreement; (iv) issuances of shares of our common stock upon settlement of the purchase contracts; (v) issuances of shares of our common stock and/or Series B preferred stock upon conversion of the convertible preferred stock; (vi) if a natural person, bona fide gifts or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property upon death, in each case to any immediate family member or to a trust the beneficiaries of which are exclusively the transferor or an immediate family member, or as a bona fide gift or gifts to a charity or educational institute, provided that, if the transferor is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of our common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock, preferred stock or other capital stock during the 30-day lock-up period, such transferor shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-call “living trust” or other revocable trust established for the disposition of property upon death; and (vii) if a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided that, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership in shares of our common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock, preferred stock or other capital stock shall be required to be made during the 30-day lock-up period, and provided further that, in the case of any transfer described in clause (vi) or (vii) above, (a) the transferee executes and delivers to the representatives of the underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the same form as that of the lock-up party and (b) no voluntarily filing with the SEC or other public report, filing or announcement shall be made in respect of such transfer during this 30-day lock-up period.

Notwithstanding the foregoing, the restrictions set forth in the preceding paragraph will not apply to any of our directors or officers entering into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the 30-day lock-up period, provided that, no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any of our common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock, preferred stock or other capital stock may be effected pursuant to such plan during the 30-day lock-up period.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

	Paid by UGI Corporation
	No Exercise	Full Exercise
Per Equity Unit	$3.00	$3.00
Total	$194,000,000	$213,400,000

In connection with this offering, the underwriters may purchase and sell the Equity Units and shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales in excess of the number of Equity Units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales made in an amount up to the number of Equity Units represented by the underwriters’ option to purchase additional Equity Units. In determining the source of Equity Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the option to purchase additional Equity Units. Transactions to close out the covered syndicate short involve either purchases of Equity Units in the open market after the distribution has been completed or the exercise of the option to purchase additional Equity Units. The underwriters may also make “naked” short sales of Equity Units in excess of the option to purchase additional Equity Units. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that will adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Equity Units and shares of our common stock in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase Equity Units originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Equity Units. They may also cause the price of the Equity Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the purchase contracts and the remarketing of the convertible preferred stock.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $2.1 million and will be payable by us.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the underwriters may be required to make in respect of such liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under our credit facilities and agreements.

Additionally, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Equity Units offered hereby. Any such short positions could adversely affect future trading prices of the Equity Units offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent certain of the Initial Purchasers (including, but not limited to, Mediobanca-Banca di Credito Finanziario S.p.A.), are not U.S. registered broker-dealers under Section 15 of the U.S. Exchange Act and intend to effect any sales of the Notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority and in compliance with all applicable federal or state securities laws of the United States.

Selling Restrictions

European Economic Area

The Equity Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Equity Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Equity Units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Equity Units. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Equity Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Equity Units or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Equity Units in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Equity Units. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The Equity Units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Equity Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has advised that it has not offered or sold any Equity Units or caused the Equity Units to be made the subject of an invitation for subscription or purchase and will not offer or sell any Equity Units or cause the Equity Units to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Equity Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the Equity Units pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Equity Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The Equity Units may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Equity Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Equity Units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Equity Units without disclosure to investors under Chapter 6D of the Corporations Act.

The Equity Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any shares of common stock issued in connection with the purchase contracts, convertible preferred stock or Series B preferred stock must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares of common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Equity Units or shares of common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Equity Units to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Equity Units offered should conduct their own due diligence on the Equity Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Switzerland

The Equity Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Equity Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Equity Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Equity Units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the Equity Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Equity Units.

LEGAL MATTERS

The validity of the securities offered hereby as well as certain legal matters relating to the offering will be passed upon for us by Jessica Milner, Deputy General Counsel of UGI Corporation, King of Prussia, Pennsylvania. Certain legal matters in connection with the offering of the Equity Units will be passed upon for us by Latham & Watkins LLP. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of UGI Corporation appearing in UGI Corporation’s Annual Report (Form 10-K) for the fiscal year ended September 30, 2020, including the schedules appearing therein, and the effectiveness of UGI Corporation’s internal control over financial reporting as of September 30, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

UGI CORPORATION

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “UGI.” On May 14, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $45.94 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “UGI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean UGI Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.ugicorp.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 20, 2020.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 18, 2020.

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020 and March 31, 2021, filed with the SEC on February 4, 2021 and May 6, 2021, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on November 24, 2020, February 3, 2021, April 12, 2021, April 23, 2021 and May 7, 2021.

•

The description of our common stock contained in our registration statement on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and Amendment No. 2 to Form 8-B dated April 17, 1996, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

UGI Corporation

460 North Gulph Road, King of Prussia, PA 19406

(610) 337-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

UGI is a holding company that, through subsidiaries and affiliates, distributes, stores, transports and markets energy products and related services. In the United States, we own and operate (1) a retail propane marketing and distribution business, (2) natural gas and electric distribution utilities, and (3) energy marketing, midstream infrastructure, storage, natural gas gathering and processing, natural gas production, electricity generation and energy services businesses. In Europe, we market and distribute liquefied petroleum gas (“LPG”) and other energy products and services. Our subsidiaries and affiliates operate principally in the following four business segments:

•	AmeriGas Propane

•	UGI International

•	Midstream & Marketing

•	UGI Utilities

The AmeriGas Propane segment consists of the propane distribution business of AmeriGas Partners, L.P., a Delaware limited partnership and an indirect wholly owned subsidiary of UGI (the “Partnership”). In addition to distributing propane, the Partnership also sells, installs, and services propane appliances, including heating systems. The Partnership conducts its propane distribution business through its principal operating subsidiary, AmeriGas Propane, L.P., and is the nation’s largest retail propane distributor. The general partner of AmeriGas Partners is our wholly owned subsidiary, AmeriGas Propane, Inc. Following completion of the merger of AmeriGas Propane Holdings, LLC with and into the Partnership on August 21, 2019, the Partnership is an indirect, wholly owned subsidiary of UGI.

The UGI International segment consists of LPG distribution businesses conducted by our subsidiaries and affiliates in France, Poland, Austria, Hungary, the Czech Republic, Slovakia, Switzerland, Romania, Belgium, the Netherlands, Luxembourg, the United Kingdom, Italy, Finland, Denmark, Norway and Sweden. In addition, UGI International conducts an energy marketing business in France, Belgium, the Netherlands and the United Kingdom. Based on Fiscal 2020 volumes, UGI International believes that it is the largest distributor of LPG in France, Austria, Belgium, Denmark, Luxembourg and Norway and one of the largest distributors of LPG in Poland, Hungary, the Czech Republic, Slovakia, the Netherlands and Sweden.

The Midstream & Marketing segment consists of energy-related businesses conducted by our indirect, wholly owned subsidiary, UGI Energy Services, LLC (“Energy Services”). These businesses (i) conduct energy marketing, including renewable natural gas, in the Mid-Atlantic region of the United States and California, (ii) own and operate natural gas liquefaction, storage and vaporization facilities and propane-air mixing assets, (iii) manage natural gas pipeline and storage contracts, (iv) develop, own and operate pipelines, gathering infrastructure and gas storage facilities in the Marcellus and Utica Shale regions of Pennsylvania, eastern Ohio, and the panhandle of West Virginia, and (v) own electricity generation facilities. Energy Services and its subsidiaries’ storage, liquefied natural gas and portions of its midstream transmission operations are subject to regulation by the Federal Energy Regulatory Commission (“FERC”).

The UGI Utilities segment consists of the regulated natural gas and electric distribution businesses of our wholly owned subsidiary, UGI Utilities, Inc. (“UGI Utilities”). UGI Utilities’ regulated natural gas distribution business (“Gas Utility”) serves approximately 670,000 customers in eastern and central Pennsylvania and more than 500 customers in portions of one Maryland county. UGI Utilities’ regulated electric distribution utility (“Electric Utility”) serves more than 62,500 customers in portions of Luzerne and Wyoming counties in northeastern Pennsylvania. Gas Utility is subject to regulation by the Pennsylvania Public Utility Commission (“PAPUC”) and FERC and, with respect to its customers in Maryland, the Maryland Public Service Commission. Electric Utility is subject to regulation by the PAPUC and FERC.

We filed our original articles of incorporation with the Secretary of the Commonwealth of Pennsylvania on December 20, 1991.

Our principal executive offices are located at 460 North Gulph Road, King of Prussia, PA 19406, and our telephone number is (610) 337-1000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based on the Company’s second amended and restated articles of incorporation (the “Articles”), the Company’s bylaws (the “Bylaws”) and relevant provisions of the law of the Commonwealth of Pennsylvania. This summary is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, the Articles, Bylaws and the laws of the Commonwealth of Pennsylvania. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, without par value (“common stock”);

•	1,000 shares of restructuring stock, without par value (“restructuring stock”);

•	5,000,000 shares of series preference stock, without par value (“preference stock”); and

•	5,000,000 shares of series preferred stock, without par value (“preferred stock,” and the restructuring stock, the preference stock and the preferred stock, collectively, the “senior stock”).

There are no shares of restructuring stock, preference stock or preferred stock issued and outstanding. The outstanding shares of the Company’s common stock are fully paid and nonassessable.

Common Stock

Voting Rights

Pursuant to Pennsylvania law and the Articles, each holder of a share of common stock is entitled to one vote for each share of common stock held of record on all matters on which shareholders are entitled to vote. No holder of common stock is entitled to cumulative voting with regard to the election of the directors.

Dividend Rights

The holders of the Company’s common stock are entitled to receive dividends as and when declared by the UGI board of directors (the “board”) out of legally available funds, subject to any preferential dividend rights of holders of outstanding shares of senior stock. Pennsylvania law generally prohibits the payment of dividends and the repurchase of capital stock if the Company is insolvent or if the Company would become insolvent after the dividend or repurchase.

Liquidation and Other Rights

In the event of the liquidation, dissolution or winding up, either voluntarily or involuntarily, of the Company, subject to the rights and preferences of the holders of any outstanding shares of senior stock, holders of common stock will be entitled to share pro rata in all of the Company’s remaining assets available for distribution.

Miscellaneous

The holders of the Company’s common stock do not have preemptive rights or conversion rights, and there are no redemption or sinking fund provisions applicable to the Company’s common stock. Holders of fully paid shares of the Company’s common stock are not subject to any liability for further calls or assessments.

Ability to Issue Preference Stock and Preferred Stock

The board may in its discretion, without shareholder approval, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of preference stock or preferred stock.

The following description of the authorized preference stock and preferred stock is provided to explain the impact any such issuance may have on the rights of the common stock. The description is not a complete description of the preference stock and preferred stock, and is qualified in its entirety by reference to the Articles and Bylaws.

Except as otherwise provided in a board resolution, all preference stock of all series will be identical to each other. With respect to the preference stock of all series which rank equally as to payment of dividends and distributions on liquidation, if such amounts are not paid in full, all preference stock of such series will participate ratably in the payment of dividends and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable to holders of such series of preference stock were discharged in full.

Pursuant to the Articles, 1,000,000 shares of preference stock have been designated as “First Series Preference Stock.”

Preference Stock

The Articles provide that that following general terms of the preference stock apply to the First Series Preference Stock and, if included in a resolution of the board or any committee thereof establishing any other series of preference stock, to any other preference stock issued by UGI.

Dividends

Dividends on the preference stock will be cumulative and only after dividends on all outstanding preference stock for all past quarterly periods has been paid and full dividends for the current dividend period declared and a sum sufficient for the payment set apart (and any sinking fund obligations are not in arrears) may any dividends be paid to the holders of the common stock and other shares ranking junior to the preference stock with respect to the payment of dividends.

Liquidation

On any liquidation, before any payment or distribution is made to the holders of any common stock or shares of any other class which, with respect to distributions on liquidation, rank junior to the preference stock, the holders of the preference stock, subject to any preference of the preferred stock, will be entitled to be paid the stated amount fixed by the board in respect of each outstanding series of preference stock plus in each case an amount equal to all accumulated and unpaid dividends to the date of the liquidation payment, whether or not such dividends have been earned or declared. After the liquidation payment has been made in full to the holders of preference stock, they will be entitled to no further payment or distribution.

Voting Rights

Holders of the preference stock generally have no voting rights. However, in the event that dividends on any of the preference stock are in arrears for an amount equal to six full quarterly dividends, the holders of the preference stock for which dividends are in arrears, subject to the terms of the preferred stock, will be entitled to vote non-cumulatively at all elections of directors of UGI, and to receive notice of all shareholders meetings to be held for such purpose. At such meetings the holders of such preference stock, voting separately as a class, will be entitled to elect two members of the board; and all other directors of UGI will be elected by the other shareholders of UGI entitled to vote in the election of directors. The voting rights of the holders of such preference stock will continue until all accumulated and unpaid dividends have been paid.

Without the consent of the holders of at least a majority of the preference stock at the time outstanding, the Company will not merge into or consolidate with any other corporation or corporations, become a party to a share exchange or division, or sell, lease or otherwise dispose of all or substantially all of its assets, unless such merger, consolidation, share exchange, division, sale, lease or other disposition has been ordered, permitted or approved by the SEC under the provisions of the Public Utility Holding Company Act of 1935 as now in effect or as hereafter amended or by any successor commission.

First Series Preference Stock

Ranking

The First Series Preference Stock will rank junior to all other series of senior stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provides otherwise.

Dividends

The quarterly dividend rate on the shares of First Series Preference Stock will be the greater of (x) $50.00 or (y) subject to the provision for adjustment for events such as stock splits, stock dividends and recapitalizations with respect to the common stock set forth in the Articles, 200 times the aggregate per share amount of all cash and non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise).

Voting Rights

Subject to the provision for adjustment for events such as stock splits, stock dividends and recapitalizations with respect to the common stock set forth in the Articles, each share of First Series Preference Stock will entitle the holder to 200 votes on all matters submitted to a vote of the shareholders of the Company.

Except as otherwise provided in in the Articles or by law, the holders of shares of First Series Preference Stock and the holders of shares of common stock will vote together as one class on all matters submitted to a vote of shareholders of UGI.

Liquidation

In the event of any voluntary liquidation, dissolution or winding up of UGI and subject to the distributions to be made with respect to preferred or preference stock senior to the First Series Preference Stock, no distribution will be made to the holders of shares of stock ranking junior (either as to dividends or liquidation) to the First Series Preference Stock unless, prior thereto, the holders of shares of First Series Preference Stock have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions, whether or not declared, to the date of such payment. Following the payment of the full amount of this liquidation preference, no additional distributions will be made to the holders of shares of First Series Preference Stock unless, prior thereto, the holders of common stock have received certain payments as described in the Articles.

Consolidation; Merger

If UGI enters into any consolidation, merger, combination, share exchange, division or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of First Series Preference Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment for events such as stock splits, stock dividends and recapitalizations with respect to the common stock set forth in the Articles) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

Other Preferred Stock and Preference Stock

The board is authorized, at any time or from time to time, to divide any or all of such other shares of preference stock or any shares of preferred stock into one or more other series or classes, to fix and determine the number of shares and the designation of such series or class, and to fix and determine the voting rights, designations, preferences, limitations and special rights of any such class or series, to the fullest extent permitted by the laws of the Commonwealth of Pennsylvania.

The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preference stock or preferred stock so issued.

Restructuring Stock

Shares of restructuring stock may be issued or transferred only to a corporation of which substantially all of the common or residual securities are owned, directly or indirectly, by UGI. The description below is not complete and is qualified in its entirety by reference to the Articles.

Voting Rights

At all meetings of the shareholders of UGI, the holders of restructuring stock will be entitled to one vote for each share of restructuring stock held by them. Except as otherwise provided in the Articles or by law, holders of restructuring stock and common stock, and any other series of the senior stock having voting rights as a single class with the common stock, will vote together as a single class.

Dividends

Whenever full dividends or other distributions on all series of preferred stock and preference stock at the time outstanding having preferential dividend or other distribution rights have been paid or declared and set apart for payment, then dividends or other distributions, as may be determined by the board of directors may be declared and paid on the restructuring stock, out of legally available funds.

Liquidation

In the event of any liquidation, dissolution or winding up of UGI, after paying or providing for the payment to the holders of shares of all series of preferred stock and preference stock of the full distributive amounts to which they are entitled, the holders of restructuring stock will be entitled to receive, as a liquidating distribution and in lieu of any other share in the net assets of UGI, all equity securities owned by the Company other than any “voting security” of any “public utility company” or “holding company,” as those terms are then defined in the Public Utility Holding Company Act of 1935 or any successor statute.

Exchange Rights

Upon written notice to the Company, accompanied by a certificate or certificates representing all of the then outstanding shares of restructuring stock, holders of restructuring stock will be entitled to exchange such shares for all equity securities then owned by the Company other than any “voting security” of any “public utility company” or “holding company,” as those terms are then defined in the Public Utility Holding Company Act of 1935 or any successor statute.

Anti-Takeover Effect of the Company’s Governing Documents and Pennsylvania Business Corporation Law

The Articles and the Bylaws contain a number of provisions relating to corporate governance and to the rights of the Company shareholders. Certain of these provisions may have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of the Company. In addition, certain provisions of Pennsylvania law may have a similar effect.

Anti-Takeover Law Provisions under the Pennsylvania Business Corporation Law

The Company is subject to provisions of Chapter 25 of the Pennsylvania Business Corporation Law (the “PBCL”), which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against the Company. These include:

•

certain transactions with interested shareholders (such as mergers or sales of assets between UGI and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders generally require approval by a majority of the disinterested shareholders (Section 2538),

•

shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” as determined in an appraisal proceeding for a reasonable period after the 20% stake is acquired (Subchapter E - Sections 2541-2547),

•	a five-year moratorium exists on certain business combinations with a 20% or more shareholder (Subchapter F - Sections 2551-2556),

•

existing shareholders of a corporation in certain circumstances are able to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition (Subchapter G - Sections 2561-2568), and

•	enable UGI to recover certain payments made to shareholders who have evidenced an intent to acquire control of UGI (Subchapter H, Sections 2571-2576).

Existence of the above provisions could result in UGI being less attractive to a potential acquirer, or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

Shareholder Action by Written Consent

The Bylaws provide that except when acting by unanimous consent to remove a director or directors, the shareholders of UGI may act only at a duly organized meeting.

Advance Notice Requirements

The Bylaws allow shareholders to propose business to be brought before an annual meeting by giving prior written notice in proper form to the secretary of the company.

A nomination proposed to be at an annual meeting will be timely submitted, which generally means being submitted in writing to the secretary of UGI no later than the close of business on the 45th calendar day prior to the one-year anniversary of the date that the definitive proxy statement was filed with the SEC for the immediately preceding year’s annual meeting of shareholders or special meeting held in lieu thereof.

Nomination may be made at a meeting of shareholders called for the purpose of election of directors only upon written notice of the shareholder’s intent to make such nominations at the meeting delivered to the secretary of UGI (i) not later than the close of business on the 45th calendar day prior to the one-year anniversary of the date that the definitive proxy statement was filed with the SEC for the immediately preceding year’s annual meeting of shareholders or special meeting held in lieu thereof; or (ii) in the case of a special meeting called by shareholders, not later than the later of (y) 90 calendar days prior to the date of such meeting and (z) 10 calendar days following the date such date is first publicly disclosed.

Special Meetings of Shareholders

The Bylaws provide that special meetings of the shareholders may only be called (i) at any time and for any purpose or purposes by the chief executive officer or the board pursuant to a resolution adopted by the board, or

(ii) by the secretary of UGI upon the written request of the record shareholders of the corporation who hold, in the aggregate, not less than 20% of the outstanding shares of the corporation that would be entitled to vote at the meeting.

Exercise of Director Powers Generally

Under Pennsylvania law, a corporation’s directors must act in good faith in a manner which they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would exercise under the circumstances.

In considering the best interests of the corporation, Section 1715 of the PBCL provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors. Under Pennsylvania law, the fiduciary duty of directors does not require them to take action (including under any of the anti-takeover laws) solely because of the effect that such action might have on a potential or proposed acquisition of control of the corporation, or on the consideration that might be offered or paid to shareholders in such an acquisition.

Exclusive Forum

Unless UGI consents in writing to the selection of an alternative forum, the sole and exclusive judicial forum for the following actions and proceedings will be any state court located in Montgomery County, Pennsylvania, unless no state court located within such county has jurisdiction over a particular action or proceeding, in which case the sole and exclusive judicial forum for such action or proceeding will be the federal United States District Court for the Eastern District of Pennsylvania:

•	any derivative action or proceeding brought on behalf of UGI;

•	any action or proceeding asserting a claim of breach of duty owed by any director, officer or other employee of UGI to UGI or UGI shareholders;

•

any action or proceeding asserting a claim against UGI, or any director, officer or other employee of UGI arising pursuant to, or involving any interpretation or enforcement of, any provision of the PBCL, UGI Articles of Incorporation or the Bylaws; or

•

any action or proceeding asserting a claim peculiar to the relationships between or among UGI and its officers, directors and shareholders, or otherwise governed by or involving the internal affairs doctrine.

Authorized but Unissued Shares

Subject to applicable law and stock exchange rules, the Company’s authorized but unissued shares of common stock, preference stock, and preferred stock are available for future issuance without your approval. The existence of authorized but unissued shares of common stock, preference stock, and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Computershare Inc.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “UGI,” “we,” “our” or “us” refer to UGI Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the board and set forth or determined in the manner provided in a resolution of the board, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than UGI) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or UGI and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of UGI;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Jessica Milner, Deputy General Counsel of UGI Corporation, King of Prussia, Pennsylvania, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of UGI Corporation. Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of UGI Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of UGI Corporation appearing in UGI Corporation’s Annual Report (Form 10-K) for the year ended September 30, 2020, including the schedules appearing therein, and the effectiveness of UGI Corporation’s internal control over financial reporting as of September 30, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

UGI Corporation

2,000,000 Equity Units

(Initially Consisting of 2,000,000 Corporate Units)

PROSPECTUS SUPPLEMENT

May 17, 2021

Active Bookrunners

Wells Fargo Securities

BofA Securities

Credit Suisse

Goldman Sachs & Co. LLC

J.P. Morgan

Co-Managers

Credit Agricole CIB

HSBC

Mediobanca

BNP PARIBAS

Regions Securities LLC

Citizens Capital Markets

PNC Capital Markets LLC